Exhibit 10.4
EXECUTION VERSION
Amended and Restated
Operating Agreement
of
HSRE-Campus Crest I, LLC
(a Delaware limited liability company)
DATED: AS OF OCTOBER 19, 2010

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(continued)

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(continued)

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(continued)
EXHIBITS:
A. DEFINITIONS
B. UNITED STATES INCOME TAX MATTERS
C. LIST OF REVIEW ITEMS
D. INITIAL CAPITAL CONTRIBUTIONS
E. FUNDING CONDITIONS
F. FORM OF DEVELOPMENT AGREEMENT
G. FORM OF PROPERTY MANAGEMENT AGREEMENT
H. NON-COMPETITION AND RIGHT OF FIRST OPPORTUNITY AGREEMENT
I. FORM OF FINANCIAL STATEMENTS
J. FORM OF CONSTRUCTION STATUS REPORTS
K. FORM OF ACQUISITION BUDGET AND DEVELOPMENT BUDGET
L. FORM OF COMPLETION AND COST OVERRUN GUARANTY
M. FORM OF ADDITIONAL PROJECT SCHEDULE
N. FORM OF SERVICES AGREEMENT
O. FORM CONSTRUCTION AGREEMENT
SCHEDULES:
1. Schedule of Pool One Projects
2. Schedule of HSRE Capital Contributions & Distributions to HSRE

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AMENDED AND RESTATED
OPERATING AGREEMENT
OF
HSRE-CAMPUS CREST I, LLC
     This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of HSRE-CAMPUS CREST I, LLC, a Delaware limited liability company (the “Company”) is made as of the 19th day of October, 2010, by and between, HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company (“HSRE”), and CAMPUS CREST VENTURES III, LLC, a Delaware limited liability company (“CAMPUS CREST”).
R E C I T A L S:
     WHEREAS, prior to the execution of this Agreement, the internal affairs of the Company were governed by that certain Operating Agreement of the Company, dated as of November 7, 2008, by and between the Members, as amended by (i) that certain First Amendment to the Operating Agreement of the Company, dated as of November 12, 2009, (ii) that certain Second Amendment to the Operating Agreement of the Company, dated as of March 26, 2010, (iii) that certain Third Amendment to the Operating Agreement of the Company, dated as of September 12, 2010; and (iv) that certain Fourth Amendment to the Operating Agreement of the Company, dated as of October 6, 2010 (as amended, the “Original Agreement”);
     WHEREAS, prior to the execution of this Agreement, the Members entered into that certain Purchase and Sale Agreement, dated as of March 26, 2010, by and among the Members and the other parties thereto, pursuant to which HSRE agreed to sell, and Campus Crest agreed to purchase, a 48.8% interest in the Company, such that HSRE shall own a 50.1% interest in the Company and Campus Crest shall own a 49.9% interest in the Company; and
     WHEREAS, in connection with the foregoing, the Members desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety, all pursuant to the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:
ARTICLE 1
ORGANIZATION
     1.1 Definitions and Construction. Terms used in this Agreement with initial capital letters have the meanings specified in the Recitals to this Agreement, and in Exhibit A attached hereto. Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (d) the term “or” has the inclusive meaning represented by the phrase “and/or”, (e) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (f) the terms “day” and “days” mean and refer to calendar day(s) and (g) the terms “year” and “years” mean and refer to calendar year(s). Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, (ii) a particular Law (as hereinafter defined) means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time, and (iii) a specific Section of a Law shall be deemed to refer also to the corresponding provision(s) of succeeding Law. All Section and Exhibit references herein are to Sections and Exhibits of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the parties hereto, but rather according to its fair meaning as a whole, as if all parties hereto had prepared it.
     1.2 Formation. The Company was formed on October 16, 2008, by filing the Certificate with the Delaware Secretary of State pursuant to the Act. The rights and obligations of the Members shall be as provided in the Act except as otherwise expressly provided in this Agreement. The Members agree to execute such certificates or documents and to do such filings and recordings and all other acts, including the filing or recording of any amendments to the Certificate and any assumed name filings in the appropriate offices in the States of Delaware and any other applicable jurisdictions as may be required to comply with applicable law.
     1.3 Name. The name of the Company shall continue to be “HSRE-CAMPUS CREST I, LLC”. The business of the Company will be conducted under such name, as well as any other name or names as the Members may from time to time determine.
     1.4 Members. The Members of the Company are HSRE and Campus Crest. No Additional Member shall be admitted except as otherwise permitted herein.
     1.5 Registered Office and Agent. The Company’s initial registered agent and office in the State of Delaware shall continue to be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company may subsequently change its registered office or registered agent in Delaware in accordance with the Act.
     1.6 Principal Office. The Company’s principal office shall continue to be at the offices of Campus Crest located at c/o Campus Crest Group, LLC, 2100 Rexford Road, Suite 414, Charlotte, North Carolina, 28211. The Company’s principal office may be relocated from time to time as the Members may determine.

     1.7 Term. The Company shall continue to be effective from the date the Certificate was filed with the Delaware Secretary of State and will continue until its Dissolution as provided herein.
     1.8 Foreign Qualification. The Company shall make all filings and take such other action to the extent required from time to time to do business or to have any Subsidiaries do business in the jurisdictions where the Properties are located.
ARTICLE 2
PURPOSE AND POWER
     2.1 Principal Purpose. The business and principal purpose of the Company is to, directly or indirectly, develop, redevelop, own, operate, manage, lease, finance and sell or otherwise dispose of the Properties, subject to and in accordance with the terms and conditions set forth in this Agreement.
     2.2 Other Purposes. The Company may engage in activities related or incidental to its principal purpose. In addition, as provided in the Act, the Company is subject to other applicable Laws which govern or limit the conduct of a particular business or activity.
     2.3 Additional Properties. The Members intend, subject to satisfaction of the Funding Conditions, to acquire, develop, redevelop/reposition, operate, manage, lease and sell or otherwise dispose of student housing properties in separate pools, each of which shall be held, directly or indirectly, in a separate limited liability company (each such limited liability company of which the Company is the first, being referred to herein as a “Portfolio Company”). Subject to the satisfaction of the Funding Conditions, the Company shall commence development of student housing properties pursuant to the terms of this Agreement until the Pool Cutoff Date for the Company. The Members hereby agree that subject to satisfaction of the Funding Conditions for each Property (including, without limitation, the Approval by HSRE of the construction schedule for such Property), the initial pool of Properties to be held by the Company shall consist of those Properties set forth on Schedule 1 attached hereto. After the Pool Cutoff Date for the Company, a second Portfolio Company shall be formed, which shall continue to acquire, develop, redevelop/reposition, operate, manage, lease and sell or otherwise dispose of student housing properties pursuant to the terms of an operating agreement in the form of this Agreement. The second Portfolio Company shall continue to commence construction of student housing properties until the Pool Cutoff Date for the second Portfolio Company. After the Pool Cutoff Date for the second Portfolio Company, the Members may agree to form subsequent Portfolio Companies pursuant to the same provisions and processes outlined in this Section 2.3. Each individual Property acquired by the Company, or by any subsequent Portfolio Company, shall be acquired in each case by a special purpose entity that shall in turn be wholly owned by the Company or subsequent Portfolio Company, unless otherwise agreed to by the Members. Each special purpose entity shall be a limited liability company or limited partnership (i) organized under the laws of the State of Delaware and qualified to transact business in the state in which the particular property is located or (ii) organized under the laws of the state in which the particular property is located, unless the use of an entity formed in another jurisdiction would avoid taxes that would otherwise be incurred by the Company or the subsequent Portfolio Company.
     2.4 Non-Competition and Right of First Opportunity. Prior to the execution of this Agreement, Campus Crest Group, LLC, a North Carolina limited liability company and Affiliate of Campus Crest (“Campus Crest Group”), and Harrison Street Real Estate Capital, LLC, a Delaware limited liability company and Affiliate of HSRE, entered into that certain Non-Competition and Right of First Opportunity Agreement, dated as of November 7, 2008 (the “Non-Competition and Right of First Opportunity Agreement”), under which, among other things, HSRE and/or its Affiliates have the right to provide the equity capital for projects proposed to be acquired or developed by Campus Crest and its Affiliates.
     2.5 Powers. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.
ARTICLE 3
CONTRIBUTIONS BY MEMBERS; FINANCING
     3.1 Initial Contributions. Prior to the date hereof, each Member has made an initial Capital Contribution to the Company in cash or property, set forth opposite such Member’s name on Exhibit D. In addition to the foregoing, subject to the satisfaction of the Funding Conditions for each Property, Campus Crest shall assign, or cause to be assigned, to the applicable Property Owning Subsidiaries of the Company all of its rights, title and interest in and to the lease agreement or purchase and sale agreement for each Property and the limited liability company or limited partnership interest in such Property Owning Subsidiary.
     3.2 Capital Contributions for Acquisition and/or Development of Additional Properties. In the event the Funding Conditions for the acquisition of an Additional Property or development of a Development Project have been satisfied (or waived, in writing, by each Member), then each Member shall be obligated to make Mandatory Capital Contributions in an amount equal to (i) the Mandatory Capital Limit, multiplied by (ii) such Member’s Participating Percentage. Mandatory Capital Contributions shall be funded, pari passu, in proportion to the Members’ respective Participating Percentages. Capital calls for Mandatory Capital Contributions (“Capital Calls”) shall be made by Campus Crest, in writing, pursuant to a written notice setting forth (in addition to other items required under Section 3.4(d) for Development Projects): (i) the general purpose of the Capital Call, (ii) the aggregate dollar amount of the Capital Call, and (iii) the date on which payment shall be due (“Due Date”), which date shall be no less than five (5) days after the date of receipt of notice of such Capital Call. Capital Calls for the acquisition of an Additional Property shall be made following the satisfaction of the Funding Condition for the acquisition of such Property at such time(s) as Campus Crest shall reasonably determine is necessary to close the applicable transaction. Capital Calls relating to Development Projects shall be funded in accordance with Section 3.4 below. For the purposes of confirming each Member’s respective Capital Contribution and Capital Account balances with respect to the acquisition of an Additional Property or the development of a Development Project, the

Members hereby agree to complete and execute an Additional Project Schedule in the form attached hereto as Exhibit M.
     3.3 Pre-Construction Funding for Development Projects, and Pre-Development Costs; Pre-Acquisition Costs for Acquisition Properties.
     (a) Pre-Construction Funding. Prior to the satisfaction of the Funding Conditions for a Development Project, all pre-construction costs and expenditures (“Pre-Development Costs”) shall be funded by Campus Crest or an Affiliate thereof, and HSRE shall not be required to contribute to the Company any portion of such costs. Such Pre-Development Costs shall not be considered a loan or Capital Contribution to the Company by Campus Crest or its Affiliates for any purpose hereunder, and neither Campus Crest nor its Affiliates shall be entitled to reimbursement of such amounts unless and until (i) HSRE has Approved such Development Project and (ii) all Funding Conditions for such Development Project have been satisfied. In the event the Funding Conditions are met, the Pre-Development Costs funded by HSRE and Campus Crest shall be trued up at closing of the construction loan for the Development Project, so that HSRE and Campus Crest each fund such Pre-Development Costs in accordance with their respective Participating Percentages. Within ten (10) days after the Funding Conditions for the Development Project are satisfied (or such other date Approved by HSRE and Campus Crest), Campus Crest shall transfer and assign (or cause to be transferred and assigned) to the Company (or a Subsidiary thereof) one hundred percent (100%) of the ownership interests with respect to the Development Project held by Campus Crest and/or its Affiliates, including, without limitation, any contractual rights with respect to the acquisition, design, construction, development, operation, management and/or leasing of the Development Project (collectively, the “Contributed Property Interests”). In connection with the acquisition of such Contributed Property Interests, the Company or Subsidiary shall assume (or take subject to) those liabilities encumbering the Contributed Property Interests, but only to the extent Approved by the Executive Committee.
     (b) Pre-Acquisition Costs. With regard to proposed acquisitions of Acquisition Properties, prior to the delivery by HSRE to Campus Crest of written notice of the approval of its investment committee of a proposed acquisition (“IC Approval Notice”), all costs and earnest money deposits related to such proposed acquisition (“Pre-Acquisition Costs”) shall be borne and funded by Campus Crest or an Affiliate thereof, and neither HSRE nor the Company shall bear any such Pre-Acquisition Costs, except as provided below. Following the delivery of an IC Approval Notice by HSRE to Campus Crest, which notice shall include a statement that the Pre-Acquisition Due Diligence Budget has been Approved by HSRE, all Pre-Acquisition Costs (including those incurred prior to the delivery of the Approval Notice and included in the Pre-Acquisition Due Diligence Budget) shall be borne fifty percent (50%) by Campus Crest and fifty percent (50%) by HSRE. The Members hereby agree that the expenditure of any Pre-Acquisition Costs in excess of the applicable line item set forth in the Pre-Acquisition Due Diligence Budget shall constitute a Major Decision requiring the Approval of the Executive Committee. In the event HSRE delivers an IC Approval Notice to Campus Crest with respect to a proposed acquisition, and the Company closes on such proposed acquisition, the Pre-Acquisition Costs funded by HSRE and Campus Crest shall be trued up at the closing of such transaction, so that HSRE and Campus Crest each fund such Pre-Acquisition Costs in accordance with their Participating Percentages. In the event HSRE delivers an IC Approval Notice to Campus Crest with respect to a proposed acquisition, and the Company does not close on such proposed acquisition, then the Company shall deliver written notice to the Members that such transaction has been terminated (“Acquisition Termination Notice”), which notice shall include (i) an itemized list of the Pre-Acquisition Costs, and (ii) the amount required to be funded by each Member to cause the Pre-Acquisition Costs to be trued up and borne in accordance with the applicable ratio set forth in this Section 3.3(b) (i.e., 50/50). Each Member shall be obligated to fund as a Mandatory Capital Contribution the amount owed, if any, within four (4) Business Days after the receipt of such Acquisition Termination Notice. Any amount funded in excess of a Member’s share of Pre-Acquisition Costs shall be reimbursed as soon as practicable following delivery of the Acquisition Termination Notice.
     3.4 Funding for a Development Project.
     (a) Timing/Completion Date. The Members shall be obligated to make their respective Mandatory Capital Contributions for a Development Project when and as called by Campus Crest in accordance with Section 3.4(d) and Section 3.4(e).
     (b) In Balance Requirement; Cost Overrun and Completion Guaranty.
     (i) Notwithstanding anything to the contrary contained in this Agreement, HSRE shall not be required to fund a Mandatory Capital Contribution at any time when a Development Project is not “In Balance” (as defined under the Development Agreement) on the Due Date of such Mandatory Capital Contribution as a result of Excess Project Costs for which Developer is responsible to fund pursuant to the Development Agreement. The Developer and/or the Campus Crest Guarantor shall be jointly and severally liable to fund all Cost Overruns (as determined pursuant to and as provided in the Development Agreement and the Completion and Cost Overrun Guaranty Agreement). Any amounts funded by the Developer and/or the Campus Crest Guarantor for Cost Overruns or other amounts under the Development Agreement and other amounts required to be funded by the Developer under the Development Agreement or the Completion and Cost Overrun Guaranty, as the case may be, shall not be reimbursed by the Company to the payor except as provided in the Development Agreement and/or Completion and Cost Overrun Guaranty and shall not be deemed loans to the Company or Capital Contributions for any purpose hereunder (or under the Related Party Agreements).
     (ii) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Developer and/or Campus Crest Guarantor fund any Cost Overruns and the Reimbursement Conditions are satisfied, then Developer and/or Campus Crest Guarantor, as applicable, shall be entitled to a reimbursement from the Company equal to the Reimbursement Amount. For the purposes hereof, the Reimbursement Conditions shall be deemed to be satisfied upon compliance with or satisfaction of the conditions of subsection (1) of the definition of Reimbursement Conditions under the Development Agreement. The payment of the Reimbursement Amount shall be paid to the Developer and/or Campus Crest Guarantor, as applicable, as set forth in Section 4.1(a)(ii).
     (c) Application of Capital Contributions for Development Projects. Each Member authorizes Campus Crest to apply its Mandatory Capital Contribution to the payment of all charges, costs and expenses incurred by the Company in connection with the construction of a Development Project, and the payment of any fees pursuant to the Development Agreement all subject to and in accordance with the Development Budget. Notwithstanding the foregoing, any funding for Cost Overruns shall be applied only to the Cost Overrun which gave rise to the need for such funds.
     (d) Funding Procedures for Development Projects. Subject to Section 3.4(e), which requires a shorter notice and contribution period with respect to emergency situations, not less than five (5) days prior to the Due Date for any Capital Calls for a Development Project, as a condition of the obligation of the Members to fund their respective Mandatory Capital Contributions, Cost Overruns and any Required Amount (as defined herein), Campus Crest shall have delivered to the Members the following documents and materials relating to such disbursements:
     (i) A disbursement request executed by Campus Crest (“Request for Advance”) specifying each Member’s Required Amount. Each Request for Advance shall include: (i) a breakdown of any unfunded Budgeted Project Costs to which said Required Amount relates, (ii) a breakdown of any concurrent application (i.e., any application made within the same construction draw cycle) of net cash receipts of the Company, or of proceeds of the Required Amount to the payment of unfunded Budgeted Project Costs, (iii) a good faith determination of whether the Development Project is on schedule or if not, an estimate of any delays in the schedule, (iv) a good faith projection, based on information then available to Campus Crest, of future Unfunded Excess Project Costs and future unfunded Budgeted Project Costs, as applicable, and (v) a statement by Campus Crest as to whether or not the Development Project is In Balance, including appropriate detail and analysis, and (if the Development Project is not In Balance) setting forth the category and amount of any amount that would need to be made to cause the Development Project to be In Balance.
     (ii) A certification to the Members, as of the date of the applicable request for disbursement, that: (1) the payment which is the subject of the Request for Advance is not inconsistent with, and will be applied in accordance with, the requirements of the Construction Loan; and (2) to the knowledge of Campus Crest, no Event of Default, or condition or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, exists under the terms of this Agreement concerning the Development Project in question or the

Construction Loan (except any default thereunder that would be cured by the application of all or any portion of the funds which are the subject of the Request for Advance in question); and
     (iii) All relevant back-up materials to evidence the expenditures set forth in such draw request, as reasonably requested by the Member, in writing, including, without limitation, timesheets, invoices, disbursements, and any and all other documents required to be delivered to the lender under the Construction Loan as conditions to draws thereunder simultaneously with the delivery of such documents to said lender.
     (e) Emergency Funding. Notwithstanding Section 3.1 which provides that the Due Date for a Capital Call shall not be less than five (5) days after the date of receipt of notice of such Capital Call, if a Request for Advance is for the purpose of funding any amount necessary to prevent or ameliorate an emergency that will result in substantial damage to the Development Project or bodily injury to any Person at or about the Development Project as reasonably determined by Campus Crest, then each Member will be required to fund its Required Amount immediately upon receipt of the applicable disbursement request or Capital Call notice.
     3.5 Construction Loans/Acquisition Loans. Campus Crest shall be responsible for obtaining, on behalf of the Company and/or the applicable Subsidiary, a Construction Loan for each Development Project or an Acquisition Loan for each Property to be acquired by the Company for a minimum amount of eighty percent (80%) of the total construction costs (including hard and soft costs, acquisition costs and due diligence expenses) in the case of a Development Project or eighty percent (80%) of the total acquisition costs (including due diligence expenses) in the case of an Acquisition Property to be acquired by the Company, as the case may be. Each Construction Loan or Acquisition Loan and any agreements and documents pertaining thereto shall be subject to the Approval of HSRE. In the event Campus Crest is unable to obtain a non-recourse Construction Loan or Acquisition Loan with the foregoing terms, Campus Crest shall, subject to the Approval of HSRE (which consent may not be unreasonably conditioned, delayed or withheld), cause Campus Crest to guaranty repayment of such loan and/or any other obligations imposed by the lender.
     3.6 Failure to Fund Required Amount.
     (a) Failure to Fund. If any Member (a “Defaulting Member”) fails to fund, in full, any amount required to be funded pursuant to Sections 3.2, 3.3 and 3.4(a) hereof (each, a “Required Amount”), by the required Due Date, any Member that has fully funded its Required Amount (the “Contributing Member”) by the required Due Date shall have the right, but shall not be obligated, to fund the Defaulting Member’s Required Amount that was not funded (the “Default Amount”), and shall have the right to exercise remedies, as set forth below.
     (b) Member Loans. The Contributing Member may fund all or any portion of the Default Amount as a “Member Loan,” which shall be treated as loaned by the

Contributing Member to the Defaulting Member, and in turn, contributed by the Defaulting Member to the Company. Any such Member Loan shall bear interest at an annual rate of which is the higher of (i) fourteen percent (14%) per annum or (ii) five hundred (500) basis points over the Prime Rate, adjusting when and as the Prime Rate adjusts. Until such time as a Member Loan has been repaid in full by the Defaulting Member, all Distributions pursuant to this Agreement that would otherwise be paid to the Defaulting Member shall instead be paid directly to the Contributing Member. The amount paid to the Contributing Member pursuant to the preceding sentence shall be deemed to have first been distributed by the Company to the Defaulting Member pursuant to this Agreement, and then paid by the Defaulting Member to the Contributing Member, and shall be applied first against accrued but unpaid interest owing with respect to the Member Loan and then in reduction of the principal balance thereof. Each Member Loan shall be due and payable in full upon the earlier of one (1) year from the date advanced or the dissolution of the Company.
     (c) Security for Member Loan. Until such time as a Member Loan has been repaid in full by the Defaulting Member, all Distributions pursuant to this Agreement that would otherwise be paid to the Defaulting Member shall instead be paid directly to the Contributing Member. Such amounts shall be deemed distributed by the Company to the Defaulting Member pursuant to this Agreement and then paid by the Defaulting Member to the Contributing Member and shall be applied first against accrued but unpaid interest owing with respect to the Member Loan and then in reduction of the principal balance thereof. In order to secure the repayment of any and all Member Loans made on behalf of a Defaulting Member, the Defaulting Member hereby grants a security interest in favor of the Contributing Member in and to all Distributions (including, without limitation, liquidation proceeds and any other cash proceeds and interest and principal on any loans made to the Company by the Defaulting Member) to which the Defaulting Member may be entitled under this Agreement, and hereby irrevocably appoints the Contributing Member, and any of the Contributing Member’s representatives, agents, officers or employees, as such Defaulting Member’s attorney(s)-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Member Loan(s), including, without limitation, such Uniform Commercial Code financing and continuation statements, mortgages, pledge agreements and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of such Contributing Member. Upon repayment in full of the Member Loan, any and all documents evidencing such security interest may be discharged or terminated without any action on the part of such Contributing Member or such Contributing Member’s representatives, agents, officers or employees.
     (d) Maturity of Member Loan. If, upon the maturity of a Member Loan (taking into account any agreed upon extensions thereof), any principal thereof and/or accrued interest thereon remains outstanding, then the Contributing Member may elect any one (1) of the following options: (A) to renew such Member Loan pursuant to the terms and provisions of Section 3.6(b), (B) to institute legal (or other) proceedings against the Defaulting Member for repayment of such loan which may include, without limitation, foreclosing against the security interest granted above, or (C) to contribute all or any portion of such outstanding principal of, and accrued interest on, such Member Loan (or portion thereof) to the capital of the Company in the manner described in Section 3.6(e) below in satisfaction of such Member Loan. If (C) is elected, (i) the Defaulting Member shall be deemed to have received a Distribution equal to the amount of the outstanding principal amount of the Member Loan so contributed (plus the accrued and unpaid interest thereon), (ii) the Capital Account and the unreturned Capital Contributions of the Defaulting Member shall be reduced by such amount, (iii) the Defaulting Member shall then be deemed to have repaid the outstanding principal of such Member Loan (plus the accrued and unpaid interest thereon), and (iv) the Capital Account and the Capital Contributions of the Contributing Member shall be increased by the amount of the Member Loan (plus the accrued and unpaid interest thereon). Failure of the Contributing Member to give written notice to the Non-Contributing Member within thirty (30) days after maturity shall be deemed to constitute an election to renew such Member Loan for an additional term of one hundred eighty (180) days on the terms set forth herein.
     (e) Capital Contribution of Default Amount/Dilution. Instead of making a Member Loan, the Contributing Member may fund all or any portion of the Default Amount as a Capital Contribution. Upon any such contribution by the Contributing Member, (i) the Participating Percentage of the Defaulting Member shall be decreased by the Dilution Percentage, and (ii) the Participating Percentage of the Contributing Member shall be increased by the reduction in the Dilution Percentage of the Defaulting Member. The “Dilution Percentage” shall equal the amount expressed in percentage points calculated based upon the following formula: Dilution Percentage = 110% x the quotient of (x) the Default Amount divided by (y) the total unreturned Capital Contributions of all Members (including the Default Amount contributed by the Contributing Member). The respective percentage interest of the Defaulting Member in each level of priority distributions under Section 4.1 shall be adjusted in the same proportion as the adjustment made to the Member’s respective Participating Percentage. Any adjustments to the Participating Percentages pursuant to this Section 3.6(e) shall be rounded to the nearest one one-hundredth of one percentage point (.01%). To illustrate, if (i) the Participating Percentages and unreturned Capital Contributions of HSRE and Campus Crest were 90% and 9,000, and 10% and $1,000, respectively, (ii) a Mandatory Contribution of $100 was required to be made by the Members on a 90/10 basis, (iii) Campus Crest failed to fund its $10 share, and (ii) HSRE funded its 90% share (i.e., $90) as well as Campus Crest’s 10% share (i.e., $10), then the Dilution Percentage would be 0.11% (i.e., 110% x 10/10,100), and the Participating Percentage of Campus Crest would be reduced from 10% to 9.89%, while the Participating Percentage of HSRE would be increased from 90% to 90.11%. In addition, the unreturned Capital Contributions of each Member would be deemed to be equal to its revised Participating Percentage, multiplied by the total unreturned Capital Contributions of the Members.
     (f) Member Default. In addition, in the event a Contributing Member elects not to fund the Default Amount as a Member Loan, the Default Amount shall bear interest at the same rate that would apply in the case of a Member Loan until paid, and the Company shall withhold and offset any Distributions that would otherwise be made to the Defaulting Member against the Default Amounts and accrued interest thereon, until the Default Amount plus all accrued and unpaid interest thereon has been paid. The failure of Campus Crest or HSRE to fund its required share of any Required Amount, in full, by the required Due Date shall constitute a Campus Crest Triggering Event or HSRE Triggering Event, respectively, as provided in Section 6.1(a) and Section 6.3(a), respectively, unless such default is cured within the time periods provided therein, and shall be subject to the remedies set forth in Article 6.
     (g) Enforceability of Provisions. THE MEMBERS ACKNOWLEDGE AND AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE HEREOF, THE REMEDIES PROVIDED FOR IN THIS SECTION 3.6 ARE FAIR AND REASONABLE AND DO NOT CONSTITUTE A FORFEITURE OR PENALTY. THE MEMBERS FURTHER ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN PROVIDED WITH THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 3.6 AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW OR EQUITY AND/OR ARBITRATION (OR OTHERWISE).
     3.7 Operating Deficits; Necessary Cost Loans and Necessary Cost Capital Contributions.
     (a) The Members hereby agree that notwithstanding anything in this Agreement to the contrary, if either Campus Crest or HSRE reasonably determines that the available funds of the Company (including unfunded Mandatory Capital Contributions) are insufficient to pay any Necessary Costs (as hereinafter defined) and such deficiency is not caused by a Member failing to make a Mandatory Capital Contribution, such Member (the “Funding Member”) shall have the right, but not the obligation, to make an Necessary Cost Capital Contribution to the Company (“Necessary Cost Capital Contribution”) in an amount sufficient to pay such Necessary Costs without the Approval of any other Member; provided, however, that nothing contained in this Section 3.7 shall entitle any Member or the Campus Crest Guarantor to make Necessary Cost Capital Contributions in lieu of their respective obligations to fund any Required Amount, including without limitations, Cost Overruns under this Agreement, the Development Agreement or the Completion and Cost Overrun Guaranty. Any Member making a Necessary Cost Capital Contribution shall give ten (10) days written notice (“Necessary Contribution Notice”) to the other Members prior to each Necessary Cost Capital Contribution, unless immediate funding is necessary to prevent or ameliorate an emergency that will result in substantial damage to the Development Project and/or Property or bodily injury to any Person at or about the Development Project and/or Property as reasonably determined by the Funding Member, in which case the Funding Member shall give such notice to the other Members promptly following such Necessary Cost Capital Contribution. Each Necessary Contribution Notice shall set forth the amount of any Necessary Cost Capital Contribution, the due date such

Necessary Cost Capital Contribution was made (or the date made in the case of an emergency funding), and the purpose of such Necessary Cost Capital Contribution.
     (b) Within ten (10) days after receipt of the Necessary Contribution Notice, the Member not initiating the Necessary Cost Capital Contribution (i.e., Campus Crest or HSRE, as the case may be) (the “Non-Funding Member”) shall have the right, but not the obligation, to fund an amount up to its Participating Percentage of the Necessary Cost Capital Contribution.
     (c) If the Non-Funding Member funds any portion of such amount within ten (10) days after receipt of the Necessary Contribution Notice, then (i) such funded amount shall be distributed to the Funding Member if the Funding Member funds more than its Participating Percentage of the total amount funded by both Members, and (ii) the amounts funded by both Members (reduced by any amount reimbursed to the Funding Member under Section 3.7(c)(i)) shall be treated as Capital Contributions, subject to Section 3.7(d) below.
     (d) In the event a Non-Funding Member does not fully fund its Participating Percentage of the Necessary Cost Capital Contribution within ten (10) days from the date of the Necessary Contribution Notice, then that portion of the Funding Member’s Necessary Cost Capital Contribution constituting the Excess Amount (as defined below) shall constitute a loan to the Company (“Necessary Cost Loan”), which loan shall bear interest at an annual rate which is the higher of (i) fourteen percent (14%) per annum and (ii) five hundred (500) basis points over the Prime Rate, adjusting when and as the Prime Rate adjusts, and shall be repaid prior to any Distributions under Article 4 or Article 12. For purposes hereof, the “Excess Amount” shall mean (i) the total Necessary Cost Capital Contribution funded by the Funding Member (reduced by any amount reimbursed to the Funding Member under Section 3.7(c)(i)), minus (i) the Equity Portion. The Equity Portion means (i) the quotient of (x) the amount (if any) funded by the Non-Funding Member, divided by (y) the Participating Percentage of the Non-Funding Member, multiplied by (ii) the Participating Percentage of the Funding Member. To illustrate, if the Participating Percentages of HSRE and Campus Crest were ninety percent (90%) and ten percent (10%), respectively, and HSRE funded a Necessary Cost Capital Contribution of $100 and Campus Crest timely funded only $5, then (x) such $5 would be distributed to HSRE under Section 3.7(c)(i), (y) the $5 funded by Campus Crest would constitute a Necessary Cost Capital Contribution, and (z) $45 of the amount funded by HSRE would be treated as an Necessary Cost Capital Contribution. The remaining $50 funded by HSRE would be treated as a Necessary Cost Loan.
     (e) For purposes hereof, the term “Necessary Costs” shall mean any amount in excess of the costs required to be funded under Sections 3.2, 3.3, and 3.4 hereof, including without limitation, an expenditure which a Member reasonably determines in good faith to be needed to preserve the physical integrity, safety and value of a Property, including, without limitation, an expenditure which a Member, in good faith, determines to be necessary to (i) to address health or safety concerns of Tenants, (ii) to pay maintenance, taxes or insurance on a Property, (iii) to pay, or discharge any liens or encumbrances on the Project other than loans or encumbrances that are not otherwise in default, or create a default, under a Construction Loan, and/or (iv) to cure or otherwise avoid any default occurring under any agreement entered into by the Company or which would otherwise be binding upon the Properties in any respect (including, without limitation, any construction or loan documents, Leases, management agreements or other agreements binding upon the foregoing parties); provided, however, that in no event shall the payment of any fees to a Member or its Affiliate be deemed a Necessary Cost.
     3.8 Obligations of Campus Crest Guarantor. The Campus Crest Guarantor shall have the obligation to guarantee the completion of a Development Project and Cost Overruns with respect to a Development Project as set forth in the Completion and Cost Overrun Guaranty Agreement attached hereto and incorporated herein by reference as Exhibit L.
     3.9 Organizational Legal Expenses. In the event the Funding Conditions are satisfied, the Company will pay the legal expenses incurred by HSRE and Campus Crest with respect to negotiation and preparation of this Agreement, including, without limitation, any documents attached as exhibits hereto up to a cap of $85,000 for the legal expenses owed to HSRE’s counsel and $27,500 for the legal expenses owed to Campus Crest’s counsel (including local counsel retained by Campus Crest); provided, however, that in the event either Member’s legal costs shall exceed the cap, but the other Member’s legal fees are below its applicable cap, then the Company shall pay the portion of the Member’s legal expenses in excess of the cap up to the aggregate of the caps of both Members. Except as provided above, any legal expenses in excess of a Member’s respective cap shall be borne by the Member whose counsel exceeded the cap. In the event the Funding Conditions are not satisfied, then each Member shall be liable for its own legal expenses related to the Properties and this Agreement. The Company shall pay any and all legal, accounting, loan, brokers and similar fees and expenses incurred in connection with the closing of the purchase, lease and financing of the Properties and shall allocate such costs among the Properties as determined by the Members.
     3.10 Statesboro Construction Loan/DSCR.
     (a) Year 1 DSCR. The PrivateBank and Trust Company (the “Statesboro Lender”), the lender of the construction loan (the “Statesboro Loan”) for the Development Project located in Statesboro, Georgia (the “Statesboro Property”), has required a debt service covenant pursuant to Section 7.26 of the Construction Loan Agreement (the “Statesboro Loan Agreement”) between the Statesboro Lender and Campus Crest at Statesboro, LLC, the Property Owning Subsidiary that owns the Statesboro Property (the “Statesboro Owner”). Under this covenant, on August 15, 2010, the Statesboro Property must achieve a Projected Debt Service Coverage Ratio (as defined in the Statesboro Loan Agreement) of not less than 1.00 to 1.00; provided, however, that the definition of Debt Service (as defined in the Statesboro Loan Agreement) for purposes of Section 7.26 of the Statesboro Loan Agreement only shall mean during any Quarter (as defined in the Statesboro Loan Agreement), the actual interest payments on the Statesboro Loan that are due and payable during such Quarter (the “Year 1 DSCR”).

     (b) Failure of the Statesboro Property to Comply with Year 1 DSCR/Campus Crest Funding Obligation. In the event the Statesboro Property fails to comply with the Year 1 DSCR, then Campus Crest shall be obligated to fund one hundred percent (100%) of any pay-down of the Statesboro Loan and/or other amounts offered as a solution by the Statesboro Lender (including, without limitation, posting of letters of credit) to cure the default, if any, resulting from such failure to comply with the Year 1 DSCR (any such amount, the “Pay-Down Amount”). In addition, Campus Crest shall also be obligated to fund one hundred percent (100%) of all other amounts owed under the Statesboro Loan Agreement or other related loan documents and associated expenses of the Company, the Statesboro Owner and HSRE as a result of the failure to comply with the Year 1 DSCR (collectively, the “Other Amounts”). The obligation of Campus Crest to fund the Pay-Down Amount and the Other Amounts shall be a “Required Amount” under this Agreement, and the failure to fund any Pay-Down Amount or any Other Amounts shall be a Campus Crest Triggering Event under Section 6.1(e) of this Agreement. Campus Crest and the Campus Crest Guarantor shall be jointly and severally liable to fund the Pay-Down Amount and Other Amounts.
     (c) Treatment of Campus Crest Funding of the Pay-Down Amount and the Other Amounts. To the extent Campus Crest funds any Pay-Down Amount pursuant to this Section 3.10, such funding shall be treated as a direct capital contribution by Campus Crest of preferred equity (the “CC Preferred Equity”) to the Statesboro Owner. The return to be paid to Campus Crest on the CC Preferred Equity shall be equal to the non-default interest rate on the Statesboro Loan and the CC Preferred Equity shall not have a stated maturity date. The return component of the CC Preferred Equity shall be paid by the Statesboro Owner to Campus Crest first, prior to any distributions of Net Cash Flow to the Company, and the capital contribution component of the CC Preferred Equity shall be repaid by the Statesboro Owner to Campus Crest only out of the Capital Proceeds derived by the Statesboro Owner from the sale or refinancing of the Statesboro Property or from the receipt by the Statesboro Owner of the Earn-Out Proceeds (as defined in the Statesboro Loan Agreement) pursuant to Section 3.9 of the Statesboro Loan Agreement, first, after all amounts owed to other lenders and third parties (other than the Members or their Affiliates) have been paid. Campus Crest shall receive no capital account credit or any distribution or reimbursement right for the Other Amounts funded. Campus Crest and HSRE hereby agree to enter into and execute any and all documentation the parties reasonably determine to be necessary to properly memorialize the funding of the CC Preferred Equity under this clause (c), including, without limitation, an amendment to the operating agreement of the Statesboro Owner, if necessary.
     (d) Failure of Campus Crest to Fund the Pay-Down Amount and/or the Other Amounts. In the event Campus Crest fails to fund any portion of any Pay-Down Amount or any Other Amounts when due (after written notice from HSRE or the Company and a ten (10) day cure period for Campus Crest to make any such payment), then HSRE shall have the right to fund any portion of such Pay-Down Amount and/or Other Amounts, in accordance with this clause (d), in the following manner (it being agreed that in the event the solution offered by the Statesboro Lender involves any HSRE guaranty of the Statesboro Loan, HSRE shall be deemed to have funded any portion of the Statesboro Loan it has guaranteed for proposes of this Agreement including this clause (d)):
     (i) HSRE can elect to fund such amount as a “Member Loan” from HSRE to Campus Crest pursuant to Section 3.6(b) of this Agreement, except that the interest rate shall be equal to twenty percent (20%) per annum. Such loan and accrued interest shall be repaid out of distributions that would otherwise be made to Campus Crest under this Agreement; or
     (ii) HSRE can elect to fund such amount as a preferred equity investment (the “HSRE Preferred Equity”) in the Company (at the same interest rate as a Necessary Cost Loan pursuant to Section 3.7(d) of this Agreement), and cause Campus Crest’s Capital Account to be reduced and HSRE’s Capital Account to be increased, on a corresponding dollar-for-dollar basis equal to the HSRE Preferred Equity funded (and the Participating Percentage and the respective percentage interest of Campus Crest in each level of priority distributions under Section 4.1 of this Agreement shall be adjusted in the same proportion as the adjustment made to Campus Crest’s Participating Percentage). To illustrate, if HSRE’s and Campus Crest’s total Capital Contributions to the Company were $27,000,000 and $3,000,000, respectively (i.e., 90/10 percentages), and the required Pay-Down Amount was $1,000,000 and Campus Crest failed to fund such amount, then HSRE would have the right to (i) fund the $1,000,000 as a Member Loan to Campus Crest (at an interest rate of 20% per annum), or (ii) fund the $1,000,000 as HSRE Preferred Equity, and cause the Capital Accounts to be adjusted accordingly (resulting in HSRE’s Capital Account being $28,000,000 and Campus Crest’s Capital Account being $2,000,000). HSRE’s and Campus Crest’s Participating Percentages would also be adjusted accordingly, to 93.33% and 6.67%, respectively. Campus Crest’s percentage in each level of priority distributions under Section 4.1 of this Agreement would also be reduced proportionately (i.e., by 33%, the same percentage reduction as the reduction in its Participating Percentage).
     (iii) In the Event HSRE elects to make a HSRE Preferred Equity contribution under clause (d)(ii) above, then Campus Crest shall have the right, within thirty days (30) from the date HSRE notifies Campus Crest in writing that HSRE has made the HSRE Preferred Equity contribution, to cure its default by funding the amount necessary to repay to HSRE the accrued and unpaid return on, and the return of, the HSRE Preferred Equity. If Campus Crest cures in this manner, Campus Crest’s Capital Account shall be increased by 50% of the amount funded by Campus Crest and HSRE’s Capital Account shall be decreased, on a corresponding dollar-for-dollar basis by 50% of the amount funded by Campus Crest under this clause (d)(iii) (and the Participating Percentage and the respective percentage interest of Campus Crest and HSRE in each level of priority distributions under Section 4.1 shall be adjusted in the same proportion as the adjustment made to their respective Participating Percentage under this clause (d)(iii)).

     (e) In the event the Statesboro Property fails to comply with the Year 1 DSCR and the Statesboro Lender does not permit the Company or the Statesboro Owner to pay down the Statesboro Loan to cure such default and or Campus Crest or HSRE elects not to fund the Pay-Down Amount and/or Other Amounts, resulting in a partial or complete loss of the Statesboro Property by the Company (whether through foreclosure or otherwise), then the amount of HSRE’s unreturned Capital Contributions in the Statesboro Property will be treated as a Member Loan by HSRE to Campus Crest, secured by Campus Crest’s rights to distributions from the Company.
     (f) In the event the Statesboro Property fails to comply with the Year 1 DSCR and the Statesboro Lender does not permit the Company or the Statesboro Owner to pay down the Statesboro Loan to cure such default and/or Campus Crest or HSRE elects not to fund the Pay-Down Amount and/or Other Amounts, and the Statesboro Lender does not foreclose, but the Statesboro Loan terms are modified in a manner which results in an economic loss to HSRE (including without limitation, an increase in interest rate, sweep of cash flow to pay down principal or issuance of a membership interest or right to cash flow to the Statesboro Lender), then any such economic loss suffered by HSRE shall be treated as a Member Loan from HSRE to Campus Crest, secured by Campus Crest’s rights to distributions from the Company.
ARTICLE 4
DISTRIBUTIONS TO MEMBERS
     4.1 Distribution of Net Cash Flow.
     (a) Operating Cash Flow, if any, shall be applied and distributed on a quarterly basis in the following order of priority:
     (i) First, to the Members in proportion to and to the extent of the outstanding principal amount of, and any accrued but unpaid interest on, any Necessary Cost Loans made by the Members pursuant to Section 3.7 (interest on such loans being paid prior to principal);
     (ii) Second, to the Developer and the Campus Crest Guarantor, as applicable, to the extent of the Reimbursement Amount, if any, as set forth in Section 3.4(b)(ii); and
     (iii) Thereafter, the balance, to the Members, pro rata, in proportion to and in accordance with their respective Participating Percentages.
     (b) Capital Proceeds, if any, shall be applied and distributed in the following order of priority:
     (i) First, to the Members in proportion to and to the extent of the outstanding principal amount of, and any accrued but unpaid interest on, any

Necessary Cost Loans made by the Members pursuant to Section 3.7 (interest on such loans being paid prior to principal);
     (ii) Second, to the Members, pro rata, in proportion to and to the extent of the Net Invested Capital balances of such Member; and
     (iii) Thereafter, the balance, to the Members, pro rata, in proportion to and in accordance with their respective Participating Percentages.
     4.2 Timing of Distributions/Prohibition against Reinvesting Proceeds. Operating Cash Flow shall be distributed to the Members within fifteen (15) days following the close of each calendar quarter, and any Capital Proceeds shall be distributed within thirty (30) days after receipt thereof, unless otherwise Approved by the Executive Committee. Any Operating Cash Flow and Capital Proceeds with respect to a particular Property shall not be reinvested, contributed to any other Subsidiary, or used or reserved for payment of any costs or expenses relating to any Property other than the Property which generated such Operating Cash Flow or Capital Proceeds without the Approval of the Executive Committee. The foregoing priorities of application of Net Cash Flow are for the benefit of the Members only and not for the benefit of any third party or creditor of the Company or of any Member, and neither the Company nor any Member shall be liable or responsible to any third party or creditor of the Company or of any Member for any deviation from such priorities.
     4.3 Withholding. If required by either (i) the Code or (ii) by the laws of any State or local government of the United States, the Company and each of its Subsidiaries will withhold any required amount from Distributions to a Member or Distributions to the Company or a Subsidiary, as the case may be, for payment to the appropriate taxing authority. Any amount so withheld from either Member will be treated as a Distribution by the Company to such Member. Each Member agrees to timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.
     4.4 Clawback. If upon the sale or other disposition of each Property (or upon the disposition of HSRE’s interest in any such Property, pursuant to Article 9 hereof or otherwise), HSRE has not received Distributions in an amount which results in HSRE receiving an 11% Internal Rate of Return with respect to HSRE’s Capital Contributions made with respect to such Property and all previously sold or disposed of Properties (not taking into account any loans made to the Company or either Member by HSRE or Campus Crest and interest and principal payments received by the Member thereon, including, without limitation, Necessary Cost Loans (the amount of the shortfall shall be referred to herein as the “Distribution Shortfall”)), then Campus Crest shall be obligated to contribute to the Company the lesser of: (i) the aggregate amount of Distributions received by Campus Crest at any time, and (ii) the Distribution Shortfall. Any such payment required by Campus Crest shall be made promptly with three (3) business days following the applicable Distribution (including, Operating Cash Flow, if necessary) and such payment obligation of Campus Crest shall be added to the Campus Crest Required Amount for all purposes hereunder. Any amount contributed to the Company by Campus Crest under this Section 4.4 shall be immediately distributed to HSRE and shall not be treated as a Capital Contribution or loan by Campus Crest hereunder; provided however, HSRE shall have the right to cause the Company to (A) offset the amount of such required payment by Campus Crest against the Distribution which would otherwise be made to Campus Crest and (B) distribute directly such amount to HSRE.
     4.5 Other Compensation. Except as otherwise expressly provided in this Agreement and in the Property Management Agreement, the Construction Agreement or the Development Agreement, or with the written Approval of all Members, no Member or Affiliate of a Member will be entitled to any salary or other form of compensation for services rendered to the Company.
ARTICLE 5
MANAGEMENT
     5.1 Management of Company Affairs.
     (a) General. Subject to the provisions of this Agreement, the Members shall be responsible for the management of the Company’s business and affairs. Except as otherwise provided herein, any action taken by HSRE or Campus Crest in accordance with the terms of this Agreement shall constitute the act of and serve to bind the Company. Subject to the limitations set forth herein, Campus Crest shall be responsible for the day-to-day management of the Company’s business and affairs, shall be entitled to execute agreements on behalf of the Company that will serve to bind the Company and shall devote such time and effort to the Company as is appropriate in light of all facts and circumstances; provided, however, that notwithstanding any other provision hereof, all decisions and actions described in Section 5.2 shall require the Approval of the Executive Committee. In addition, notwithstanding Section 5.5 and the limitations of the Annual Business Plan and Annual Operating Budget for the Properties, Campus Crest shall have the authority at any time or from time to time in an emergency situation to take any action on behalf of the Company without obtaining the prior Approval of any Member if such action is, in Campus Crest’s reasonable judgment, necessary or advisable to preserve or protect the assets of the Company from imminent physical damage or to prevent injury to any Person. Neither Campus Crest nor HSRE shall be liable to the Company or any Member for any act or omission performed or omitted pursuant to authority granted by this Agreement; provided that such limitation of liability shall not apply to the extent the act or omission was attributable to fraud, gross negligence, or willful misconduct.
     (b) Responsibilities of Campus Crest. Without limiting the generality of Section 5.1(a) above, the responsibilities of Campus Crest shall include, but are not limited to, all of the following:
     (i) oversee the performance of the TRS, Developer, General Contractor and the Property Manager in the performance of their respective responsibilities under the Development Agreements, Construction Agreements and Property Management Agreements;

     (ii) use reasonable efforts to satisfy the Funding Conditions for the acquisition and development of each Property;
     (iii) sourcing and securing the potential acquisition of Properties and Development Projects;
     (iv) oversee the development of a Development Project and negotiate and administer, on behalf of the Company, all contracts of the Company and its Subsidiaries;
     (v) liase with local authorities on matters relating to the Properties;
     (vi) implement all Major Decisions Approved by the Executive Committee;
     (vii) supervise the operation of the Properties in a prudent manner and establish appropriate marketing programs for the Properties, subject to the Annual Business Plan and Operating Budget;
     (viii) establish and maintain a sound financial accounting system for the Company and each of its Subsidiaries;
     (ix) institute and maintain adequate internal fiscal controls for the Company, its Subsidiaries and each Property through commonly accepted budgeting, accounting procedures and timely financial reporting in a manner consistent with the Annual Business Plan and Annual Operating Budget;
     (x) cause the TRS and Property Manager to conform the operations of each Property to and comply with all applicable Laws (including those pertaining to licensing and customs); and take all steps necessary to ensure that all licenses and certificates necessary to operate each Property is maintained at all times, without interruption;
     (xi) cause the Property Manager to, consistent with the terms of the Leases and prudent practices, endeavor to maintain the Properties as a reasonably safe and secure environment, promptly notify the Company and HSRE of any security risks or issues related to any Property that become known to Campus Crest, and attempt to rectify or remedy promptly such risks or issues to the extent Company funds are available for such purpose; and
     (xii) with respect to each Development Project, during the final thirty (30) days of each construction warranty, whether or not falling within the term of the Development Agreement and notwithstanding the expiration of the term of the Development Agreement, use commercially reasonable efforts to cause the General Contractor (and if appropriate, the Architect or another consultant) to conduct an inspection of all systems, components and other work covered by such construction warranty period, so as to identify and file any and all potential claims thereunder.
     (c) Material Change in Control. If a Campus Crest Material Change in Control (as defined below) occurs, Campus Crest shall send Notice thereof to HSRE within ten (10) days after such occurrence (the failure to send such Notice being a material breach of this Agreement). In the event of a Campus Crest Material Change in Control, HSRE shall have the right as of the date which is thirty (30) days after the date of the Campus Crest Material Change in Control (the “Campus Crest Change in Control Effective Date”) to pursue any of the remedies set forth in Section 6.2; provided, however, if a Campus Crest Material Change in Control occurs under clause (B) below and HSRE Approves such Campus Crest Material Change in Control prior to the Campus Crest Change in Control Effective Date, no Campus Crest Triggering Event shall be deemed to have occurred. For purposes of this Agreement, a Campus Crest Material Change in Control shall be deemed to have occurred only if there is a change in Control of any one or more of the following entities: (A) Campus Crest, (B) Campus Crest Properties, LLC, a North Carolina limited liability company, (C) Campus Crest Group, (D) the Campus Crest Guarantor and/or (E) Campus Crest Communities, Inc., a Maryland corporation.
     (d) Related Party Matters. Campus Crest shall not employ, or permit any other Person to employ any funds or assets of the Company in any manner other than for the exclusive benefit of the Company. Except as Approved by the Executive Committee, the Company shall not pay fees or any other amounts to Campus Crest or any Affiliate as consideration for the performance of its duties as such. Campus Crest may designate one or more of its Affiliates, agents or employees to carry out its duties and responsibilities, provided, however, such delegation shall in no manner diminish (or be deemed to diminish), or relieve (or be deemed to relieve) Campus Crest of any obligations of Campus Crest hereunder. Each Member shall have the right to submit a proposal to the Company and the other Members to provide services that would otherwise be provided for the Company by a third party. However, except for the Property Management Agreement, Construction Agreement and the Development Agreement, no Member (or its Affiliates) shall receive any fees or compensation from the Company (or any Subsidiary) (including, without limitation, for the performance of any services relating to the development, operation, renovation, maintenance, sale, financing, or refinancing of the Properties), unless the terms and documentation with respect to such services have been Approved in advance by HSRE and Campus Crest. With respect to any Related Party Agreement (as defined below), the Member who is not a party to such Related Party Agreement (or whose Affiliate is not a party to such Related Party Agreement) shall have the unilateral right to exercise and enforce any and all of the Company’s rights under such Related Party Agreement. For purposes hereof, the term “Related Party Agreement” shall mean any contract or agreement between the Company (or a Subsidiary) and a Member (or an Affiliate of such Member) including, without limitation, any agreement for the performance of any services with respect to the Properties or the sale or refinancing of the Properties.

     5.2 Major Decisions. Notwithstanding the other provisions of this Agreement, neither Campus Crest nor any manager, officer, employee or agent thereof shall have the authority on behalf of the Company or any Subsidiary to take any action, make any decision, expend any sum or suffer any obligation if to do so would constitute a Major Decision without first obtaining the Approval of the Executive Committee. For these purposes, each of Campus Crest and HSRE shall from time to time designate their respective Member representatives, each of whom shall be authorized to act on behalf of such Member (all four appointed individuals shall be referred to herein as the “Executive Committee”). The two (2) individuals initially authorized to act on behalf of Campus Crest shall be Michael S. Hartnett and Ted W. Rollins. The two (2) individuals initially authorized to act on behalf of HSRE shall be Stephen Gordon and Christopher Merrill. Any representative appointed to the Executive Committee shall have the right to propose a Major Decision. The representatives of Campus Crest and HSRE shall meet either by teleconference (upon the agreement of Campus Crest and HSRE) or at the principal office of the Company (or at such other location as Campus Crest and HSRE may agree upon) on the request of any Member upon seven (7) business days’ prior written notice to (i) all of the individuals then authorized to act on behalf of the other Member and (ii) all of the parties that are to receive notice under Section 13.8 on behalf of such Member. Any and all decisions of the Executive Committee shall require the approval of not less three (3) of the four (4) members of the Executive Committee. The failure of Campus Crest or HSRE to participate in any such meeting after confirmation of receipt of notice whether by teleconference or otherwise, shall be deemed to constitute the written approval of such Person of the proposed Major Decision. Any matters independently constituting Major Decisions shall be deemed approved by the Executive Committee pursuant to this Section 5.2 if included in a Budget approved by the Executive Committee in accordance with this Section 5.2. As used herein, “Major Decision” means any decision proposed by a Member or member of the Executive Committee to do or take any of the following actions:
     (a) Any Capital Event;
     (b) The adoption of (or Approval of any modifications to) the Annual Business Plan or Annual Operating Budget;
     (c) Entering into, modifying or enforcing the rights of the Company under any Material Contracts (as defined below). For purposes of this agreement, a Material Contract shall mean any written agreement relating to (i) any Major Decision, or (ii) the development, operation, maintenance, management, lease (excluding tenant leases), or marketing of all or any portion of the Properties and/or any other asset of the Company, if (i) the services for such contract are not provided for in the Annual Operating Budget, or (ii) such contract requires the approval of the Owner under the Property Management Agreement, Construction Agreement, Development Agreement or other Related Party Agreement or (iii) the contract or agreement obligates the Company to make aggregate payments in excess of Twenty-Five Thousand Dollars ($25,000). Notwithstanding the foregoing, change orders made by the General Contractor where Owner’s consent is not required pursuant to the terms and conditions of the Development Agreement shall not constitute a Major Decision hereunder;

     (d) The acquisition of any real or personal property other than as set forth in the Annual Operating Budget and entering into any material license agreement, reciprocal easement agreement, conditions, covenants and restrictions, or other similar agreements or easements materially affecting any portion of the Properties or title thereto other than as set forth in the Review Items Approved by HSRE in connection with a Development Project;
     (e) After receipt by Campus Crest of the IC Approval Notice, all decisions and actions of the Company with respect to Entitlements, changes in zoning and governmental approvals with respect to a Property other than as set forth in the Review Items Approved by HSRE in connection with a Development Project;
     (f) (i) The creation, assumption, incurring or consent to or release of any charge, mortgage, deed of trust, pledge, encumbrance, lien or security interest of any kind upon any property or assets of the Company; (ii) any interest rate “swap” agreement or similar interest rate hedge or interest rate protection agreement; (iii) any loan, guaranty, accommodation, endorsement or any other extension or pledge of credit to any Person; and (iv) the documentation in connection with the foregoing and the exercise of any rights and remedies with respect thereto;
     (g) Distribution of Operating Cash Flow less frequently than quarterly or Capital Proceeds other than promptly within thirty (30) days receipt thereof;
     (h) Other than with respect to Bradley Arant Boult Cummings LLP and Easley, Endres, Parkhill & Brackendorff, P.C. (which firms shall be deemed Approved by the Executive Committee as of the date of this Agreement), appointing or replacing attorneys (other than the appointment of attorneys to handle eviction or collection matters with respect to the Properties), accountants, management consultants, bankers, engaging agents, architects, engineers, environmental consultants or other independent contractors;
     (i) Establishing working capital and other reserves by or on behalf of the Company or any Subsidiary (to the extent not set forth in the Annual Operating Budget), and determining the amount of distributable Net Cash Flow;
     (j) Changing accounting policies, or approving, publishing or distributing, other than to an existing or prospective lender or purchaser, audited or unaudited accounts of the Company or any Subsidiary except to the extent required by Law or in the ordinary course of business with respect to the preparation of consolidated information for the financial statements of the parent or Affiliates of Campus Crest;
     (k) Any decisions and actions with respect to any tax matters, including, without limitation, tax elections and other actions taken by Campus Crest in its capacity as tax matters partner for the Company to the extent permitted by Law;

     (l) Permit the Company to take any action, or refrain from taking any action which, or the effect of which, would constitute or result in the occurrence of a REIT Prohibited Transaction (as defined below);
     (m) Review and Approve to file all tax returns of the Company and/or its Subsidiaries within fifteen (15) days of receipt thereof;
     (n) Indemnifying and advancing expenses in relation to any claim for indemnification to any Member, Affiliate, agent, advisor, contractor, co-venturer, co-partner, co-shareholder or investee company, partnership or other entity except to the extent permitted under Article 7, the Property Management Agreement, Construction Agreement, Development Agreement and/or any other Related Party Agreement;
     (o) The settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the enforcement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolutions, and the incurring of legal expenses, where the amount involved is reasonably expected to exceed Twenty Five Thousand Dollars ($25,000);
     (p) (i) The filing or the consent by answer or otherwise to the filing of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) the convening of a meeting of creditors or the making or proposing of any arrangement or composition with, or any assignment for the benefit of, its creditors, or the pursuing of any similar procedure under any applicable Law, or (iii) the admission in writing of the inability to pay, or the refusal generally to pay, debts as they become due;
     (q) Except to the extent provided herein, the issuance of additional Membership Interests to an existing Member or other Person, voting rights, rights to Distributions, warrants, options, securities convertible into Membership Interests or other rights to acquire ownership interests in the Company or any Subsidiary; and the admission of any Person as a Member in the Company or as a holder of equity of a Subsidiary;
     (r) Any merger, reorganization, recapitalization or similar transaction involving the Company or any Subsidiary;
     (s) The formation of any Subsidiary and the ownership structure of Subsidiary, and the terms and provisions of the organizational documents and governing agreements of such entity;
     (t) Changing the name of the Company or any Subsidiary, other than as required by Law, or changing the registered office or, registered agent of the Company;

     (u) Upon the liquidation of the Company, the appointment of one or more Persons to act as the liquidator of the Company, and if Campus Crest, HSRE or any Affiliate thereof shall be appointed as liquidator of the Company, all acts and deeds taken thereby in the furtherance of the liquidation of the Company;
     (v) Subject to Section 13.19, the disclosure of confidential information relating to financial matters, other than to existing or prospective lenders or purchasers Approved by HSRE and Campus Crest; and the disclosure of confidential information relating to the Members; and any publicity, media communications or other public announcements with respect to the Company or the Properties (other than with respect to routine public relations and communications made by each Property in the ordinary course of business); and
     (w) Any decision requiring the Approval of the Company or its subsidiaries under the Development Agreement or any other Related Party Agreement; and
          Approval of the Executive Committee shall be evidenced by either the execution of a writing by the required number of members of the Executive Committee or by a writing executed by an officer of each of HSRE and Campus Crest, with any such writing being signed in counterparts.
     5.3 Property Management Agreement. Prior to the date hereof, the Company or the Property Owning Subsidiaries owning the Properties have entered into a Property Management Agreement with the Property Manager in the form attached hereto as Exhibit G. The Members hereby Approve The Grove Student Properties, Inc. as the Property Manager.
     5.4 Notice of Certain Developments. Each Member shall promptly notify the other Member after such Member receives notice or has knowledge thereof, of (i) a default or alleged default by the Company or a Property Owning Subsidiary under any material contract to which it is a party; (ii) a default or alleged default by the Property Manager or Developer, Campus Crest or any Affiliate of any such party under any Property Management Agreement, Construction Agreement or Development Agreement; (iii) any threatened or pending litigation or investigation concerning the Company or the Properties of which such Member has actual knowledge; or (iv) any act concerning the Company, the Properties or any Subsidiary which constituted or would constitute a violation of Law. The Members shall keep one another informed on a reasonably current basis concerning any such matter of which Notice is required to be given.
     5.5 Annual Business Plan and Operating Budget.
     (a) Campus Crest shall prepare for the Approval of the Executive Committee, no later than November 1 of each Fiscal Year (except for the 2010 Fiscal Year, no later than March 31, 2010), the Annual Business Plan for each Property for the next Fiscal Year, which shall include the following:
     (i) A narrative description of any activity proposed to be undertaken;

     (ii) A detailed operating budget (“Annual Operating Budget”), including schedules of projected Operating Cash Flow and projected sources and uses of funds for such Fiscal Year, all projected operating costs and capital expenditures and administrative expenses, and a schedule of projected operating income or deficits, as the case may be;
     (iii) A leasing plan indicating, among other things, recommendations for achieving market rentals for Leases and minimum acceptable terms for Leases at the Properties;
     (iv) A description of proposed construction, including projected dates for commencement and completion and capital expenditure requirements; and
     (v) Such other information, including a description of plans, contracts, agreements, governmental approvals and other matters, as may be necessary or reasonably in order to inform the Executive Committee of all matters relevant to the development, operation, management and/or sale of the Properties or any portion thereof, and to otherwise allow the Executive Committee to make an informed decision with respect to the approval of the Annual Business Plan and Annual Operating Budget.
     (b) If the Executive Committee does not approve an Annual Operating Budget for any Fiscal Year prior to the commencement of such Fiscal Year, then, until the Executive Committee shall agree upon an Annual Operating Budget for such year, the Annual Operating Budget in effect for the immediately preceding Fiscal Year shall constitute the Annual Operating Budget for such Fiscal Year, except that (i) any items or portions of the Annual Operating Budget for such Fiscal Year upon which the Executive Committee agrees shall be substituted for the corresponding items in the preceding year’s Annual Operating Budget, (ii) with respect to all items of cost and expense that are not within the discretion of the Company (including, for example, debt service, real property taxes, utilities, costs of compliance with governmental requirements, contractually required increases and all expenditures required under the Management Agreement or any Lease), the actual amount of each such item shall be substituted for the amount of such item set forth in the preceding year’s Annual Operating Budget, and (iii) with respect to items of operating costs and expenses that are within the discretion of the Company and which have not been authorized in accordance with the terms of this Agreement, each such item of operating cost or expense shall be not more than one hundred five percent (105%) of the amount of such items set forth in the preceding year’s Annual Operating Budget; and (iv) the Annual Operating Budget shall not include non-recurring capital expenditures in the prior year’s budget.
     5.6 Development of Project.
     (a) Delivery of Review Items. Without limiting the generality of Section 5.1(b) above, Campus Crest shall submit to HSRE or their authorized designees such agreements, studies and other information or due diligence items (collectively, the

“Review Items”) as may be reasonably requested by HSRE in order for HSRE to adequately evaluate a subject Development Project (which Review Items may include, without limitation, those items described in Exhibit C hereto).
     (b) Limitations on Authority. Except as provided in Section 3.3(a), the Company shall not make any expenditures of Company funds with respect to the development of any Property, unless and until the Funding Conditions with respect to such Property have been met. In the event the Funding Conditions for a Development Project have been satisfied and subsequently there are any material changes in the Plans and Specifications for an approved Development Project from that reflected by the Review Items previously submitted by Campus Crest to, and Approved by, the Executive Committee, Campus Crest shall be required to re-submit the modified or corrected Review Items to the Executive Committee, and to obtain updated Approval prior to making any further expenditures relative to said Development Project.
     (c) Development Agreement; Property Management Agreement; and Completion and Cost Overrun Guaranty.
     (i) Prior to the date hereof, the Company, the applicable Property Owning Subsidiary and the Developer entered into a Development Agreement in the form attached hereto as Exhibit F. Immediately after the satisfaction of the Funding Conditions set forth on Exhibit E with respect to each Development Project, the Company, the applicable Property Owning Subsidiary and the Developer shall enter into a Development Agreement in the form attached hereto as Exhibit F (the completion of any blanks shall be subject to the Approval of the Executive Committee) with respect to such Property. The obligations of the Developer shall be guaranteed by the Campus Crest Guarantor to the extent provided for under the Development Agreement and/or Completion and Cost Overrun Guaranty.
     (ii) Concurrently with the closing of an Additional Property, the Company or the Property Owning Subsidiary owning the such Property shall enter into the Property Management Agreement with the Property Manager in the form attached hereto as Exhibit G (completion of which shall be subject to HSRE Approval). The property management fee shall be equal to the sum of (i) three percent (3%) of gross revenue and (ii) three percent (3%) of net operating income, unless otherwise agreed to by the Members and as set forth in the applicable Property Management Agreement.
     5.7 Rights of HSRE. Notwithstanding any other provision hereof, (i) HSRE has the right to propose from time to time any Major Decision and (ii) Campus Crest shall, at the written request of HSRE, promptly bring to all the Members for their consideration and Approval such proposed Major Decisions and any other proposed action that Campus Crest is authorized or required to propose to the Members for Approval hereunder or under the Act.

     5.8 Meetings of the Members. The Company shall have quarterly meetings of the Members at such time as shall be determined by the Members for the purpose of the transaction of any business as may come before such meeting or discussing issues concerning the business of the Company which may be raised by a Member. Special meetings of the Members, for any purpose or purposes, may be called by either Member at any time. Meetings of the Members shall be held by teleconference or otherwise at such place as shall be agreed to by the Members. Written notice stating the place, day and hour of the meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Campus Crest shall be responsible for conducting and directing meetings of the Members unless such meeting has been called by HSRE, in which case HSRE shall be responsible for conducting and directing such meeting.
     5.9 REIT Related Provisions.
     (a) The Members recognize that each Member is owned directly or indirectly by a real estate investment trust (each a “Parent REIT”) and a real estate investment trust must comply with a number of restrictions under the Code to maintain its status as a real estate investment trust (“REIT”) under Section 856 of the Code. Each Member acknowledges that it has examined the books and records associated with the Property and has determined that the current operational structure of the Property would allow each Parent REIT to qualify as a REIT. In the event either Member desires to modify the structural operations of the Properties or take any action not provided for under an applicable Annual Business Plan or Annual Operating Budget, it will present such proposed modification to the Executive Committee. If either Member determines that the proposed modification (x) would cause any of the income derived by the Company to fail to qualify as “rents from real property” or as other qualifying income under Section 856(c)(2) of the Code or (y) would otherwise cause a Parent REIT to fail to qualify as a REIT under the Code, such modification shall not occur without the Executive Committee’s Approval. Without limiting the generality of the foregoing, neither Member shall modify the structure currently utilized to provide at the Property if either Member determines that it would cause the Company to derive “impermissible tenant service income” within the meaning of Section 856(d)(3) of the Code without first presenting such proposed modification to the Executive Committee and obtaining the Executive Committee’s Approval.
     (b) The Company will explore alternatives to providing such services including, but not limited to, providing any such services through a “Taxable REIT Subsidiary” (“TRS”) of the Parent REITs or an independent contractor (as defined in Code Section 856(d)(3)) from whom neither the Company nor the Parent REITs derive any income, directly or indirectly. In this regard, the Members hereby agree that if requested by either Member, the Company will form a wholly owned subsidiary that will elect to be a TRS for the purposes of (i) providing any services to the tenants of the Properties that could potentially cause any income from the Properties to be impermissible tenant services income and/or (ii) operating any retail activities undertaken at the Property. Upon the acquisition or development of an Additional Property, the

Company (or a Property Owning Subsidiary) and the TRS shall enter into a services agreement (the “Services Agreement”) in substantially the same form to be attached hereto as Exhibit N following the date of this Agreement and upon the review and approval of both Members, whereby the TRS shall perform such services as set forth in the Services Agreement.
ARTICLE 6
TRIGGERING EVENTS; REMEDIES
     6.1 Campus Crest Triggering Event. Each of the following shall constitute a Campus Crest Triggering Event:
     (a) Any material failure by Campus Crest to perform its obligations under this Agreement that is not cured to HSRE’s reasonable satisfaction within fifteen (15) days after Notice of breach by HSRE regarding monetary default and within forty (40) days after Notice of breach by HSRE regarding non-monetary default (provided that such cure period for a non-monetary default by Campus Crest shall be extended for an additional period, not exceeding an additional ninety (90) days, so long as Campus Crest is diligently pursuing the cure of such default during such extended cure period);
     (b) Any material breach of a representation, warranty or covenant (i) by the Property Manager under the Property Management Agreement so long as the Property Manager is an Affiliate of Campus Crest; (ii) by the Developer under the Development Agreement, so long as the Developer is an Affiliate of Campus Crest; (iii) by Campus Crest or its Affiliates under the Non-Competition and Right of First Opportunity Agreement; (iv) by the General Contractor under the Construction Agreement so long as the General Contractor is an Affiliate of Campus Crest or (v) by Campus Crest or its Affiliates under any Related Party Agreement, in each case in the event such material breach is not cured within any applicable grace period under the applicable contractual agreement;
     (c) The failure by Campus Crest to obtain the Approval of HSRE prior to taking any action requiring the Approval of HSRE hereunder; provided, however, that a Campus Crest Triggering Event shall not be deemed to have occurred if Campus Crest fails to obtain the Approval of HSRE prior to taking any action requiring HSRE Approval and such action is ultimately Approved by HSRE after such action is taken;
     (d) RESERVED;
     (e) The failure by Campus Crest to fund, in full, any Required Amount under Article 3 including any grace period provided therein;
     (f) Any transfer or encumbrance of Campus Crest’s Membership Interest in the Company or any portion thereof or any direct or indirect interest therein not permitted herein without the Approval of HSRE; provided, however, that in the event that such transfer or encumbrance does not cause any material harm to HSRE, Campus Crest shall have the right to cure such breach to HSRE’s reasonable satisfaction within fifteen (15) days of Notice of breach by HSRE;
     (g) Any Material Change in Control not Approved by HSRE under Section 5.1(c); and
     (h) Any act of willful misconduct or fraud by Campus Crest concerning its obligations under this Agreement or any act of willful misconduct or fraud by the Developer concerning its obligations under the Development Agreement, the General Contractor concerning its obligations under the Construction Agreement or by the Property Manager concerning its obligations under the Property Management Agreement or by any Affiliate of Campus Crest under any other Related Party Agreement.
     6.2 Remedies for Campus Crest Triggering Event. In addition to the remedies set forth herein, upon the occurrence of a Campus Crest Triggering Event, and at any time thereafter after the applicable period for cure has lapsed, if any, HSRE may, at its option, exercise any one or more of the following remedies without the Approval of any other Member:
     (a) Cause the Company to market and sell the Properties to a third party for such prices and on such terms as HSRE deems appropriate, without the need for Approval of Campus Crest and without any right on the part of Campus Crest to purchase any of the Properties;
     (b) Dissolve the Company;
     (c) Exercise, in its sole discretion, the Company’s right to terminate (or otherwise enforce any other remedy with respect to) the Property Management Agreement, the Construction Agreement, the Development Agreement or any other Related Party Agreement between the Company or any Subsidiary and Campus Crest, or any Affiliate of Campus Crest;
     (d) Replace Campus Crest as the Member vested with day-to-day management control of the affairs of the Company as set forth in Section 5.1 pursuant to Section 6.5; and
     (e) In the case of a Campus Crest Triggering Event under Section 6.1(h) by Campus Crest only, purchase the Membership Interest of Campus Crest for an amount equal to the Net Invested Capital of Campus Crest.
     6.3 HSRE Triggering Event. Each of the following shall constitute an HSRE Triggering Event:
     (a) Any material failure by HSRE to perform its obligations under this Agreement that is not cured to Campus Crest’s reasonable satisfaction within fifteen (15) days after Notice of breach by Campus Crest regarding monetary default and within forty

(40) days after Notice of breach by Campus Crest regarding a non-monetary default (provided that such cure period for a non-monetary default shall be extended for an additional period, not exceeding an additional ninety (90) days, so long as HSRE as the case may be, is diligently pursuing the cure of such default during such extended cure period);
     (b) The failure to fund, in full, any Required Amount under Article 3;
     (c) Any transfer or encumbrance of HSRE’s Membership Interest in the Company or any portion thereof or any direct or indirect interest therein not permitted herein without the Approval of Campus Crest; provided, however, that in the event that such transfer or encumbrance does not cause any material harm to Campus Crest, HSRE shall have the right to cure such breach to Campus Crest’s reasonable satisfaction within fifteen (15) days of Notice of breach by Campus Crest; and
     (d) Any act of willful misconduct or fraud by HSRE concerning its obligations under this Agreement.
     6.4 Remedies for HSRE Triggering Event. Upon the occurrence of a HSRE Triggering Event, and at any time thereafter, after the applicable period for cure has lapsed, if any, Campus Crest may, at its option, exercise any one or more of the following remedies without the Approval of any other Member:
     (a) Cause the Company to market and sell any or all of the Properties to a third party for such prices and on such terms as Campus Crest deems appropriate, without the need for approval of HSRE and without any right on the part of HSRE to purchase any of the Properties;
     (b) Dissolve the Company; or
     (c) In the case of a HSRE Triggering Event under Section 6.3(d) by HSRE only, purchase the Membership Interest of HSRE for an amount equal to the Net Invested Capital of HSRE.
     6.5 Replacement of Campus Crest as Day-to-Day Manager; Executive Committee Changes upon.
     (a) In the event a Campus Crest Triggering Event, HSRE may elect, by delivery of ten (10) days prior written notice thereof to Campus Crest, to replace Campus Crest as the Member vested with day-to-day management control of the affairs of the Company or to admit an Affiliate of HSRE in such capacity, effective as of the date of the occurrence of such Campus Crest Triggering Event or Event of Withdrawal as hereinafter defined (the “Conversion Date”). In the event HSRE exercises its rights under this Section 6.5(a), Campus Crest or its successor-in-interest, as the case may be, shall promptly upon demand of HSRE execute and deliver to the Company all documents that may be necessary or appropriate, in the opinion of counsel of the Company, to effect the transfer of management control of the day-to-day affairs of the Company and Campus

Crest shall remain liable for all liabilities, duties and obligations of Campus Crest arising prior to such transfer of rights. From and after the Conversion Date (whether or not such conversion election is made by HSRE), Campus Crest shall have no rights to participate in the management and affairs of the Company. In addition, upon the occurrence of a Campus Crest Triggering Event, HSRE shall have the right, by delivery of written notice thereof to Campus Crest, to direct all Executive Committee members previously appointed by Campus Crest to immediately resign as Executive Committee members as of the date of occurrence of the Campus Crest Triggering Event and after the Campus Crest Conversion Date, (i) Campus Crest shall have no right to appoint any Executive Committee Members, (ii) HSRE shall have the right to appoint all Executive Committee Members, (iii) HSRE shall have the right to reduce the size of the Executive Committee to any number it desires in its sole and absolute discretion, and (iv) Campus Crest shall have no right to vote on any Major Decisions or other matters relating to the Company or otherwise make any decisions on behalf of the Company, including, without limitation, exercising any right to sell the Properties pursuant to Article 9. Notwithstanding anything in this Section 6.5 to the contrary, Campus Crest shall retain the right to receive distributions of the Company Operating Cash Flow and Capital Proceeds pursuant to Article 4 herein.
     (b) If HSRE terminates Campus Crest’s management rights as provided above, HSRE shall be entitled to provide and perform, or retain another Person to provide and perform, the facilities, personnel and services formerly performed by Campus Crest (or its Affiliate) and HSRE or such Person shall be entitled to a reasonable rate of compensation for such services and to reimbursement for all expenses reasonably incurred in connection therewith, including, without limitation, the cost of facilities, supplies and personnel acquired, used or retained exclusively for the Company and an allocable portion of HSRE’s or such Person’s general and administrative expenses to reflect the value of shared facilities, supplies and personnel.
     6.6 Other Remedies for Breach. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. Subject to the dispute resolution provisions of Section 13.3, the Members agree that all legal remedies (such as monetary damages), other than punitive damages as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.
ARTICLE 7
INDEMNIFICATION
     7.1 General. The Company shall, but only to the extent of its assets, indemnify and hold harmless each Member and each of their Affiliates and employees and the employees, officers, agents and members of the Executive Committee of the Company, from and against any loss, liability, expense, damage or injury suffered or sustained by him, her or it by reason of any acts, omissions or alleged acts or omissions arising out of his, her or its activities within the scope of the authority conferred on the respective Members, or the Person so appointed by this

Agreement or by law, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, and provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceedings or claims are based were not performed or omitted to be performed in bad faith and did not constitute gross negligence or willful misconduct. The Company shall have the right to assume the defense in any action or claim with respect to which indemnification is claimed hereunder.
     7.2 Insurance. The indemnification provisions of this Article 7 do not limit the right of a Member or other Person to recover under any insurance policy maintained by the Company or a third party. If a Person is or may be entitled to receive a payment under any such insurance policy, (i) the insurance coverage shall be such Person’s first recourse and the Company shall be obligated to make payment under this Article 7 only to the extent that the claim is not fully covered by insurance, and (ii) to the extent that the Company makes any payment under this Article 7, it shall be subrogated to the claims of such Person under the applicable insurance policies. If, with respect to any liability against which indemnification is due under Section 7.1, any Member or other Person receives an insurance policy payment which, together with any indemnification payment made by the Company, exceeds the amount of such liability, then such Member or other Person will immediately repay such excess to the Company.
     7.3 Approval of Payments. Prior to making any payment or advance under Section 7.1, the Company shall give notice to all Members of the proposed payment and shall provide the Members with such information as they may request to assess the Company’s obligation to make such payment. If either Member objects to such payment within ten (10) days after receipt of such notice, the Company shall submit the issue to arbitration under Section 13.3 and shall make payment to the claimant only to the extent that the arbitrators determine payment to be due or that the Members subsequently agree. As a condition to the right to indemnification under this Agreement, each Person otherwise entitled to indemnification must execute and deliver to the Company a written agreement to be bound by the decision of the arbitrator with respect to any claim for indemnification. Such Person shall be a party to any such arbitration proceedings, whether or not such person elects to appear therein.
     7.4 Indemnification by Member. If the Company is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Member’s personal obligations or liabilities unrelated to Company business, such Member shall indemnify and reimburse the Company for all such loss and expense incurred, including reasonable attorneys’ fees. The liability of any Member pursuant to this Section 7.4 may be assessed against such Member’s interest in the Company, including such Member’s right to receive Net Cash Flow, and any other Distributions or payments from the Company; provided, however, the liability of a Member under this Section 7.4 shall not be limited to such Member’s interest in the Company, but shall also be enforceable against such Member personally. Nothing herein contained shall be deemed to imply that any Person shall be a third party beneficiary of the terms of this Section 7.4 (which terms shall inure solely to the benefit of the Company and the respective Members, as expressly set forth in this Section 7.4).

ARTICLE 8
ACCOUNTING; REPORTING
     8.1 Fiscal Year. For income tax and accounting purposes, the Fiscal Year of the Company will end on December 31 in each year (unless otherwise required by the Code).
     8.2 Accounting Method. For income tax purposes, the Company will use the accrual method of accounting (unless otherwise required by the Code). For financial reporting purposes, financial statements of the Company are required to be prepared in accordance with the Generally Accepted Accounting Principles under U.S. Standards (“GAAP”). Campus Crest acknowledges that the financial statements of HSRE will be required to be reported in accordance with GAAP, and hereby agrees to promptly make available to HSRE (and cause the accountants for the Company to deliver) any and all information relating to the Company, including without limitation books and records, working papers and financial accounts, which may be requested by HSRE to cause the financial statements of HSRE to be prepared in accordance with the provisions hereof. Any such costs, as well as reasonable costs incurred by HSRE, including reasonable fees of the accountants of HSRE, to adjust financial reports received by the Company to be prepared in accordance with the provisions hereof, shall be borne by the Company.
     8.3 Determination and Allocation of Profits and Losses. For each Fiscal Year, Profits and Losses of the Company will be determined and allocated to the Members as provided in Exhibit B.
     8.4 Returns. Campus Crest will, at the Company’s expense, cause the preparation and timely filing of all tax returns required to be filed by the Company and any Subsidiary pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company or any Subsidiaries is required to file a tax return, all of which shall be subject to Approval of the Executive Committee as described in Section 5.2 hereof. Campus Crest shall deliver a Form K-1 to each of the Members, along with any other information relating to the Company in order for the Members to file their respective tax returns by March 15 of each taxable year. Campus Crest shall deliver copies of all tax returns to HSRE for its prior Approval, which delivery shall be made no later than forty-five (45) days following the end of each tax fiscal year.
     8.5 Financial Statements and Reports to Members. The Company shall prepare and provide financial statements and reports to each Member as follows:
     (a) Monthly Financial Statements. Campus Crest shall prepare an unaudited balance sheet of the Company as of the end of each month of each Fiscal Year and unaudited operating statements, and statements of cash flow for each calendar month showing the Company’s results for the month and the year to date and compared to the applicable budget set forth in the then approved Annual Business Plan and Annual Operating Budget. Each such financial statement shall be prepared in accordance with GAAP (or such other accounting principles Approved by HSRE) consistently applied and shall be certified to be true and correct to the best of Campus Crest’s knowledge and belief. Copies shall be furnished to the Members within twenty (20) days after the end of each calendar month. A form of such financial statement is attached hereto as Exhibit I.
     (b) Annual Financial Statements. If requested by HSRE, Campus Crest shall, at the Company’s expense, engage a firm of independent certified public accountants which is Approved by HSRE, in which case the independent certified public accountants shall within sixty (60) days after the end of each Fiscal Year (i) render their opinion on the balance sheet of the Company as of the end of each Fiscal Year, and on the Company’s statements of income and cash flow for each Fiscal Year, as prepared by Campus Crest, and (ii) render their report on the computations of Net Cash Flow for each Fiscal Year made by Campus Crest and as to whether distributions thereof during such Fiscal Year were in accordance with Sections 4.1 hereof. There shall be no requirement that an audit be performed with respect to the Company, unless so requested by a Member, in which case the costs and expenses of such audit shall be borne by the Company. Notwithstanding the foregoing, HSRE shall have the right at any time to cause the Company to cease using an independent accounting firm to prepare the foregoing financial statements, in which case such statements shall be prepared by Campus Crest’s internal accounting department.
     (c) Monthly Status Report. Campus Crest shall prepare (or cause the Property Manager or Developer, as the case may be, to prepare) and distribute to the Members not less often than monthly a status report on the Properties which shall contain as appropriate (i) a description of the status of construction of the Properties in a form attached hereto as Exhibit J, (ii) occupancy rates and impending lease expirations, (iii) a summary of rental rates being charged, and (iv) any material deviations or expected deviations from all Development Budgets and the Annual Business Plan and Operating Budget for each Property and an explanation thereof.
     8.6 Books and Records. Campus Crest shall keep or cause to be kept complete and accurate books and records with respect to the Company’s business and the accounts of the Members in which shall be entered all matters relating to the business and operations of the Company, including all income, expenditures, assets and liabilities thereof. The books and records of the Company will be maintained at the Company’s principal office.
     8.7 Information; Cooperation with HSRE.
     (a) Each Member shall have complete and unrestricted access to the books and records of the Company and Subsidiaries and to all information and documents relating to the Company or its affairs, including the right to copy any or all thereof. A Member wishing to exercise the right of access shall be required to give Campus Crest reasonable notice and to conduct its examination during normal business hours in a manner that does not unreasonably interfere with the operation of Campus Crest’s or the Company’s business, but shall be subject to no other procedures, requirements or conditions. Campus Crest shall not be entitled to keep any information related to the Company confidential from the Members. A Member need not state the purpose of any request for information. The information available to the Members shall include, without limitation, all information relating to the development of a Development Project or operation of a Property or the Company’s financial affairs under this Agreement, the Property Management Agreement, the Construction Agreement, the Development Agreement and any other Related Party Agreements.
     (b) Without limiting the generality of Section 8.7(a), the Members hereby agree that the Company and Campus Crest shall cooperate with HSRE or its designees or representatives in delivering to the foregoing parties any information and documents requested by such parties.
     8.8 Banking. The Company shall establish one or more bank or financial accounts for the Company and for each Subsidiary. Campus Crest may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts, and may place such limitations and restrictions on such authority as HSRE shall Approve.
ARTICLE 9
SALE OF PROPERTIES; PURCHASE OPTION
     9.1 Right to Initiate Sale of Properties. At any time after the twelve (12) month anniversary of the Substantial Completion Date of the last Property to be developed by the Company (the “Buy/Sell Trigger Date”), either Campus Crest or HSRE (the “Initiating Member”) shall have the right to initiate the provisions of this Article 9 with respect to any one or more of the Properties owned by the Company, by delivering written notice (a “Buy/Sell Notice”) to the other Member (the “Non-Initiating Member”) setting forth a price (the “Buy/Sell Price”) for such Property(ies) (the “Buy/Sell Property”). The Members further agree that in the event HSRE and Campus Crest and/or their Affiliates shall establish one or more other Portfolio Companies, the buy/sell provisions set forth in the operating agreement of such Portfolio Companies shall be the same as set forth in this Agreement.
     9.2 Initiation and Elections.
     (a) The Non-Initiating Member shall have a period of forty-five days after the receipt of the Buy/Sell Notice (the “Exercise Period”) within which to notify the Initiating Member in writing (the “Reply Notice”) whether the Non-Initiating Member, in its sole discretion, shall either (x) buy the Initiating Member’s interest in the Buy/Sell Property for cash pursuant to Section 9.2(b) below (“Purchase Option”), or (y) consent to the sale of the Buy/Sell Property (or its interest in the Buy/Sell Property) to the Initiating Member at one hundred percent (100%) of the Buy/Sell Price or to a third party for a cash purchase price (before deduction of Selling Expenses) not less than ninety-five percent (95%) of the Buy/Sell Price set forth in the Buy/Sell Notice (“Sale Option”).
     (b) If the Non-Initiating Member timely gives the Reply Notice electing the Purchase Option, the purchase price for the Initiating Member’s interest in the Buy/Sell Property (the “Initiating Member Purchase Price”) shall be equal to the amount which would be distributed under Section 4.1 to the Initiating Member if (i) the Buy/Sell Property were sold in a hypothetical sale for a net price equal to the Buy/Sell Price, less Selling Expenses, (ii) all of the Company’s (or the applicable Subsidiary’s) liabilities with respect to the Buy/Sell Property were paid, in full, (iii) rents, taxes and other similar items with respect to the Buy/Sell Property were pro-rated, (iv) the applicable Subsidiary was liquidated, and (v) the remaining proceeds were distributed in accordance with Section 4.1. For purposes hereof, Selling Expenses shall mean transfer taxes, survey and title charges, state deed fees, recording fees to clear title, documentary fees and taxes, if incurred and other closing costs customarily incurred by the seller for property that is the subject of this Agreement and apportioned to the seller in accordance with local customs. If the Non-Initiating Member is HSRE, Campus Crest shall promptly provide HSRE with all information regarding the Company which is reasonably available to Campus Crest and necessary to calculate the Initiating Member Purchase Price. If the Non-Initiating Member timely gives the Reply Notice electing the Purchase Option above, the Non-Initiating Member shall be conclusively deemed to have agreed to purchase, and the Initiating Member shall be conclusively deemed to have agreed to sell, the interest of the Initiating Member in the Buy/Sell Property at the Initiating Member Purchase Price.
     (c) If the Non-Initiating Member timely gives the Reply Notice electing the Sale Option, the Non-Initiating Member shall be deemed to have irrevocably consented to the sale of the Buy/Sell Property for a cash price equal to or greater than ninety-five percent (95%) of the price set forth in the Buy/Sell Notice (it being acknowledged that such proceeds shall be distributed in accordance with Section 4.1 hereof), or if the Initiating Member elects to purchase the interest of the Non-Initiating Member in the Buy/Sell Property, to sell its interest in the Buy/Sell Property to the Initiating Member for a purchase price based on one hundred percent (100%) of the Buy/Sell Price calculated pursuant to Section 9.3 below. If the Non-Initiating Member fails to give a Reply Notice prior to the expiration of the Exercise Period, it shall be conclusively presumed that the Non-Initiating Member has properly elected the Sale Option.
     9.3 Failure of Non-Initiating Member to Exercise Purchase Option; Marketing of Properties.
     (a) If the Initiating Member delivers a Buy-Sell Notice and the Non-Initiating Member elects (or is deemed to have elected) the Sale Option, then the Initiating Member shall have the obligation to either (i) during the one hundred eighty (180) day period (“Sale Period”) following the exercise or deemed exercise of the Sale Option to take all steps reasonably necessary to complete the sale of the Buy/Sell Property to a third party for a cash price equal to or greater than ninety-five percent (95%) of the Buy/Sell Price and on terms deemed satisfactory to the Initiating Member in its sole discretion; provided, however, that in no event shall the Initiating Member have the right to execute on behalf of the Company any contract or documentation imposing personal liability on any Member or Affiliate thereof or indemnifying the purchaser for any breaches of covenants, representations or warranties of the Company beyond one year after the date of sale or the expiration of the relevant statute of limitations, as applicable, or (ii) during the sixty (60) day period following the exercise or deemed exercise of the Sale Option to deliver written notice to the Non-Initiating Member stating its intention to purchase the interest of the Non-Initiating Member in the Buy/Sell Property for a cash price (the “Non-Initiating Member Purchase Price”) equal to the amount which would be distributed under Section 4.1 to the Non-Initiating Member if the Buy/Sell Property was sold at one hundred percent (100%) of the price set forth in the Buy/Sell Notice (and all of the Company’s liabilities with respect to the Buy/Sell Property were paid, in full, and rents, taxes and other similar items were pro-rated, and the Company was liquidated).
     (b) If the Initiating Member delivers written notice to the Non-Initiating Member electing to purchase the interest the Non-Initiating Member in the Buy/Sell Property, upon delivery of such notice, the Initiating Member shall be obligated to purchase the interest the Non-Initiating Member in the Buy/Sell Property and the Non-Initiating Member shall be obligated to sell its interest in the Buy/Sell Property to the Initiating Member for a cash price equal to the Non-Initiating Member Purchase Price.
     (c) Any marketing of the Buy/Sell Property shall be done in a commercially reasonable manner, and in the event the Initiating Member causes the Company or the Members to enter into any term sheet, letter of intent or contract for the sale of the Buy/Sell Property, any such document shall include customary confidentiality provisions requiring the third party to keep information regarding the Company confidential and prohibiting the disclosure of any information relating to the Company to any person other than its attorneys, advisors, representatives and lenders.
     9.4 Releases; Consents.
     (a) If any Member properly elects to purchase the other Member’s respective ownership interest in the Buy/Sell Property or the Membership Interest of the other Member, and the selling Member(s) or any of its Affiliates (including the Developer) is a guarantor or an indemnitor of any obligations of the Company or its Subsidiaries with respect to the Buy/Sell Property or is otherwise personally liable thereon (“Recourse Obligations”), a condition precedent to the closing shall be that the purchasing Member shall obtain a release of all such Recourse Obligations, except for Recourse Obligations that arise out of acts or events which occur simultaneously with or prior to the Selling Member’s transfer of its ownership interest in the Buy/Sell Property or its Membership Interest, as the case may be, to the purchasing Member; or if such a release is obtainable only with the payment of money by any Member, the purchasing Member shall fully indemnify the selling Member and its Affiliates with respect to any such obligations. Any such indemnity by the purchasing Member shall be secured by its right to all Distributions by the Company (both with respect to the purchased Membership Interest and with respect to all other Membership Interests of the purchasing Member and its Affiliates). The purchasing Member and the selling Member shall both use their reasonable best efforts to obtain any such releases without the payment of money. A condition precedent to the closing shall also be that the Company shall have obtained the consent of any lenders or other third parties required under applicable documentation to which the Company is a party. The purchasing Member and the selling Member shall both use their reasonable best efforts to obtain any such consents to the transactions contemplated by this Article 9.
     (b) The Members further acknowledge and agree that if any Member properly elects to purchase the other Member’s respective ownership interest in the Buy/Sell Property or the Membership Interest of the other Member(s) and (a) the selling Member or any of its Affiliates (including the Developer) are owed any fees under a Property Management Agreement, Construction Agreement, Development Agreement or any other Related Party Agreement and/or are entitled to reimbursement for any Pre-Development Costs under this Agreement, then a condition precedent to the closing shall be that the Company pay to the selling Member any such costs and fees under such agreements up to and through the closing of such transaction; provided, however, that reimbursement for Pre-Development Costs shall be made only if the Member entitled to such reimbursement agrees, in writing, not to acquire the Development Project(s) to which such Pre-Development Costs relate (either on its own or with a third party).
     9.5 Liabilities; Indemnity. If a Member’s Membership Interest is purchased by another Member pursuant to any provision of this Article 9, the purchasing Member shall indemnify, defend and hold the selling Member, its directors, officers, shareholders, partners, members, managers, employees and agents, or any of them harmless from any and all claims, demands, actions, losses, liabilities, costs, or expenses (including reasonable attorneys’ fees) arising out of or in connection with all obligations or liabilities of the Company, whether or not incurred or accrued while the selling Member was a Member or after the date of consummation of the purchase and sale of the selling Member’s Membership Interest, such liability to be capped at the sale price for the Membership Interest sold by the amount of proceeds received by the selling Member to the purchasing Member.
     9.6 Purchase of Initiating Member Interest; Closing. In the event a Member properly elects to purchase the other Member’s respective ownership interest in the Buy/Sell Property or the Membership Interests of the other Member under this Article 9, the closing of the sale shall be consummated on a date selected by the purchasing Member (“Buy-Out Closing Date”), which date shall be not less than thirty (30) days and not more than one hundred eighty (180) days after the exercise of by the purchasing Member of its right to purchase the other Member’s respective ownership interest in the Buy/Sell Property or the other Member’s Membership Interest. Notwithstanding the foregoing, if as of the Buy-Out Closing Date, the purchasing Member has not received any applicable permits and/or approvals required from third parties, including any existing lender of the Company or of the Property Owning Subsidiaries, as a condition to the purchase and sale of the selling Member’s Membership Interest to the purchasing Member, the Buy-Out Closing Date may be extended by the purchasing Member to not less than ten (10) days after the date of receipt of all such required permits and approvals but in no event beyond one hundred twenty (120) days after the exercise of the right to purchase. At the closing, the purchasing Member shall pay the applicable purchase price by wire transfer of immediately available funds to the account or accounts designated by the selling Member, or by certified bank check. At the closing, the selling Member shall execute and deliver assignments, instruments of conveyance or other instruments appropriate to convey the entire membership interest of the selling Member to the purchasing Member, and shall deliver to the purchasing

Member such evidence as the purchasing Member may reasonably request showing that the membership interest being sold is owned free and clear of any and all claims, liens and encumbrances of any kind or nature.
     9.7 Purchase of Loans. If there shall be any outstanding loans due from the Company to the selling Member or any Affiliate thereof (which is not also an Affiliate of the purchasing Member), such loans, including accrued and unpaid interest, shall be purchased at par or otherwise repaid in full by the purchasing Member on the Buy-Out Closing Date. The selling Member shall deliver and endorse without recourse to the purchasing Member each note or other instrument evidencing such loans and all documents securing such loans.
     9.8 Remedies for Noncompliance. The requirements or obligations, if any, of any Member to sell or purchase an interest in the Buy/Sell Property in accordance with the provisions of this Article 9 shall be enforceable, without limitation, by an action for specific performance, with the same force and effect and at least to the same extent as is permitted at law or in equity for the specific performance of a contract relating to the purchase of real property or an interest therein. In the case of a Member obligated to purchase an interest in a Buy/Sell Property pursuant to this Article 9 who fails to effect such purchase in accordance with the terms hereof (a “Defaulting Purchaser”), if an order for specific performance against the Defaulting Purchaser is not enforceable due to the lack of funds or credit by the Defaulting Purchaser or the selling Member elects not to pursue such an order, the selling Member may elect to pursue any other remedy at law or in equity and, in addition, the selling Member (herein, the “Non-Defaulting Party”) shall have the right to purchase the Membership Interest of the Defaulting Purchaser, the closing of which shall occur on any date so designated by the Non-Defaulting Party, and the purchase price being equal to the amount the Defaulting Purchaser would have received if the Properties were sold at a price equal to (i) ninety percent (90%) of the Buy/Sell Price, less (ii) Selling Expenses, and all of the Company’s liabilities were paid, in full, rents, taxes and other similar items were pro-rated, and the Company was liquidated and the proceeds of such sale were distributed in accordance with Section 4.1 hereof. In addition, the Defaulting Purchaser shall reimburse the Non-Defaulting Party for legal fees and other costs reasonably incurred by the Non-Defaulting Party in evaluating and responding to the Buy/Sell Notice and subsequent notices and documents provided under Section 9.3.
     9.9 Assignees. For purposes of this Article 9, any elections made by or on behalf of each Member under this Article 9 shall bind any assignee of any such Member; and all references in this Article 9 to a Member shall include all Affiliates of such Member and, except as provided above, all persons to which such Member has transferred or assigned any portion of his Membership Interest in the Company.
     9.10 Limitation on Competing Options. The Members hereby agree that during the period of time commencing on the date a Buy/Sell Notice is delivered by an Initiating Member to the Non-Initiating Member and ending on the earlier of the last date upon which the closing of the sale of the Properties or the Membership Interest of the selling Member was required to have been consummated under this Article 9, no Member shall have the right to deliver a competing Buy/Sell Notice under this Article 9.

     9.11 Expenses/Fees. Unless otherwise set forth in the Buy-Sell Notice, all miscellaneous title charges, escrow fees, recording fees and transfer taxes shall be paid by the party who is customarily responsible for such charges and the parties shall prorate items of income and expense, in accordance with local custom and practice.
ARTICLE 10
TRANSFER OF MEMBERSHIP INTERESTS
     10.1 General Prohibition. Except as set forth herein, a Member may not sell, transfer, encumber, pledge or assign all or any part of its Membership Interest (referred to herein as a “Transfer”) without the prior written consent of all of the other Members, which consent may be granted or withheld in each Member’s sole and absolute discretion. In order for an assignee to constitute a substituted or additional Member, the conditions set forth in Section 10.6 must be satisfied.
     10.2 Permitted Transfers. Notwithstanding the provisions of Section 10.1, but subject to this Section 10.2 and Section 10.6 below, a Member may Transfer all or any part of its Membership Interest without the consent of any other Member to any of the following (“Permitted Transferees”):
     (a) a general or limited partnership in which the assigning Member or persons Controlling the assigning Member are the sole or managing general partner(s) or Control the sole or managing general partner;
     (b) a corporation Controlled by the assigning Member or persons Controlling the assigning Member;
     (c) a trust, the sole trustee of which is Controlled by the assigning Member or persons Controlling the assigning Member on the date hereof, and the beneficiaries of which are members of the Immediate Family of the assigning Member or of one or more of its owners on the date hereof;
     (d) a limited liability company Controlled by the assigning Member or persons Controlling the assigning Member; or
     (e) as otherwise permitted under this Agreement.
Notwithstanding anything in this Section 10.2 to the contrary, a Member may not assign all or part of its Membership Interest if such assignment would (i) be to a Person that is not an “accredited investor” (as defined by Rule 501 promulgated under the Securities Act of 1933), (ii) result in the Company not qualifying for an exemption from the registration requirements of the federal or any applicable state securities laws, (iii) subject the Company to withholding obligations to any Member under the Foreign Investment in Real Property Tax Act of 1980, as amended, (iv) cause any rent received by the Company under a lease to constitute related party rents under Section 856(d)(2)(B) or (v) result in the violation of or a default under any term or provision of any agreement to which the Company or any of its assets is bound.

     10.3 Involuntary Transfers. In the event any Member shall be adjudged Bankrupt (such Member being referred to herein as a “Bankrupt Member”), the personal representative or trustee (or successor-in-interest) of the deceased, insane or incompetent Member or Bankrupt Member shall be an assignee of such Member’s Membership Interest having the rights set forth in Section 10.5 and shall not become an additional or substituted Member unless and until the conditions set forth in Section 10.6 are satisfied; and any such Member’s estate (or successor-in-interest) shall be liable for all of its obligations as a Member.
     10.4 Dissolution or Termination of Members. In the event of the dissolution of a Member that is a partnership, limited liability company or a corporation or the termination of a Member that is a trust, the successors-in-interest of the dissolved or terminated Member shall, for the purposes of winding up the affairs of the dissolved or terminated Member, have the rights of an assignee of such Member’s Membership Interest, as described in Section 10.5, and shall not become additional or substituted Members unless and until the conditions set forth in Section 10.6 are satisfied.
     10.5 Status of Assignor and Assignee. The assignor of a Membership Interest shall remain liable for all obligations of the assignor under this Agreement unless the other Members unanimously approve the release of the assignor. Until the provisions of Section 10.6(b), (c) and (d) are satisfied with respect to any such assignee, such assignee shall not be a Member but shall be an assignee having the rights described in this Section 10.5. Any Person who acquires all or any portion of the Membership Interest of a Member in the Company in any manner (including pursuant to a transfer permitted by Section 10.2), shall not be a Member of the Company unless and until the conditions of Section 10.6 are satisfied. Unless and until such conditions are satisfied, such Person shall, to the extent of the Membership Interest acquired, be entitled only to the transferor Member’s rights, if any, in the Profits, Losses, Operating Cash Flow, Capital Proceeds and other distributions to the Members pursuant to this Agreement, subject to the liabilities and obligations of transferor Member hereunder; but such Person shall have no right to participate in the management of the business and affairs of the Company and shall be disregarded in determining whether the approval, consent or any other action has been given or taken by the Members. Any such assignee shall have the same right, subject to the same limitations, as the transferor Member had under the provisions of this Article 10 to assign its Membership Interest as a Member (including the right to assign such Membership Interest to any person to which such Member could have assigned its Membership Interest pursuant to Section 10.2), but any such further assignee shall have only the rights set forth in this Section 10.5 and shall not become an additional or substituted Member of the Company unless and until the conditions of Section 10.6 have been satisfied.
     10.6 Admission Requirements. No assignee of all or any portion of a Member’s Membership Interest or any other person shall be admitted as an additional or substituted Member of the Company unless and until:
     (a) such admission has been Approved in writing by all Members having the right to Approve such transfer hereunder, which approval may be given or withheld in the sole discretion of each Member;

     (b) such assignment is made in writing, signed by the assigning Member (or its successor) and accepted in writing by the assignee, and a duplicate original of such assignment has been delivered to the non-transferring Member;
     (c) the Company has received an opinion of counsel as contemplated by Section 10.1 or each Member has waived this requirement; and
     (d) the assignee executes and delivers to the Company and each other Member a written agreement in form reasonably satisfactory to the Member and each Member, pursuant to which such assignee agrees to be bound by and confirms the obligations, representations and warranties contained in this Agreement.
     10.7 Effective Assignment. In the event an assignment is made in accordance with this Agreement, unless otherwise required by the Code:
     (a) the effective date of such assignment shall be the date the written instrument of assignment is received and approved by all of the non-assigning Members;
     (b) the Company and the non-assigning Members shall be entitled to treat the assignor of the assigned Membership Interest as the absolute owner thereof in all respects and shall incur no liability for allocations of Profits or Losses and distributions of Operating Cash Flow or Capital Proceeds made in good faith to such assignor until such time as the written instrument of assignment has been actually received and approved by the other Members and recorded in the books of the Company; and
     (c) any Profits and Losses shall be allocated between the assignor and the assignee of the assigned Membership Interest in the manner described in Exhibit B.
     10.8 Cost of Admission. The cost of processing and perfecting an admission contemplated by this Article 10 (including reasonable attorneys’ fees incurred by the Company) shall be borne by the party seeking admission as a Member to the Company.
ARTICLE 11
DISSOLUTION
     11.1 Dissolution. Dissolution of the Company will occur upon the happening of any of the following events:
     (a) Upon the sale or other disposition of substantially all of the assets of the Company and its Subsidiaries;
     (b) An Event of Withdrawal of Campus Crest (as defined in Section 11.2), unless the Company is continued as provided in Section 11.2;
     (c) The mutual agreement of Campus Crest and HSRE to dissolve the Company; or

     (d) The election of HSRE to dissolve the Company after a Campus Crest Triggering Event as provided in Section 6.2, or the election of Campus Crest to dissolve the Company after an HSRE Triggering Event as provided in Section 6.4.
     11.2 Events of Withdrawal. An Event of Withdrawal of a Member occurs when any of the following occurs:
     (a) With respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;
     (b) With respect to any Member that is a partnership or a limited liability company, upon dissolution of such entity;
     (c) With respect to any Member who is an individual, upon either the death of the individual or the entry by a court of competent jurisdiction of an order adjudicating the individual to be incompetent to manage such individual’s person or estate;
     (d) With respect to any Member that is a trust, upon termination of the trust;
     (e) With respect to any Member that is an estate, upon final distribution of the estate’s Membership Interest;
     (f) With respect to any Member, the bankruptcy or insolvency of the Member; or
     (g) Any other event which terminates the continued membership of a Member in the Company.
     Within 30 days following the occurrence of any Event of Withdrawal with respect to a Member, such Member (or his representative) must give Notice of the date and the nature of such event to the Company. The purpose of this Notice is to enable the remaining Members to continue the Company if such remaining Members desire to avoid a Dissolution and liquidation of the Company. Any Member failing to give such Notice will be liable in damages for the consequences of such failure as otherwise provided in this Agreement. Upon the occurrence of an Event of Withdrawal, such Member will cease to have any management rights under this Agreement and such Member’s Membership Interest will be deemed transferred to such Member’s transferee or other successor in interest (which Person, unless already a Member in such capacity, will have only the limited rights of a transferee as set forth in Section 10.5, unless and until admitted as a Substitute Member).
     11.3 No Voluntary Withdrawal. Each Member agrees that such Member will not voluntarily withdraw from the Company (whether by resignation, retirement or withdrawal) except for permissible Transfers under this Agreement. Any such attempted voluntary withdrawal shall be void and of no effect.

ARTICLE 12
LIQUIDATION
     12.1 Liquidation. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. As soon as possible following the occurrence of a Dissolution event, the Company will file a statement of intent to dissolve with the Delaware Secretary of State pursuant to the Act. Campus Crest or if Campus Crest shall no longer be the day-to-day manager of the Company as a result of being replaced in such capacity pursuant to Section 6.5, any Person appointed by a majority in interest (determined by Participating Percentages) of the remaining Members will act as the liquidating trustee. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation (including any distribution in kind) will be allocated to Members, and credited or charged to Capital Accounts, in accordance with the Tax Allocation Provisions. Any liquidating trustee (including Members) is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process as such Person deems necessary or desirable. Until the filing of articles of dissolution as provided in Section 12.7, the liquidating trustee may settle and close the Company’s business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 12.2.
     12.2 Priority of Payment. The assets of the Company will be distributed in Liquidation in the following order:
     (a) First, to creditors by the payment or provision for payment of the debts and liabilities of the Company (including any loans or advances that may have been made by any Member or Affiliate) and the expenses of Liquidation;
     (b) Second, to the setting up of any reserves that Campus Crest and HSRE determine are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and
     (c) Third, in the manner provided for in Section 4.1 hereof.
     12.3 Liquidating Distributions. The liquidating Distributions due to the Members will be made by selling the assets of the Company and distributing the net proceeds. Notwithstanding the preceding sentence, but only upon the agreement of all Members, the liquidating Distributions may be made by distributing some or all of the assets of the Company in kind to the Members in proportion to the amounts distributable to them pursuant to Section 12.2, and valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes) on the date of Distribution. Except as provided herein, any assets distributed in kind shall be deemed to have been sold for their Fair Market Value (net of such liabilities) and the Capital Accounts of the parties shall be adjusted to reflect such deemed sale for purposes of determining the Distributions to which they are entitled under Section 12.2. Each Member agrees to save and hold harmless the other Members from such Member’s proportionate share of any and all such liabilities which are taken subject to or assumed. Appropriate and customary prorations and adjustments will be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member. The Members acknowledge that Section 12.2 may establish Distribution priorities different from those set forth in the provisions of the Act applicable to Distributions upon Liquidation, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.
     12.4 No Restoration Obligation. Nothing contained in this Agreement imposes on any Member an obligation to make a contribution in order to restore a deficit Capital Account upon Liquidation of the Company.
     12.5 Timing. Final Distributions in Liquidation will be made by the end of the Company’s Fiscal Year in which such actual Liquidation occurs (or, if later, within 90 days after such event) in the manner required to comply with the Treasury Regulations promulgated under Section 704(b) of the Code (the “§704(b) Regulations”). If it is not practicable to make such Distributions within that time, they may be delayed for a reasonable time to allow the orderly liquidation of the Company’s assets. Payments or Distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under Section 12.2, in any manner consistent with this Agreement and the § 704(b) Regulations.
     12.6 Liquidating Reports. A report will be submitted with each liquidating Distribution to Members, showing the collections, disbursements and Distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the liquidation process.
     12.7 Certificate of Dissolution. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file a Certificate of Dissolution (or other instrument appropriate to cancel its Certificate of Formation) with the Delaware Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.
ARTICLE 13
GENERAL PROVISIONS
     13.1 Amendment. This Agreement may be amended only by a writing signed by all Members.

13.2 Authorized Representatives.
     (a) For the purposes hereof, all Approvals hereunder shall be deemed valid and binding on a Member if given by any Authorized Representative thereof.
     (b) The four individuals appointed to the Executive Committee under Section 5.2, shall be deemed the Authorized Representatives of the respective Members which appointed them.
     (c) Any Member may remove or change any of its Authorized Representatives or appoint additional Authorized Representatives by giving written notice thereof to the other Member. Such change, removal, or appointment shall be effective upon the later to occur of (i) the date of receipt of such notice by such other Member or (ii) the effective date for such change, removal or appointment set forth in such notice. Any replacement or additional Authorized Representative thereof shall in the case of the Campus Crest be either an officer or manager of Campus Crest or an Affiliate thereof.
13.3 Arbitration.
     (a) Except in the event of a breach by a Member under Article 10 or Section 13.19 hereof, if any dispute, controversy or claim arises between the Members with respect to whether either Member is in breach or default of its respective obligations hereunder, or as to whether any breach or default has occurred under the Property Management Agreement, the Construction Agreement or the Development Agreement, or any agreement between Campus Crest or any of its Affiliates and the Company (or any of its Affiliates), then the dispute shall be settled by arbitration at a location in the United States where the defendant Member has its principal place of business (or if the principal place of business of the defendant Member is outside the United States, at a location in the United States designated by the defendant Member). Such arbitration shall be administered by the American Arbitration Association (“AAA”) and shall be conducted in accordance with the Commercial Arbitration Rules (the “Rules”) of AAA then in effect, or such other arbitral body as the Members may jointly select.
     (b) The award of the arbitrator shall be binding upon the parties and each party hereby consents to the entry of judgment by any court of competent jurisdiction in accordance with the decision of the arbitrator.
     (c) The prevailing party in any such arbitration shall be entitled to recover, in addition to any other relief awarded, its reasonable costs of preparation for and participation in the arbitration, including reasonable attorneys’ fees. The arbitrator shall have no power to award punitive, treble or other multiple damages, as a result of this Section 13.3, and the arbitrator’s jurisdiction is limited accordingly, and no arbitration award issued pursuant to this Section 13.3 shall grant such damages.

     (d) The Members hereby agree to make a good faith effort to resolve any dispute, controversy or claim arising between them prior to electing to arbitrate such matter.
     (e) Any such arbitration proceedings shall include by consolidation, joinder or joint filing, any additional person or entity not a party to this Agreement to the extent necessary to the final resolution of the matter in controversy.
     (f) In the event that a Member breaches any provision of Article 10 or Section 13.19 hereof, the Company or the other Member, as applicable, shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction (either in law or in equity) to enforce the specific performance thereof by the Member or to enjoin the Member from any further or continuing breach or violation without the necessity of showing actual damages or furnishing a bond or other security. In the event the Company the other Member, as applicable, initiates any legal action (including, without limitation, litigation) to enforce Article 10 or Section 13.19 hereof or to seek damages for any breach hereof, the Company shall be entitled to recover from the Member reasonable attorneys’ fees and all other costs incurred by it in connection with such legal action. Each Member hereby irrevocably waives all defenses inconsistent with the terms of this Section 13.3(f). Each Member hereby submits to the jurisdiction of the federal or state courts of the location in the United States where the defendant Member has its principal place of business (or if the principal place of business of the defendant Member is outside the United States, at a location in the United States designated by the defendant Member) for all matters related in any manner to this Section 13.3(f).
     13.4 Unregistered Interests. Each Member (a) acknowledges that the Membership Interests are not securities and, therefore have not been registered under The Securities Act of 1933, as amended, or under similar provisions of state law, (b) represents and warrants that such Person is an accredited investor as defined for federal securities laws purposes, (c) represents and warrants that the Membership Interest is being acquired for such Person’s own account, for investment, and with no view to the distribution of the Membership Interest, and (d) agrees not to sell or to offer to sell all or any part of its Membership Interest without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the transfer is exempt from such registration requirements.
     13.5 Waiver of Dissolution Rights. The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Person’s sole entitlement on Dissolution of the Company and waives and renounces such Person’s right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.
     13.6 Waiver of Partition Right. Each Member waives and renounces any right that it may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any real property held by the Company.

     13.7 Waivers Generally. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.
     13.8 Notice. All Notices under this Agreement will be in writing and will be sent addressed as follows:

If to HSRE:	c/o Harrison Street Real Estate Capital, LLC
71 S. Wacker Drive
Suite 3571
Chicago, IL 60606
	Attn:	Christopher N. Merrill Stephen M. Gordon

With copy (not constituting notice) to:	DLA Piper US LLP 203 N. LaSalle #1900
Chicago, IL 60601
Attn: Jesse A. Criz

If to Campus Crest:	c/o Campus Crest Communities, Inc.
2100 Rexford Rd, 4th Floor
Charlotte, NC 28211
Attention: Donald L. Bobbitt, Jr.

With a copy (not constituting notice) to:	c/o Bradley Arant Boult Cummings LLP One Federal Place
1819 Fifth Avenue North
Birmingham, AL 35203
Attention: Dawn Helms Sharff
     Each Member shall have the right from time to time to change its address and add or delete, or change the addresses of, Persons to whom copies of Notices must be sent. Any Notice given to any Member in accordance with this Agreement will be deemed to have been duly given: (a) on the date of receipt if personally delivered, (b) five (5) days after being sent by U.S. mail, postage prepaid, (c) the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, or (d) one (1) business day after having been sent by a nationally recognized overnight courier service. In computing time periods, the day of Notice will be included. For Notice purposes, a day means a calendar day. Any Notice given by a Member to all other Members shall be deemed given to the Company.
     13.9 Other Business of Members. Subject to the terms of this Agreement, the terms of the Non-Competition and Right of First Opportunity Agreement and the terms of the

Development Agreement, Construction Agreement and Property Management Agreement, the Members, their constituent owners, their Affiliates, and the respective employees and agents of all such parties, shall be free to engage in or possess any interests in other business ventures of any kind, whether or not directly competing with the Company or the Properties, and to exploit other business opportunities, whether or not arising from the conduct of Company business, and the pursuit of such ventures or business opportunities will not be deemed improper for purposes of this Agreement.
     13.10 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.
     13.11 Entire Agreement. This Agreement and the other instruments being entered into between the parties pursuant hereto or thereto, contains the entire agreement and understanding of the Members concerning its subject matter and supersedes all other prior agreements, including, without limitation, the Original Agreement.
     13.12 Benefit. The contribution obligations of each Member will inure solely to the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.
     13.13 Binding Effect. This Agreement is binding upon, and inures to the benefit of, the Members and their permitted transferee; provided that, any transferee will have only the rights specified in Section 10.5 unless admitted as a Substitute Member in accordance with this Agreement.
     13.14 Further Assurances. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.
     13.15 Headings. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.
     13.16 Governing Law. Except to the extent pre-empted by any federal law, this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise expressly required by the Act.
     13.17 Limited Liability of Member. Except as expressly required under the Act or required hereunder, (i) no Member shall have any liability to contribute money or make loans to, the Company, and (ii) no Member shall be liable for any liabilities or obligations of the Company.

     13.18 Counterparts. This Agreement may be executed in multiple counterparts with separate signature pages, each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument. To facilitate the execution of this Agreement, the parties may execute and exchange by facsimile or by Adobe Acrobat counterparts of the signature pages, and such execution shall be deemed an original by the parties.
     13.19 Confidential Information. Except to the extent required or permitted by this Agreement or required by any applicable Law, or compelled use in litigation, or for tax return preparation, each Member shall maintain the confidentiality of, and not publicly disclose, (a) the terms of this Agreement, any agreement executed in connection herewith or any agreement to which the Company or any Subsidiary thereof is a party or (b) any financial information or other forecasts regarding the Company or any Subsidiary thereof, in all cases other than with the Approval of all Members (which Approval shall not be unreasonably withheld), without the consent of the Company and the other Members. Without limiting the generality of the foregoing, prior to a Member issuing any press release, disclosure statement or other marketing item, such release, statement or item shall be presented to and subject to the Approval of the other Member, such Approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, no information provided by Campus Crest to its Affiliates or in any private placement memorandum, organizational documents or regular reports that either HSRE or Campus Crest provides to investors (or potential investors) in any fund of which it is a sponsor, managing general partner or the equivalent shall be subject to the foregoing terms of this Section 13.19. Nothing in this Section 13.19 is intended to waive the attorney-client privilege or any other privilege, including the tax advisor privilege under Section 7525 of the Code. In the event either Member shall disclose any information of the other Member to the extent required by Law, (i) the disclosing Member shall send Notice of such disclosure to the other Member immediately after such disclosure unless prohibited by Law and (ii) the disclosing party shall use reasonable efforts to seek protection for confidential information that is required to be disclosed.
[signature pages to follow]

     IN WITNESS WHEREOF, each of the parties has executed this Amended and Restated Operating Agreement of HSRE-Campus Crest I, LLC, as of the date first set forth above, and agrees to be bound by this Agreement.

Campus Crest:

CAMPUS CREST VENTURES III, LLC, a Delaware limited liability company

By:	Campus Crest Properties, LLC, a North Carolina limited liability company, its Manager

	By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Its:	Manager

HSRE:

HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company

By:	HSREP II Holding, LLC, a Delaware limited liability company, its sole member

	By:	HSRE REIT II, a Maryland real estate investment trust, its member

By: /s/ Stephen Gordon

Name: Stephen Gordon
Its: Trustee

JOINDER
     The undersigned hereby executes this Agreement not as a Member of the Company, but solely for the purposes of guaranteeing payment of the obligations of Campus Crest and the Developer, to the extent provided for under this Agreement, the Development Agreement and the Completion and Cost Overrun Guaranty Agreement.

October 19, 2010	CAMPUS CREST GUARANTOR:

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

	By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Its:	Executive Vice President, Chief Financial Officer and Secretary of the sole member of its General Partner

JOINDER
     The undersigned hereby executes this Agreement not as a Member of the Company, but solely for the purposes of approving the form of the Development Agreement attached hereto as Exhibit F and the form of the Property Management Agreement attachment hereto Exhibit G.

October 19, 2010	PROPERTY MANAGER:

THE GROVE STUDENT PROPERTIES, INC., a Delaware corporation

	By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Its:	Chief Financial Officer, Secretary and Treasurer

October 19, 2010	DEVELOPER:

CAMPUS CREST DEVELOPMENT, INC., a Delaware corporation

	By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Its:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT A
DEFINITIONS
     Act. The Delaware Limited Liability Company Act, as amended from time to time.
     Acquisition Budget. For each Property acquired by the Company, a form of which attached as Exhibit K.
     Acquisition Loan. For each Property acquired by the Company, the loan(s) obtained by the Company to fund the acquisition of such Property.
     Acquisition Property. An existing student housing Property that has been or is intended to be acquired by the Company.
     Acquisition Termination Notice. The meaning set forth in Section 3.3(b) hereof.
     Additional Member. Any new Member admitted after the date of this Agreement other than a Substitute Member.
     Additional Properties. All Development Projects and Acquisition Properties acquired by the Company.
     Affiliate. Any Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under Common control with a Member; any Person that is an officer, director, partner, member, principal, manager or trustee of or serves in a similar capacity with respect to a Member, or any Entity in which a Member, directly or indirectly, is a partner, principal, shareholder, member, beneficiary or otherwise an owner. For purposes hereof, the term “Control” of Person shall mean the power, directly or indirectly, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
     Agreement. This Amended and Restated Operating Agreement of the Company, also known as a limited liability company agreement under the Act, as amended from time to time.
     Annual Business Plan. The annual business plan of the Company which has been approved by the Members, from time to time pursuant to Section 5.5 hereof.
     Annual Operating Budget. The annual operating budget of the Company which has been approved by the Members, from time to time pursuant to Section 5.5 hereof.
Approve, Approved or Approval. As to the subject matter thereof and as the context may require or permit, an express approval contained in a written statement signed by an approving Person or any authorized representative thereof.

     Approved Pre-Development Costs or Pre-Acquisition Costs. The Pre-Development Costs or Pre-Acquisition Costs incurred by Campus Crest and its Affiliates in connection with the acquisition or development of a Property, each as set forth in the applicable Acquisition or Development Budget Approved by HSRE.
     Budgeted Project Costs. The aggregate costs for the acquisition or development of a Property as set forth in the applicable Acquisition or Development Budget, respectively.
     Buy-Out Closing Date. The meaning set forth in Section 9.6 hereof.
     Buy/Sell Notice. The meaning set forth in Section 9.1 hereof.
     Buy/Sell Price. The meaning set forth in Section 9.1 hereof.
     Campus Crest. The meaning set forth in the Recitals.
     Campus Crest Change in Control Effective Date. The meaning set forth in Section 5.1(c) hereof.
     Campus Crest Guarantor. Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership.
     Campus Crest Triggering Event. The meaning set forth in Section 6.1 hereof.
     Capital Account. The meaning set forth in Exhibit B hereof.
     Capital Call. The meaning as set forth in Section 3.2 hereof.
     Capital Contribution. The amount of money and/or the Fair Market Value of any property contributed to the capital of the Company by a Member (less the amount of liabilities encumbering such property assumed by the Company or to which such property is subject). For purposes of calculating the Internal Rate of Return under Section 4.4, the Capital Contributions of HSRE and the dates of such Capital Contributions shall be set forth on Schedule 2 attached hereto.
     Capital Event. The borrowing of any funds by the Company or the placement of new or additional financing securing all or any portion of a Property or any interest therein; the refinancing of any existing or new financing upon all or any portion of a Property or any interest therein; or the sale, exchange, condemnation, casualty loss or other disposition (whether voluntary or involuntary) of all or any portion of the Properties or any interest therein (including any disposition in consideration for securities in any real estate investment trust or other entity), other than leases of space and dispositions of personal property in the ordinary course of business.
     Capital Proceeds. The consideration resulting from a Capital Event with respect to one or more of the Properties, less the sum of (a) any expenses incurred in connection with such Capital Event, (b) any portion of such proceeds applied toward the payment of any indebtedness being refinanced or secured by or relating to the Property disposed of, (c) any portion of such proceeds applied to acquire, develop, or rehabilitate real property or personal property or interests therein in accordance with the terms hereof, and (d) any portion of the proceeds reserved for payment of expenses and/or working capital Approved by HSRE.
     Certificate. The Certificate of Formation of the Company, as amended from time to time.
     Certificate of Occupancy. The date upon which the Developer secures a final certificate of occupancy or local equivalent for Development Properties.
     Code. The Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).
     Company. HSRE-CAMPUS CREST I, LLC, a Delaware limited liability company, as formed under the Certificate and governed by this Agreement.
     Completion and Cost Overrun Guaranty. The completion, payment and performance guaranty to secure the completion of a Development Project and payment of Cost Overruns, executed and delivered by the Campus Crest Guarantor in favor of the Company and, to the extent required, the holder of the Construction Loan.
     Completion Date. The date upon which the final completion of a Development Project occurs in accordance with the Development Agreement.
     Construction Agreement. That certain Construction Agreement to be entered into by Campus Crest Construction, Inc., a Delaware corporation, and each Property Owning Subsidiary, a form of which is attached hereto as Exhibit O.
     Construction Loan. The indebtedness of the Company incurred pursuant to Section 3.6 hereof in connection with the construction and development of each Development Project.
     Construction Schedule. The construction schedule for a Development Project.
     Contributed Property Interest. The meaning set forth in Section 3.3(a) hereof.
     Contributing Member. The meaning set forth in Section 3.6(a) hereof.
     Control or control. The power, directly or indirectly, to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     Conversion Date. The meaning set forth in Section 6.5(a) hereof.
     Cost Overruns. The meaning set forth in the Development Agreement.

     “Day” or “day”. Any day which is not a Saturday or Sunday and on which banks are open for business in the State of New York.
     Default Amount. The meaning set forth in Section 3.6(a) hereof.
     Defaulting Member. The meaning set forth in Section 3.6(a) hereof.
     Defaulting Purchaser. The meaning set forth in Section 9.8 hereof.
     Development Agreement. The Development Agreement in the form attached as Exhibit F to be entered into by Developer and the Property Owning Subsidiary that develops a Development Project.
     Development Budget. The final development budget for each Development Project Approved by HSRE, a form of which is attached as Exhibit K.
     Development Project. A Property that has been or is intended to be developed and constructed by the Company, including, without limitation, the Properties set forth on Schedule 1 attached hereto.
     Developer. Campus Crest Development, Inc., a Delaware corporation, or such other Person as Approved by HSRE.
     Dilution Percentage. The meaning set forth in Section 3.6(e) hereof
     Distribution. The amount of any money (expressed in United States currency) and the Fair Market Value of any property (net of liabilities) distributed by the Company to the Members, whether as a distribution of Net Cash Flow or otherwise under this Agreement. For purposes of calculating the Internal Rate of Return under Section 4.4, Distributions shall also include the amount of proceeds received by a Member from the sale or disposition of all or a portion of its Ownership Interest in the Company or a Property owned by the Company to another Member or a third party, the amount of Necessary Cost Loans made by a Member, and any proceeds distributed to a Member in repayment of any preferred equity investment in any Subsidiary.
     Distribution Shortfall. The meaning set forth in Section 4.4 hereof.
     Dissolution. The occurrence of any of the events set forth in Section 11.1, causing the Company to dissolve as a legal entity.
     Entitlements. Any and all entitlements, permits, zoning, governmental and/or quasi-governmental approvals and exactions including, without limitation, a vesting tentative tract map and conditional use permits required to be obtained in order to develop and construct a Development Project.

     Entity. Any corporation, general partnership, limited partnership, joint venture, trust, business trust, limited liability company or other association or other form of business or legal entity.
     Exercise Amount. The meaning set forth in Section 3.7(d) hereof.
     Excess Project Costs. With respect to each line item of Project Costs, the amount, if any, by which such line item of Project Costs exceeds said line item of Budgeted Project Costs.
     Exercise Period. The meaning set forth in Section 9.2(a) hereof.
     Event of Withdrawal. The meaning set forth in Section 11.2 hereof.
     Fair Market Value. The value of any property distributed to a Member by the Company, as determined by the mutual agreement of HSRE and Campus Crest in the case of any other asset.
     Financing Commitment. The meaning set forth in Section 9.2(b) hereof.
     Fiscal Year. The fiscal and taxable year of the Company, including both 12-month and short fiscal or taxable years.
     Funding Conditions. Those conditions set forth in Exhibit E that must be satisfied in order for HSRE to be obligated to make a Mandatory Capital Contribution for a Development Project or the acquisition of a Property.
     Funding Member. The meaning set forth in Section 3.7(a) hereof.
     General Contractor. The general contractor for a Development Project Approved by the Members.
     Governmental Authority. Any federal, state or local government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, board, office, body or commission or other governmental authority or agency, domestic or foreign.
     Hard Costs. The total Budgeted Project Costs, excluding land cost, Soft Costs, any transfer taxes and customary fees payable to local jurisdictions associated with selling the land and any other fees payable to HSRE, Campus Crest or their Affiliates.
     HSRE. The meaning as set forth in the Recitals.
     HSRE Change in Control Effective Date. The meaning set forth in Section 5.1(c) hereof.
     HSRE Mandatory Capital Contribution. Any Mandatory Capital Contribution made by HSRE.

     HSRE Triggering Event. The meaning set forth in Section 6.3 hereof.
     IC Approval Notice. The meaning set forth in Section 3.3(b) hereof.
     Immediate Family. The parents, children, grandchildren and spouse of such Person.
     In Balance. As defined in the Development Agreement.
     Initial Capital Contribution shall mean the amount of cash or the Fair Market Value of any property contributed to the Company by the Members pursuant to Section 3.1 hereof.
     Initiating Member. The meaning set forth in Section 9.1 hereof.
     Initiating Member Purchase Price. The meaning set forth in Section 9.2(b) hereof.
     Internal Rate of Return. The rate, determined as set forth herein, which will discount Distributions made to a Member by the Company to an amount equal to the Capital Contributions made by such Member. A specified Internal Rate of Return (the “Applicable IRR”) shall be deemed to have been attained as of any date that (i) the sum of the separate present values of each Distribution made to the Member, when discounted to their present values as of the date of the Initial Capital Contribution made by such Member, using a discount rate equal to the Applicable IRR is equal to (ii) the sum of the separate present values of each Capital Contribution made to the Company by such Member, when discounted to their present values as of the date of the Initial Capital Contribution made by such Member, using the same specific discount rate as referred to above. The XIRR function in Microsoft Excel, U.S. English Version MS Excel 2003 or any other program approved by the Members shall be used to calculate whether an Applicable IRR is obtained, and the present value shall be determined using monthly compounding periods. Any Capital Contributions made by a Member and Distributions made by the Company to a Member during a month shall be deemed to occur on the first or last day of the month in which such Distribution or Capital Contribution is made, whichever is closer to the actual date of such Capital Contribution or Distribution. The Internal Rate of Return with respect to any Member shall be deemed to include any amount paid or received by any predecessor in interest of any Member.
     “Internal Revenue Service” or “IRS”. The Internal Revenue Service of the United States.
     Laws. All statutes, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, all Governmental Authorities.
     Lease. Any agreement in effect from time to time between the Company or a Property Owning Subsidiary, as landlord, and any other Person, as tenant, conferring upon said tenant the right to use and occupy space at a Property, including without limitation the leases for retail, parking or storage space (including, without limitation, month-to-month tenancies), and any occupancy, licensee, franchise and concessionaire agreement from time to time applicable to a Property (other than subleases, occupancy, license, franchise, concessionaire agreements entered into by tenants and third parties for space within such tenant’s premises) and all amendments and supplements thereto.
     Liquidation. The process of winding up and terminating the Company after its Dissolution.
     Major Decisions. The meaning set forth in Section 5.2 hereof.
     Mandatory Capital Contributions. With respect to any Member, any Capital Contribution required to be made by such Member pursuant to Section 3.2, Section 3.4, or otherwise designated as a “Mandatory Capital Contribution” under this Agreement.
     Mandatory Capital Limit. An amount equal to the Budgeted Project Costs for the acquisition or development of a Property, minus the amount of Project Financing to be obtained by the Company with respect to such Property, all as Approved by HSRE.
     Material Change in Control. The meaning set forth in Section 5.1(c) hereof.
     Member. An initial Member as listed in Section 1.4, and any other Person subsequently admitted to the Company as an Additional Member or Substitute Member in accordance with the terms of this Agreement.
     Membership Interest. With respect to each Person owning an interest in the Company, all of the interests of such Person in the Company, including such Person’s interest in the Profits and Losses of the Company, such Person’s Capital Account, such Person’s right to receive Distributions and all other rights and obligations of such Person under this Agreement.
     Necessary Contributions. The meaning set forth in Section 3.7 hereof.
     Net Cash Flow. Operating Cash Flow and Capital Proceeds.
     Net Invested Capital. Shall mean the aggregate amount of Capital Contributions made to the Company by a Member, reduced by the amount of distributions constituting a return of capital under Section 4.1(b)(ii).
     Non-Competition and Right of First Opportunity Agreement. The meaning set forth in Section 2.4 hereof.
     Non-Defaulting Purchaser. The meaning set forth in Section 9.8 hereof.
     No Funding Notice. The meaning set forth in Section 9.2(b) hereof.
     Non-Initiating Member. The meaning set forth in Section 9.1 hereof.
     Non-Initiating Member Purchase Price. The meaning set forth in Section 9.3(a) hereof.

     Notice. A written notice actually delivered or deemed delivered under Section 13.8 hereof.
     Operating Cash Flow. With respect to any period, the amount by which the gross cash receipts, other than Capital Contributions, in such period exceed the sum of the following (to the extent not paid from Capital Proceeds): (a) all principal and interest payments on any indebtedness of the Company or any Subsidiary, and all other sums paid to such lenders in such period; (b) all cash expenditures (including expenditures for capital improvements) made in such period incident to the operation of the Company or any Subsidiary business; and (c) working capital and other reserves for operation of the Company business Approved by HSRE.
     Parent REIT. The meaning set forth in Section 5.9(a) hereof.
     Participating Percentages. With respect to each Member, the aggregate Capital Contributions of a Member divided by the aggregate Capital Contributions of all of the Members, as adjusted from time to time pursuant to the terms of this Agreement. If the Participating Percentages of the Members are changed pursuant to the terms of this Agreement, such change shall be effective for all purposes on the date of the change. As of the date hereof, the Participating Percentages of each Member are as follows:

HSRE	50.1%
Campus Crest	49.9%
     Permitted Transferees. The meaning set forth in Section 10.2 hereof.
     Person. An individual, corporation, partnership, limited partnership, trust, unincorporated organization, association or other entity.
     Plans and Specifications. The plans and specifications for the Project, prepared by the Architect (as defined in the Development Agreement), as the same may thereafter be changed, replaced in whole or in part, or supplemented in accordance herewith.
     Pool Cutoff Date. With respect to the Company, December 15, 2009; and with respect to each subsequent Portfolio Company, October 31 of the year in which such subsequent Portfolio Company was formed, unless the Members agree otherwise.
     Portfolio Company. The meaning set forth in Section 2.3 hereof.
     Pre-Acquisition Costs. The pre-acquisition costs incurred by Campus Crest and its Affiliates in connection with the acquisition of a Property.
     Pre-Acquisition Due Diligence Budget. The budgets submitted by Campus Crest to HSRE setting forth the Pre-Acquisition Costs to be incurred with respect to an acquisition of an Additional Property.
     Pre-Development Costs. The pre-development costs incurred by Campus Crest and its Affiliates in connection with the development of a Development Project.

     Prime Rate. The “base rate” of interest announced from time to time by Citibank, New York, New York; or, if Citibank shall cease to exist or shall cease to announce a prime rate, the prime rate, corporate base rate or other comparable rate of interest announced from time to time by the largest national banking association with headquarters in New York, New York.
     Project Costs. The actual costs to acquire, construct and complete the Development Project, including the cost of land, construction debt financing, all Soft Costs and all actual operating costs through the Completion Date, including any contingencies provided for in the Development Budget.
     Project Financing. The amount of the Acquisition Loan, in the case of a Property that is not a Development Project, or the Construction Loan, in the case of a Development Project, to be obtained, as set forth in the Acquisition Budget or the Development Budget, as applicable, Approved by HSRE.
     Properties. The properties set forth on Schedule 1 attached hereto and the Additional Properties.
     Property Manager. The Grove Student Properties, Inc., a Delaware corporation.
     Property Management Agreement. The Property Management Agreement in the form attached hereto as Exhibit G to be entered into by the Property Manager and the Company or the relevant Property Owning Subsidiary.
     Property Owning Subsidiary. Each Subsidiary that owns a Property.
     Purchase Option. The meaning set forth in Section 9.2(a) hereof.
     Recourse Obligations. The meaning set forth in Section 9.4(a) hereof.
     Reimbursement Amount. The meaning set forth in the Development Agreement.
     Reimbursement Conditions. The meaning set forth in the Development Agreement.
     REIT. The meaning set forth in Section 5.9 hereof.
     Request for Advance. The meaning set forth in Section 3.4(d) hereof.
     Required Amount. The meaning set forth in Section 3.4(d) hereof.
     Related Party Agreement. The meaning set forth in Section 5.1(d) hereof.
     Reply Notice. The meaning set forth in Section 9.2(a) hereof.
     Review Items. The meaning set forth in Section 5.6 hereof.
     Sale Option. The meaning set forth in Section 9.2(a) hereof.

     Sale Period. The meaning set forth in Section 9.3(a) hereof.
     Secured Lender. Any owner or holder of a secured claim or lien against a Property, including any mortgagee under construction or permanent financing.
     Services Agreement. The meaning set forth in Section 5.9(b) hereof.
     Soft Costs. The costs of design, engineering, legal, accounting, interest, construction loan charges, title company charges and real estate taxes accrued during the construction period as set forth in the Development Budget and any other costs designated as “soft costs” in the Development Budget, including, without limitation, projected operating deficit amounts through the Completion Date, and which shall include reasonable costs incurred by HSRE to engage legal counsel to review and approve actions undertaken by Campus Crest, evaluate and advise HSRE with respect to Company matters relating to a Development Project, evaluating approvals requested by Campus Crest and otherwise performing services for the Company upon Campus Crest’s prior approval and further provided that any costs incurred by either Member related to engaging counsel in connection with a dispute between the Members shall not be Soft Costs.
     Subsidiary. Any business enterprise in which the Company has a direct or indirect ownership interest and which is controlled directly or indirectly by the Company.
     Substantial Completion Date. Shall have the meaning set forth in the Development Agreement.
     Substitute Member. A transferee of a Membership Interest who is admitted as a new Member under Section 11.2 in respect of the Membership Interest transferred.
     Tax Allocation Provisions. The tax provisions to be followed by the Company as described in Exhibit B.
     Transfer. The meaning set forth in Section 10.1 hereof.
     Treasury Regulations. The Treasury regulations promulgated under the Code, as amended from time to time.
     TRS. The meaning set forth in Section 5.9(b) hereof.
     Unfunded Excess Project Costs. Any Excess Project Costs which, at the time they are required to be paid by the Company, are not able to be funded from Mandatory Capital Contributions and Project Financing. For purposes of determining Unfunded Excess Project Costs, the proceeds of borrowings by the Company shall be deemed to be applied first to Budgeted Project Costs, irrespective of how said proceeds may be allocated as between the Company and the lenders in question.

EXHIBIT B
UNITED STATES INCOME TAX MATTERS
     1. Company for Federal Income Tax Purposes. The Company intends to be treated as a partnership for United States (U.S.) income tax purposes.
     2. Capital Accounts. The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), adjust the Member’ Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Section 3 below and to be reflected as an adjustment to the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:
     (a) The computation of all items of income, gain, loss and deduction shall include income exempt from federal income tax and those items described in Code Section 705(a)(2)(B) or Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
     (b) If the Book Value (as defined below) of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1 (b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
     (c) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
     (d) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
     (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining the amount in the Capital Accounts, the amount, of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

     (f) For purposes of this Exhibit B, “Book Value” shall mean with respect to any asset, such asset’s adjusted basis for United States federal income tax purposes, except as follows: (i) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset as of the date of the contribution (as determined hereunder); (ii) the Book Value of all Company assets shall be adjusted to equal their respective fair market value (as determined hereunder) upon each occurrence of the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iii) the Book Value of any asset distributed by the Company to a Member shall be adjusted to equal the fair market value (as determined hereunder) of such asset on the date of distribution.
     3. Allocations.
     (a) For Capital Account purposes, all items of taxable income and gain under the Code (“Profits”) and all items of deduction and loss under the Code (“Losses”) shall (subject to Section 3(f)) be allocated among the partners in a manner such that if the Company were dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 4.1 of this Agreement. For the purposes of this Section 3, the assets held by the Company shall be deemed to have a value equal to their “Book Value” without regard to Section 2(d)(ii) hereof. The foregoing allocations are intended to cause all items of income, gain, deduction and loss to be allocated in a manner consistent with the distributions of Operating Cash Flow and Capital Proceeds under Section 4.1 of this Agreement. To effectuate this result, the Company may (with the Approval of HSRE) make such other assumptions (in addition to those described above in this Section 3(a)), as it deems necessary or appropriate in order to cause the allocations of income, gain deduction and loss to be consistent with the intended economic arrangement of the Members as set forth in Section 4.1.
     (b) For federal, state and local income tax purposes, all Profits and Losses shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Section 3, except that items with respect to which there is a difference between tax and book basis (“book-tax disparity”) will be allocated in accordance with Section 704(c) of the Code, the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i). The methodology for curing any book-tax disparity shall require the Approval of HSRE.
     (c) The provisions of this Section 3 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. Campus Crest shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 3 if necessary in order to comply with Section 704 of the Code of applicable Treasury Regulations thereunder; provided that no such change shall have any effect upon the amount distributable to any Member.

     (d) Notwithstanding any provision set forth in this Section 3, no item of deduction or loss shall be allocated to a partner to the extent the allocation would cause a negative balance in such partner’s Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such partner would be required to reimburse the Company pursuant to this paragraph or under applicable U.S. federal income tax law (including amounts that a partner would be deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5)). In the event some but not all of the partners would have such excess Capital Account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 3(d) shall be applied on a partner by partner basis so as to allocate the maximum permissible deduction or loss to each partner under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. All deductions and losses in excess of the limitations set forth in this Section 3(d) shall be allocated in accordance with Treasury Regulations promulgated under Section 704 of the Code. In the event any loss or deduction shall be specially allocated to a partner pursuant to either of the two preceding sentences, an equal amount of income of the Company shall be specially allocated to such partner prior to any allocation pursuant to Section 3(a).
     (e) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Company income and gain shall be specially allocated to such partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under Section 3(d) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 3(e) shall be taken into account in computing subsequent allocations pursuant to this Section 3 so that the net amount of any items so allocated and all other items allocated to each partner pursuant to this Section 3 shall, to the extent possible, be equal to the net amount that would have been allocated to each such partner pursuant to the provisions of this Section 3 if such unexpected adjustments, allocations or distributions had not occurred.
     (f) In the event the Company incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Sections 1.704-1(b)(4)(iv) and 1.704-2 of the Treasury Regulations.
     4. Tax Elections and Accounting Methods. All elections and accounting methods, depreciation and amortization recovery periods for purpose of the U.S. tax requirements, including the method of allocating items with respect to contributed property under Section 1.704-3 of the Treasury Regulations, will be made by the Tax Matters Member designated below and shall require the Approval of HSRE.
     5. Tax Matters Member. Campus Crest is designated as the tax matters partner under § 6231(a)(7) of the Code. The tax matters partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and subject to Section 5.2 of the Company Agreement, will represent the Company throughout any such proceeding. The

Members will furnish the tax matters partner with such information as it may reasonably request to provide the Internal Revenue Service and any foreign taxing authority with sufficient information to allow proper notice to the Members. If an administrative proceeding with respect to a partnership item under the Code has begun, and the tax matters partner so requests, each Member will notify the tax matters partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service (which will not be entered into by Campus Crest without the prior Approval of HSRE) will be binding upon the Members only as provided in the Code. The tax matters partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member’s written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms no later than ten (10) days prior to the effective date of settlement. If the tax matters partner does not file a petition for readjustment of the partnership items in the Tax Court, Federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The tax matters partner will timely notify the other Members in writing of its decision. Any notice partner or 5-percent group will notify any other Member its filing of any petition for readjustment. The Company shall reimburse the tax matters partner for any and all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and other professional fees) incurred by it in its capacity as tax matters partner. The Company shall indemnify, defend and hold the tax matters partner harmless from and against any loss, liability, damage, cost or expenses (including reasonable attorneys’ fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member’s responsibilities as tax matters partner, provided that the tax matters partner shall act in good faith in accordance with this Agreement and shall not be guilty of willful misconduct or gross negligence.

EXHIBIT C
LIST OF REVIEW ITEMS
     Set forth below is a list of items that HSRE may, without obligation, request to review and Approve prior to the Company making any expenditures with respect to the development of any of the Properties, provided that nothing herein shall require Campus Crest to create or modify any document to comply with such request. (the requirement or timing of which items may be modified or waived by HSRE as provided in said Section 5.6):
     1. Agreements relating to the purchase of any improved or unimproved real property;
     2. Title reports (or the equivalent documents used in the applicable jurisdiction);
     3. Identity of third party architects, engineers and contractor(s);
     4. Plans and specifications;
     5. Development Budget which shall include all Hard and Soft Costs and a detailed construction schedule, along with proforma lease-up schedule and statement of projected operating cash flow for such Property;
     6. All architect/engineering agreements and construction contracts,;
     7. Copies of all necessary and appropriate permits, permit applications and licenses (including special use permits);
     8. Evidence of insurance;
     9. Identity of any lender and copies of construction financing documents;
     10. Soil tests;
     11. Environmental assessment reports;
     12. All necessary and appropriate utility agreements and easements;
     13. Form Lease and leasing guidelines;
     14. Contracts and other agreements relating to the use, construction, financing or operation of the subject Property;
     15. Payment applications (including line item accounting);
     16. Inspection reports for:
(i)	concrete forms and reinforcing steel

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(ii)	structural steel

(iii)	mechanical

(iv)	electrical

(v)	curtain walls
     17. Copies of the following shop drawings:
(i)	structural steel

(ii)	curtain wall

(iii)	electrical switch gear

(iv)	all HVAC shop drawings
     18. Copies of operating manuals;
     19. Copies of legal opinions; and
     20. Such other items as may be material to the construction and operation of the subject Property.

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EXHIBIT D
CAPITAL CONTRIBUTIONS

	Initial
	Capital	Participating
Member	Contribution	Percentage
Campus Crest	$49.90	49.9%
HSRE	$50.10	50.1%

Total	$100	100%

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EXHIBIT E
HSRE FUNDING CONDITIONS
     These conditions apply to development and/or acquisition project as appropriate.
1.	With respect to a Development Project, all conditions to funding as set forth in the Construction Loan commitment shall have been satisfied.

2.	Approval by HSRE of the documentation relating to the Construction Loan.

3.	Campus Crest has secured a construction contract with an Affiliate of Campus Crest or a reputable general contractor for the completion of the Development Project meeting the requirements in the Development Agreement for a minimum amount of eighty percent (80%) of the total construction costs or value of the Property, and such contract has been Approved by HSRE.

4.	All Entitlements and governmental approvals for the construction of the Development Project, including but not limited to, zoning shall have been delivered to and Approved by HSRE.

5.	HSRE and Campus Crest shall have approved and executed the Non-Competition and Right of First Opportunity Agreement.

6.	HSRE shall have Approved the legal and environmental due diligence with respect to the Property.

7.	HSRE shall have Approved the Acquisition Budget or Development Budget, as the case may be, including, without limitation the amount of equity capital to be invested by the Members.

8.	HSRE shall have been furnished with, and shall have Approved, all of the items identified on Exhibit C; provided, however, that the delivery of items 16 through 18 shall not be required to be delivered as a Funding Condition.

9.	HSRE shall have Approved the Pre-Development Costs or Pre-Acquisition Costs, as the case may be, with respect to such Property.

10.	All blanks in the form of Property Management Agreement, Construction Agreement and Development Agreement have been filled in a manner Approved by HSRE and Campus Crest.

11.	HSRE and Campus Crest shall have approved and executed the Indemnity Agreement.

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EXHIBIT F
FORM OF DEVELOPMENT AGREEMENT
(Attached)

F-1

DEVELOPMENT AGREEMENT
dated as of ___________, 201__
by and between
CAMPUS CREST AT _________________, LLC/LP
as Owner
and
CAMPUS CREST DEVELOPMENT, INC.
as Developer

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(continued)
-ii-

DEVELOPMENT AGREEMENT
     THIS DEVELOPMENT AGREEMENT (the “Agreement”) is dated as of the ____ day of _________, 201__, by and between [CAMPUS CREST AT _________________, LLC/LP], a Delaware limited liability company/limited partnership (“Owner”), and CAMPUS CREST DEVELOPMENT, INC., a Delaware corporation (“Developer”).
R E C I T A L S:
     A. HSRE-CAMPUS CREST I, LLC (“Venture”) is a Delaware limited liability company formed pursuant to that certain Operating Agreement, dated as of November 7, 2008, as amended and restated pursuant to that certain Amended and Restated Operating Agreement, dated as of October ___, 2010 (the “Venture Operating Agreement”), by and between Campus Crest Ventures III, LLC, a Delaware limited liability company and Affiliate of Developer (“Member”), and HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company (“HSRE Member”). This Agreement is made pursuant to the Venture Operating Agreement, and any capitalized terms not otherwise defined herein shall have such meanings as are ascribed thereto in the Venture Operating Agreement.
     B. Owner will acquire title to the real property located in [CITY, STATE] and legally described in Exhibit A attached hereto and made a part hereof (the “Property”).
     C. Owner desires to develop the Property as a _______ bed student housing facility (together with all necessary ancillary components and amenities, roads and any improvements necessary for functioning as a student housing facility, unless otherwise agreed, or required in connection with the construction thereof, the “Project”), to be constructed in accordance with (i) the Plans and Specifications (as hereinafter defined), (i) the Development Budget (as hereinafter defined), and (iii) the other terms and conditions of this Agreement.
     D. Developer and/or its Affiliates have substantial experience and expertise in supervising and coordinating the design and construction of similar facilities throughout the United States.
     E. Owner desires to retain Developer (i) to supervise and direct the design of the Project, (ii) to assist Owner in the selection and retention of architects, engineers, contractors and other consultants (collectively, “Consultants”) for the Project, (iii) to administer and supervise construction of the Project by the General Contractor (as hereinafter defined) and (iv) to provide other services to Owner as specified herein, and Developer desires to provide such services to Owner, upon the terms and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the covenants, terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Developer hereby agree as follows:
     1. RETENTION OF DEVELOPER. Owner hereby retains Developer to perform services relating to the design, permitting, construction and development of the Project,

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including, without limitation, those services described in Section 2 hereof, on the terms and conditions and in consideration of the payments set forth herein. In performing such services, Developer will be acting on its own behalf, as an independent contractor and not as a partner, venturer or employee of Owner. Developer agrees to further the interests of Owner by furnishing Developer’s skill, judgment and expertise in the development of the Project. Developer shall perform its services hereunder in an expeditious and economical manner consistent with the best interests of Owner and with the standards utilized in the Generation-4 “The Grove” student housing facilities (e.g. those developed in Jonesboro, AR, Troy, AL, Cheney, WA, etc.). Subject to the terms and conditions of this Agreement, Developer shall have the authority to make and implement day-to-day decisions that are necessary in the performance of its obligations hereunder and to render directions to all third parties in connection therewith. Notwithstanding anything contained herein to the contrary, in no event shall Developer have any right or authority, express or implied, to commit or otherwise bind or obligate Owner or any of its Affiliates to any liability or agreement, unless expressly authorized to do so in writing by Owner subsequent hereto or unless expressly authorized to make a change order under Section 2.4.12 below.
     2. DEVELOPER’S RESPONSIBILITY. Developer shall provide the following services and perform the following oversight and supervision functions in connection with the development of the Project:
          2.1. Budgeting and Scheduling.
     2.1.1 Developer shall prepare for Owner’s review and approval a detailed budget for total development costs for the Project. Such budget will be reviewed and updated on a monthly basis, and any revisions will be promptly submitted to Owner. The budget for the Project shall include detailed budget categories for each element of the Project reasonably anticipated by Developer, including land acquisition costs, estimated cost of procuring and maintaining entitlements and other Permits (as hereinafter defined), design costs, construction costs, marketing costs, project administration costs, financing costs and other cost items. Such budget will also contain reasonable budget contingencies. Attached hereto as Exhibit B and incorporated herein by this reference is the initial development budget for the Project (the “Development Budget”), which is comprised of (i) “Hard Costs” as defined in the Venture Agreement (“Hard Costs”), (ii) “Soft Costs” as defined in the Venture Agreement (“Soft Costs”), (iii) costs attributable to acquiring the Property (“Land Costs”), (iv) estimated costs anticipated to be incurred in placing and servicing construction financing for the Project, including all up-front lender, servicer and/or mortgage broker fees, points, interest and principal payments, defeasance costs (if any) and estimated legal and accounting costs anticipated to be incurred by Owner in connection with therewith (collectively “Financing Costs”), (v) all estimated costs anticipated to be incurred in marketing portions of the Project for sale and/or lease (“Marketing Costs”) and (vi) the Developer’s Fee (as defined below). Notwithstanding anything contained herein to the contrary, any changes in the Development Budget shall be subject to the approval of Owner; which approval shall not be unreasonably

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withheld, conditioned or delayed; provided, however, that Owner’s approval shall not be required for changes in the Development Budget resulting from (i) the application of line item savings or contingency reserve for which Owner’s approval is not required pursuant to Section 2.4.12 or (ii) other change orders for which Owner’s approval is not required pursuant to Section 2.4.12. Owner’s failure to respond to a request for approval of any change of the Development Budget within ten (10) business days of receipt of such request for approval shall be deemed an approval.
     2.1.2 Developer shall prepare for Owner’s review and approval a detailed project development schedule for the Project (the “Project Development Schedule”), including subcategories for permitting, design, and construction of the Project. The Project Development Schedule will be reviewed and updated on a regular basis, and any revisions will be promptly submitted to Owner. The Project Development Schedule, as revised, shall also include Owner’s occupancy and building start-up requirements. Developer agrees to use commercially reasonable efforts to supervise the Project and manage the development process in accordance with the Project Development Schedule. Developer will promptly advise Owner of any material delays in the Project Development Schedule and Developer’s opinion as to the reasons for any such delay.
     2.1.3 Developer shall prepare monthly for Owner a report indicating the progress of permitting, design and construction for the Project, the financial status of the development program for the Project and such other reports as may reasonably be required by Owner or as may be required by lenders of Owner.
     2.1.4 Developer shall perform for Owner all accounting functions necessary for the development of the Project (other than internal accounting functions of the members of Owner); prepare requests for draws from the Construction Lender (as defined in Section 2.5 below) and administer disbursements on behalf of Owner for development expenses. Developer shall review, advise Owner on, and implement procedures to satisfy the requirements of lenders of Owner regarding loan disbursements.
     2.1.5 Developer shall schedule and attend pre-construction, construction and progress meetings with the Owner, the Project Architect (as hereinafter defined), the General Contractor, other Consultants, public officials, lender’s representatives and other appropriate parties, as and when necessary or appropriate.
     2.1.6 All reports, schedules and other documents to be prepared by Developer for Owner pursuant to this Agreement shall be in a form reasonably acceptable to both Owner and Developer.

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          2.2. Design and Permitting.
     2.2.1 Developer has heretofore negotiated and submitted to Owner for approval (and, if approved, execution), an architect’s agreement (as supplemented and amended by the Owner, the “Architect Contract”), with ____________________, as the architect for the Project (the “Project Architect”). Developer or Architect under Developer’s oversight has heretofore negotiated and submitted to Owner for approval (and, if approved, execution), an engineer’s agreement (as supplemented and amended by the Owner, the “Engineer Contract”) with ____________________, as engineer for the Project (the “Project Engineer”). [CONFORM TO ACTUAL CONTRACTUAL RELATIONSHIP.] Developer or Architect under Developer’s oversight shall negotiate and submit to Owner for Owner’s approval (and, if approved, execution) any and all other contracts or agreements with Consultants as may be necessary or appropriate for the design and engineering of the Project, taking into account the Project Development Schedule and the Development Budget. The Architect Contract, Engineer Contract and such other contracts with Consultants, to the extent not executed by or assigned to Owner, will name Owner as a third party beneficiary thereunder. Developer shall direct and supervise the activities of the Project Architect and the other Consultants, whether contracted by Developer or Architect, and Developer shall provide administrative, management and related services as reasonably required to coordinate the work of Consultants with each other to complete the Project.
     2.2.2 Exhibit C attached hereto contains a description of plans and specifications for the Project which have been prepared by Project Architect or Project Engineer and approved by the Owner through the design development phase (which plans shall be revised to create construction documents in sufficient detail to obtain a permit and as may be supplemented and amended with the written approval of Owner, the “Plans and Specifications”). Owner and Developer acknowledge and agree that the Plans and Specifications do not constitute a set of final working plans and specifications for the Project, but will require supplementation in order to constitute final working plans and specifications for the entire Project. Developer shall not suffer or permit any supplementation of, change to, or deviation from, the Plans and Specifications, without the express prior written approval of the Owner, such approval not to be unreasonably withheld, conditioned or delayed, except those related to change orders for which Owner’s consent is not required pursuant to Section 2.4.12. In connection with Developer’s supervision and direction of the activities of the Consultants, Developer shall endeavor to cause the Project Architect and other Consultants to assure that the design of the Project complies with applicable law and otherwise meets the overall program objectives of Owner, consistent with budgeting constraints.
     2.2.3 With the Project Architect and other appropriate Consultants, Developer shall undertake cost analysis, value engineering and constructability

4

reviews for the Project and evaluate design alternatives that are generally consistent with the development of the Project as a Generation-4 “The Grove” student housing facility.
     2.2.4 Developer shall negotiate on behalf of Owner, for Owner’s review and approval, all necessary agreements with public bodies relating to access, traffic, zoning, street vacation, and other design and construction considerations pertaining to the Project.
     2.2.5 Developer shall manage on behalf of Owner, and with the assistance of the Consultants shall obtain, all necessary licenses, approvals and permits required to be obtained for the construction and operation of the Project, including, without limitation, any and all necessary building permits, zoning, stormwater and building variances, approvals required under recorded covenants and other instruments of record, and other approvals required in connection with the relocation of utilities and assessing the availability of utilities to the Project (collectively, the “Permits”).
     2.2.6 With the Consultants, Developer shall review design documents during their development and advise Owner on proposed site improvements, selection of materials, building systems and equipment, and methods of Project delivery. Developer shall cause the Project Architect, General Contractor or other appropriate Consultants to provide recommendations and directions to Developer and Owner on relative feasibility of construction methods, availability of materials and labor, and time requirements for procurement, installation and construction. The parties acknowledge that Owner is relying on the experience and expertise of Developer, General Contractor and the other Consultants to propose and recommend site improvements, and building systems and materials which meet the program objectives of Owner consistent with budget constraints and the requirements of the Permits.
     2.2.7 Developer shall manage and coordinate the professional services of surveyors and special consultants required for the Project.
     2.2.8 Developer shall take, or cause to be taken (subject to Owner’s review and approval), without cost to Developer, any and all actions as may be reasonably necessary or appropriate under or in connection with any and all ground leases, covenants, conditions, restrictions, easements and agreements affecting Owner or the Project, including, without limitation, all easements or other title encumbrances now or hereafter affecting the Property.
          2.3. Selection of General Contractor; Bidding.
     2.3.1 On or about the date of this Agreement, Owner shall enter into that certain Standard Form of Design-Build Agreement and General Conditions Between Owner and Design-Builder (Where the Basis of Payment is the Cost of

5

the Work Plus a Fee with a Guaranteed Maximum Price) with Campus Crest Construction, Inc., an affiliate of Developer and the Member (the “General Contractor”) for the construction of the entire Project (as supplemented and amended by the Owner, collectively the “Construction Contract”), in accordance with the Plans and Specifications. Notwithstanding anything contained in this Agreement to the contrary, Developer shall have no authority to enter into, extend, terminate, amend, waive or otherwise change the Construction Contract or any other contract or agreement with any Consultant, without Owner’s prior written consent, or except as may be expressly authorized relative to change orders under Section 2.4.12.
     2.3.2 Developer shall assist the General Contractor in developing the interest of subcontractors to bid for Project subcontracts; provided, however, that General Contractor shall be responsible for coordinating and managing the subcontracting bid process, and neither General Contractor nor any other person shall be deemed a third party beneficiary of this Agreement.
     2.3.3 To the extent set forth in the Development Budget or pursuant to the Construction Contract, Developer shall receive, approve and administer the bonding and insurance requirements for the General Contractor in accordance with Owner’s insurance requirements and bonding requirements (and confirm and monitor compliance with such requirements) for subcontractors for whom bonds are required by Owner and/or Construction Lender. However, the General Contractor shall be responsible for the management of the insurance program applicable to subcontractors, suppliers and materialmen working under the Construction Contract.
          2.4. Construction Phase.
     2.4.1 Developer shall direct and oversee pre-construction activities of the General Contractor relating to design and cost analysis, and preparation of construction schedules and construction budgets. The construction schedule and construction budget from the General Contractor shall be incorporated into the revised Development Budget and the Project Development Schedule to be prepared by Developer in accordance with Section 2.1.
     2.4.2 On behalf of Owner, Developer shall provide administration of the Construction Contract.
     2.4.3 Developer shall provide administrative, supervisory and related services to coordinate scheduled activities and responsibilities of the General Contractor with those of the Developer, Owner and the Consultants in order to develop the Project in an expeditious manner, consistent with the Owner’s interests. Developer shall use commercially reasonable efforts to cause the Project to be developed in accordance with the Project Development Schedule and the Construction Contract. Without limiting the generality of the foregoing,

6

Developer (i) shall direct the Architect to ensure that the Plans and Specifications describe improvements that, when constructed, will be in substantial compliance with all applicable zoning ordinances and building codes and all other applicable Permits, laws, statutes and ordinances and have been prepared in substantial compliance with the commercially reasonable standard of professional care for projects of such nature, and (ii) shall direct the General Contractor to construct the Project in accordance with all applicable zoning ordinances and building codes and all other applicable Permits, laws, statutes and ordinances. Developer shall use commercially reasonable efforts to cause the General Contractor to construct the Project free from defects in materials and workmanship and in substantial accordance with the Plans and Specifications and all applicable covenants, conditions, restrictions, easements, set back requirements and agreements that affect the Project and, without limiting the generality of the foregoing, in accordance with the standard of professional care for projects of such nature.
     2.4.4 Developer shall schedule and conduct meetings to discuss such matters as progress and scheduling. Developer shall require and coordinate preparation of, and promptly distribute minutes, if any, of such meetings to Owner, the Project Architect, the General Contractor and other Consultants. Such meetings are expected to be held on a monthly basis.
     2.4.5 Utilizing the construction schedule provided and updated by the General Contractor from time to time, Developer shall update the Project Development Schedule. If an update indicates that the previously approved Project Development Schedule may not be met, Developer will promptly recommend to Owner any viable corrective action(s) of which Developer is aware.
     2.4.6 Developer shall use commercially reasonable efforts to obtain satisfactory performance of the Construction Contract by the General Contractor. The parties acknowledge that Owner is relying on the experience and expertise of Developer to oversee construction so as to identify as early as possible non-performance by the General Contractor and to recommend corrective action and alternatives. As appropriate, Developer shall have authority to require additional inspection or testing of the work in accordance with the provisions of the Construction Contract, whether or not such work is fabricated, installed or completed. Developer shall have the authority in its reasonable discretion to reject work which does not conform to the requirements of the Plans and Specifications or the Construction contract, unless Owner directs Developer otherwise.
     2.4.7 Developer shall develop for Owner monthly reports and forecasts for the Project in the form of the cost accounting report attached hereto as Exhibit D and advise Owner as to discrepancies between actual and budgeted costs.

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     2.4.8 Developer shall maintain accounting records on all work performed on the basis of Owner-approved unit pricing or actual costs of labor and materials, and other work requiring accounting records.
     2.4.9 Based upon Developer’s observations and evaluations of each application for payment from the General Contractor, Developer shall review and certify (or, if required by Construction Lender, shall cause to be reviewed and certified by the Architect, a civil engineer or construction consultant) the amounts due the General Contractor. The approval by the Developer of an application for payment shall constitute a representation to Owner based upon Developer’s overall supervision of the course of construction, inspections at the site and review of supporting data that, in Developer’s professional judgment, the work has progressed to the point indicated and that the quality of the work is in substantial accordance with the Plans and Specifications and the Construction Contract (subject to minor deviations correctable prior to completion and to specific qualifications expressed by Developer in approving the application for payment). In addition, if required as part of Owner’s construction financing, Developer shall prepare or cause to be prepared for submission to Construction Lender an application for payment based on the General Contractor’s certificate for payment and including other Project costs payable from the Construction Loan (as defined in Section 2.5.1 below). Developer shall administer all Contractor’s and Subcontractor’s sworn statements and waivers of lien, covering all work for which disbursement is to be made to a date specified therein, and covering all work done on the Project to a reasonably current date, otherwise paid for or to be paid for by Owner or any other person consisting of current conditional waivers for all work to be paid from the proceeds of said draw, together with unconditional waivers for all work for which proceeds were disbursed in the previous draw), all in compliance with applicable mechanics’ lien laws and in such form as otherwise required by the Construction Lender (and in compliance with the requirements of the title insurance company for issuance of interim title endorsements to the Construction Lender covering such disbursement, if Construction Lender has obtained a title insurance policy with respect to the Construction Loan and requires such interim endorsements), together with such contracts or other supporting data as Owner may reasonably require.
     2.4.10 Developer shall process for payment on behalf of Owner all requests for disbursements made by the General Contractor pursuant to the Construction Contract and by the Project Architect pursuant to the Architect Contract, and any other construction, architectural, engineering or planning service agreements for the Project, including the collection and review of documentation required to be submitted to Owner, confirming the accuracy thereof and making recommendations concerning such draw requests.
     2.4.11 With respect to the General Contractor’s work, Developer will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and

8

programs in connection with the work, since these are solely the General Contractor’s responsibility under the Construction Contract. In addition, Developer will not have control over or charge of acts or omissions of the General Contractor, subcontractors, other Consultants or their respective agents or employees or any other persons performing portions of the work not directly employed by Developer. However, nothing in this Section 2.4.11 shall relieve the Developer from its duties to oversee and administer the Construction Contract in accordance with prevailing industry standards based upon Developer’s skill, judgment and experience in similar projects.
     2.4.12 Developer shall administer the change order program for the Project, as hereinafter described.
     (a) Developer shall have the right to enter into change orders if (i) the change order is necessary to address either value engineering opportunities, unforeseen conditions or minor adjustments to fixtures or finishes; (ii) such change order does not adversely affect the external appearance of the Project, the common areas or other public areas, reduce the performance standards of any building’s mechanical or other systems or reduce the number of beds at the Project, (iii) such change order reflects the use of any available contingency amounts in the Development Budget or reallocation of line item savings in the Development Budget in compliance with the provisions of the Construction Loan (as defined in Section 2.5.1 below); and (iv) such change order conforms with all applicable legal requirements pertaining to the Project or the Owner, including without limitation, all applicable Permits, governmental laws, Construction Lender requirements and requirements under recorded covenants and other instruments of record. In addition to the foregoing requirements, if the change order involves use of any contingency amounts, Developer, without first obtaining the approval of Owner (which approval will not be unreasonably withheld, conditioned or delayed), shall not be permitted to reallocate more than twenty-five percent (25%) of the contingency amount until such time as the Project is twenty-five percent (25%) complete, fifty percent (50%) of the contingency amount until such time as the Project is fifty percent (50%) complete, seventy-five percent (75%) of the contingency amount until such time as the Project is seventy-five percent (75%) complete, and the remaining balance of the contingency amount until the Project is one hundred percent (100%) complete. For purposes of the preceding sentence, the percent complete shall be defined as indicated on Developer’s G702 Draw Request form submitted each month to Construction Lender. All other Project-related change orders (as well as any change orders that satisfy the criteria set forth above but for which Construction Lender’s approval is required pursuant to the Construction Loan) shall be submitted to Owner for approval, not to be unreasonably withheld, conditioned or delayed. Developer shall provide Owner on a monthly basis a report detailing any

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Project-related change orders which were approved by Developer and did not require the approval of Owner. The costs of a Project-related change order shall include the fees of the Project Architect or any appropriate Consultants to design and implement the change order.
     (b) In addition to Project-related change orders, Owner shall have the right to request and Developer shall administer “Owner-Initiated Change Orders,” which for this purpose shall mean change orders initiated by Owner to add, delete or revise features of the Project after execution of the Construction Contract. With respect to Owner-Initiated Change Orders (i) Owner shall be responsible for all of the costs to implement such change orders, including design costs, construction costs, and related costs, (ii) the costs of such change orders shall not be applied against the amounts budgeted for the change order allowance or change order allowance contingency, and (iii) the Project Development Schedule and Development Budget will be reasonably adjusted by mutual agreement of Owner and Developer prior to the making of any such change orders to reflect any delays and increased costs associated with implementing such change orders. In connection with the administration of all change orders, Developer shall maintain or cause to be maintained by Architect or General Contractor a detailed log of field questions that may lead to change orders. Promptly, following each Project meeting, Developer shall advise Owner of the status of any pending field questions, potential change orders and change orders which are then being implemented.
     2.4.13 Prior to the date on which the General Contractor commences the work contemplated by the Construction Contract (the date such work begins is referred to hereinafter as the “Construction Commencement Date”), Developer shall receive and review and, if requested by Owner, forward to Owner, certificates of insurance from the General Contractor (and from any major subcontractors requested by Owner) to confirm such certificates of insurance conform to the Owner’s and Construction Lender’s requirements.
     2.4.14 In collaboration with the Project Architect and Consultants, Developer shall establish and implement procedures for expediting the processing and approval of shop drawings, product data, samples and other submittals.
     2.4.15 Developer shall record the progress of the Project. The Developer shall submit monthly written progress reports in a form mutually acceptable to Owner and Developer, each acting reasonably, to Owner (and, to the extent necessary, in Developer’s reasonable judgment, the Project Architect and Consultants), including information on the General Contractor’s work, as well as the entire Project, showing percentages of completion. Developer shall cause the General Contractor to keep a daily log containing a record of weather, work on the site, number of workers, identification of equipment, work accomplished,

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problems encountered, and other similar relevant data as Owner may reasonably require. Developer shall forward to Owner a final Project application for payment upon compliance with the requirements of the Construction Contract.
     2.4.16 Developer shall cause the General Contractor to maintain at the Project site and/or at Developer’s principal office location for Owner one record copy of all contracts, drawings, specifications, addenda, change orders and other modifications, in good order and marked currently in readable form to record changes and selections made during construction, and in addition, approved shop drawings, product data, samples and submittals. Developer shall further cause the General Contractor to maintain records of principal building layout lines, elevations of the bottom of the footings, floor levels and key site elevations certified by a qualified surveyor or professional engineer. General Contractor shall make all such records available to the Project Architect and other Consultants and Owner and upon completion of the Project shall deliver them to Owner. Developer shall cause the General Contractor and/or Consultants following completion of the Project to prepare red-lined “as built” plans and specifications for the Project.
     2.4.17 Developer shall arrange for the delivery, storage, protection and security of Owner-purchased materials, systems and equipment that are a part of the Project until such items are incorporated into the Project, it being agreed that the same may be stored off-site if permitted under the Construction Loan documents.
     2.4.18 With a representative of Owner, Developer shall observe the General Contractor’s final testing and start-up of utilities, operational systems and equipment. Developer shall oversee the testing and delivery of all building systems in consultation with Owner to ensure complete working operation prior to acceptance.
     2.4.19 Developer shall establish maintenance standards and specifications in consultation with Owner (or, if Owner is to have a property manager, Owner’s property manager) and shall assist Owner (or, if Owner is to have a property manager, Owner’s property manager) in negotiating contracts with persons performing maintenance and operations functions.
     2.4.20 When Developer considers the General Contractor’s work or a designated portion thereof substantially complete, Developer shall, jointly with Owner, the General Contractor and the property manager and, if applicable, other Consultants, prepare a list of incomplete or unsatisfactory items (the “Punch List”) and a schedule for their completion. Developer shall assist the Project Architect and other Consultants in conducting inspections to determine whether the work or designated portion thereof is substantially complete.

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     2.4.21 Developer shall supervise the correction and completion of the Punch List. Developer shall assist the Project Architect and other Consultants in conducting final inspections. Notwithstanding the foregoing, final approval of the Project and the completion of construction and the Punch List shall remain vested in Owner.
     2.4.22 Developer will assist Owner in securing for Owner’s benefit all warranties, guarantees and similar submittals related to the Project, including all warranties required by the Construction Contract or otherwise (collectively, the “Construction Warranties”). Developer will also assist Owner in obtaining all keys, building system manuals and other manuals, and record drawings related to the Project.
     2.4.23 Developer shall perform or cause to be performed all other services customarily performed by developers of similar projects or necessary to complete the Project as contemplated hereby.
          2.5. Construction Financing.
     2.5.1 [ALTERNATIVE #1: On or about the date of this Agreement, Owner is obtaining a construction loan in the amount of $______________ (the “Construction Loan”) from _____________________________ (the “Construction Lender”)]
     [ALTERNATIVE #2: Developer shall be primarily responsible for obtaining, and negotiating the terms of, a construction loan for the acquisition of the Property and the development of the Project (the “Construction Loan”). Developer will seek to obtain a Construction Loan in an amount equal to approximately ____________ percent (___%) of the amount of the Development Budget from a reputable lender approved by Owner (the “Construction Lender”). The economic terms of, and the documentation of, the Construction Loan shall be subject to Owner’s review and approval in Owner’s sole discretion.]
     2.5.2 Developer, together with Member’s asset manager shall administer the Construction Loan on behalf of Owner, including the preparation and submission of draw requests and the collection, review and submission of all documentation required to be submitted to the Construction Lender in order to obtain the necessary draws of Construction Loan proceeds as and when required in order to fund construction in accordance with the Project Development Schedule and the Development Budget.
     2.6. Compliance with Project Criteria. Without limitation of the foregoing, Developer shall use commercially reasonable efforts, consistent with the generally accepted and customary standard of care for comparable student housing facilities, to manage the development of the Project in accordance with the Development Budget, the

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Project Schedule and other project criteria developed hereunder, as reasonably approved from time to time by Owner.
     2.7. Project Executive. Brian L. Sharpe is hereby designated as the initial project executive (the “Project Executive”) for the Project, and shall continue to serve as Project Executive so long as he is employed by Developer or any Affiliate thereof. Owner shall have the right to approve any replacement Project Executive, which approval shall not be unreasonably withheld, delayed or conditioned. The Project Executive shall devote so much of its time and effort to the Project as is necessary for Developer to perform its obligations under this Agreement and shall obtain the services of such additional employees of Developer as and when needed to perform such obligations. The Project Executive shall visit the Property regularly following the Construction Commencement Date, and more frequently, if and when circumstances reasonably require his presence on-site. The Project Executive shall be available to Owner during normal business hours during the construction phase of the Project.
     3. COST OVERRUNS. Developer acknowledges and agrees that (i) Developer has prepared the Development Budget, (ii) Developer has participated in the negotiation of the Construction Contract and the Architect’s Contract, and (iii) Developer is familiar with the Plans and Specifications and all recorded covenants and restrictions applicable to the Project. Developer further acknowledges that Owner may suffer material adverse consequences if the Project is not completed in accordance with the Project Development Schedule and the Development Budget.
     3.1. Obligations of Developer and Owner. Developer shall advise Owner and the HSRE Member promptly and at any time from time to time if the Project is not In Balance (as such term is hereinafter defined). If the Project is not In Balance at any time, then the Developer shall deposit with Owner (or, if required pursuant to the terms of the Construction Loan, with the Construction Lender) the amount of any Cost Overruns within ten (10) days following a request made to Developer by Owner or the HSRE Member, or sooner, to the extent required by the Construction Lender. Any Cost Overruns deposited to cause the Project to be In Balance shall not be deemed to be capital contributions or loans to Owner or the Venture. Except as set forth in Section 3.2.3 below, neither Developer nor the Member shall be entitled to repayment of such deposited amounts pursuant to this Agreement or otherwise. Owner shall have the right to withhold any further payments of the Developer’s Fee until Owner has been reimbursed for any Cost Overruns that Developer has failed to pay that Owner has funded on Developer’s behalf.
     3.2. In Balance Requirement.
     3.2.1 The Project shall be deemed to be “In Balance” only if the total of the Available Funds (as hereinafter defined) applicable to each line item of the Development Budget (subject to reallocation as provided in Section 2.4.12) shall in the reasonable judgment of Owner (or as determined by the Construction Lender) equal or exceed the aggregate of the unexpended costs under said line

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item, including without limitation: (i) the amount to be paid as retainage to persons who have supplied labor, materials or services in connection with the Project; (ii) the amount necessary to pay for all unpaid costs incurred or to be incurred in the completion of the development, construction and equipping of the Project, including the cost of purchase and installation of all fixtures and equipment and the cost of supplying all labor, material or other services to the Project; and (iii) interest, finance charges, letter of credit fees, and other fees and charges in connection (including without limitation, any interest payable in excess of the interest set forth in the Development Budget due to the Project not being substantially complete as of the Target Date (as defined in Section 5.2 below)) with financing the construction of the Project. Any amounts required to cause the Project to be In Balance other than those Excess Project Costs for which Owner is responsible, as set forth below, shall constitute “Cost Overruns” hereunder. Cost Overruns shall include, without limitation, Operating Deficit Overruns (as defined in Section 5.2 below). Subject to the right of Developer to re-allocate line items under Section 2.4.12(a), any Hard Costs or Soft Costs exceeding the line item amounts set forth in the then-current Development Budget shall be referred to herein and in the Venture Operating Agreement as “Excess Project Costs”; provided, however, that the following Excess Project Costs shall not be deemed Cost Overruns, and shall instead be deemed Project Costs for which Owner is responsible (“Owner Costs”): (a) costs associated with Owner-Initiated Change Orders; and (b) costs associated with Force Majeure Events.
     3.2.2 As used herein, the term “Available Funds” shall mean, with respect to each line item of the Development Budget: (a) all amounts not yet expended by or on behalf of Owner in connection with said line item (subject to reallocation in accordance with Section 2.4.12); plus (b) any funds deposited with Owner by the Developer pursuant to this Agreement for application to said line item (subject to reallocation in accordance with Section 2.4.12) and held by Owner.
     3.2.3. Anything to the contrary contained in this Article 3 notwithstanding, in the event that Developer is required to fund any Cost Overruns as set forth above and the Reimbursement Conditions (as defined below) are satisfied, then Developer shall be entitled to a reimbursement from Owner equal to the Reimbursement Amount (as defined below). As used in this Section 3.2.3, the term “Reimbursement Amount” shall mean an amount equal to the lesser of (a) the amounts paid by Developer on account of Cost Overruns, and (b) the amount of the Final Savings. As used in this Section 3.2.3, the term “Final Savings” shall mean the amount by which the final Development Budget exceeds the final costs in completing the Project. As used in this Section 3.2.3, the term “Reimbursement Conditions” shall mean: (1) the Project achieved Substantial Completion (as defined in Section 5.2) for less than the amount set forth in the Development Budget (as amended from time to time in connection with the Owner-Initiated Change Orders) and final and unconditional lien waivers have been obtained from the General Contractor and any other Consultants; and

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(2) the Construction Lender funds the amount of the reimbursement to be paid to Developer. If the Construction Lender does not fund the Reimbursement Amount, Developer shall receive the Reimbursement Amount from Owner pursuant to Section 3.4(b)(2) of the Venture Operating Agreement. Notwithstanding the foregoing to the contrary, if Substantial Completion does not occur by the Target Date and as a result thereof, the tenants cannot move into the Project by the eighth day of classes at the applicable college and/or university, Owner shall not be required to provide the Reimbursement Amount until the total amount of Operating Deficit Overruns (if any) resulting from such late tenant move-in has been determined, and the Reimbursement Amount shall be offset against the amount of any such Operating Deficit Overruns.
     4. RESPONSIBILITY OF THE OWNER. In addition to the payment and reimbursement obligations set forth elsewhere in this Agreement, Owner shall perform the following responsibilities:
     4.1. Review of Documents. Owner shall review for approval proposed supplements or other changes to the Plans and Specifications, the Development Budget and any proposed revisions thereto, change orders requiring the approval of Owner and all other documents submitted to Owner by Developer with regard to the Project. Such review and approval shall be done as soon as practicable after Owner’s receipt of all necessary submissions related thereto so as not to cause undue delay to the orderly and sequential progress of the Project.
     4.2. Professional Services. Owner shall furnish all legal and accounting services as may be necessary at any time for Owner’s participation in the Project.
     5. DEVELOPER’S FEE. Subject to the other terms of this Agreement, Owner shall pay to Developer as Developer’s full compensation for the services to be rendered and expenses to be incurred hereunder including all of Developer’s general overhead, personnel, office, travel and entertainment expenses (it being the intention of the parties that Developer shall not seek separate reimbursement therefor, except as expressly provided in Section 5), the Developer’s Fee (as hereinafter defined). The “Developer’s Fee” shall be equal to four percent (4%) of the Developer’s Fee Base (defined below). The term “Developer’s Fee Base” as used herein shall mean the budgeted Project Costs (as defined in the Venture Operating Agreement), excluding the purchase price for the Property, financing costs, and the Developer’s Fee itself. The Developer’s Fee Base may be adjusted from time to time (but only increased to the extent any increases result from changes that give rise to Cost Overruns for which Developer is not responsible).
     5.1. Terms of Payment. The Developer’s Fee shall be payable as follows:
     5.1.1 One-fourth (1/4) of the Developer’s Fee shall be payable to Developer upon the satisfaction of all conditions precedent to the initial funding of the Construction Loan;

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     5.1.2 One-half (1/2) of the Developer’s Fee shall be payable in equal monthly installments over the number of months from the Construction Commencement Date to the Substantial Completion Date, as set forth in the Project Development Schedule. The first monthly payment shall be made on the first day of the month following the month in which the Construction Commencement Date occurs and thereafter on the first day of each month ensuing; provided, however, that (i) if the Substantial Completion Date (defined in Section 5.2) of the Project occurs prior to the end of said construction period, then Developer shall be entitled to the balance of Developer’s fee payments then owing under this subsection (b) within thirty (30) days after the Substantial Completion Date, and (ii) to the extent that the Developer’s Fee is not funded by the Construction Lender, Developer recognizes the Owner may be paying Developer its Developer’s Fee on money contributed to Owner by a member of Owner, subject to the satisfaction of certain conditions set forth in the Venture Operating Agreement, and therefore, Developer agrees that, if the Developer’s Fee is paid from such contributions, Owner may pay Developer its Developer’s Fee (or applicable portion thereof) within five (5) days after each such contribution is due (whether or not on the first day of each month); and
     5.1.3 One-fourth (1/4) of the Developer’s Fee shall be payable to Developer within fifteen (15) days after the achievement of Substantial Completion and completion of all Punch List items, together with Construction Lender’s disbursement of final payment to General Contractor with respect to the Project).
Notwithstanding the foregoing provisions of this Section 5.1 to the contrary, in the event that the Construction Lender provides notice that the Project is not In Balance and Developer fails to deposit any sums required of Developer pursuant to Section 3.1 above, any portion of the Developer’s Fee that would otherwise be payable to Developer shall be withheld until (i) such time as the final 1/4 of the Developer’s Fee would have otherwise been payable to Developer as set forth in Section 5.1.3, above, and (ii) Owner has determined that such withheld portion of the Developer’s Fee shall not be necessary to fund Cost Overruns for which Developer would otherwise be responsible pursuant to Section 3.1.
     5.2. Substantial Completion. For purposes hereof, “Substantial Completion” is the stage in the progress of the construction of the Project when the Project is sufficiently complete so the applicable governmental authority can and does issue either temporary or permanent certificates of occupancy that allow for occupancy and operation of the Property as a student housing facility, the Project Architect and/or engineer and General Contractor executes and delivers a certificate of substantial completion in form and substance reasonably satisfactory to Owner, and the Project can, in fact, be occupied and/or substantially utilized for its intended use in all material respects, subject only to the completion of minor Punch List items and the completion of tenant improvements. Subject to Owner-authorized delays (as evidenced by a change order), delays caused by the acts or omissions of Owner and delays caused by Force

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Majeure Events (as defined below), Developer shall use commercially reasonable efforts to cause Substantial Completion to be achieved on or before ______________, 201__, which is the date set forth in the Project Development Schedule (the “Target Date”). For purposes of this Agreement, the date of Substantial Completion shall be referred to as the “Substantial Completion Date”. Developer shall use commercially reasonable efforts to achieve final completion of the Project, including completion of all Punch List items (but excluding tenant improvements) as soon as is reasonably possible and in any event no later than ninety (90) days after the Substantial Completion Date. If Substantial Completion has not occurred by the Target Date and as a result thereof, the tenants cannot move into the Project by the eighth day of classes at the applicable college and/or university, Developer shall be responsible for funding any operating deficits of the Project resulting from such late tenant move-in in excess of the operating deficit line item set forth in the Development Budget that occurs during the first year of operation of the Project (the “Operating Deficit Overruns”).
     5.3. Force Majeure. If Developer is delayed at any time in the progress of the Project due to: (i) strikes or lockouts affecting the general vicinity in which the Project is located through no fault of Developer or General Contractor, (ii) to the extent not caused by Developer or Affiliates of Developer, delays in the delivery of materials or disruption of shipping, (iii) adverse weather delays in excess of the number of days allowed for adverse weather delays in the Construction Schedule (as defined in the Venture Operating Agreement), and that were not reasonably avoidable at the time in question (for purposes of this Agreement, adverse weather delays shall mean those days impacted by historically excessive (i.e., during the last 5 years) and/or adverse weather not otherwise anticipated for the season), (iv) wars, riots, or acts of civil insurrection or terrorism, (v) changes (occurring after the approval of the Plans and Specifications) in laws, codes and regulations, fire or other unavoidable casualty not caused by Developer or any Affiliate of Developer, (vi) lawsuits, injunctions and moratoriums beyond Developer’s control, (vii) actions or inactions of governmental agencies, including, without limitation, any unreasonable delay in performing any required inspections or issuance of temporary certificates or final certificates of occupancy (but not based on the failure, within the reasonable control of Developer, to comply with laws, codes and regulations and documents of record presently in effect), or (viii) any other event which is beyond the reasonable control of the Developer (and for purposes hereof, an event shall be deemed to be beyond the reasonable control of the Developer only if a Fully Competent Developer (as defined below) would not have avoided a material delay associated therewith by taking reasonable measures to avoid such delay) (in each case above, a “Force Majeure Event”), then (1) the parties shall determine whether Substantial Completion can be achieved by the original Target Date at a cost acceptable to Owner by increasing hours worked and/or hiring additional subcontractors to supplement the original subcontractors’ efforts to achieve Substantial Completion (“Acceleration Measures”), in which case the Development Budget shall be increased by the amount necessary to so achieve Substantial Completion by the original Target Date, or (2) if the parties determine that Substantial Completion cannot be achieved by the original Target Date at a cost acceptable to Owner as set forth in clause (1) above, the Target Date shall be extended by change order for the additional reasonable time caused by such delay, which change order

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shall also reflect any increases to the Development Budget for Acceleration Measures that have been approved by Owner. Developer will provide written notice, with supporting documentation, for any requested extension of time by notice to Owner, indicating the existence of a situation constituting a Force Majeure Event, within five (5) business days after the date Developer becomes aware of the event for which such claim is made and believes that such event is likely, in the judgment of a Fully Competent Developer, to result in a delay of Substantial Completion of the Project, and the Target Date may be extended only by change order. Such extension shall be limited to the extent any “critical path” items on the Project Development Schedule are delayed as a result of any delay caused by the Force Majeure Event, as reasonably agreed to by Owner and Developer. If such notice of a Force Majeure Event is not timely delivered by Developer, no extension shall be granted, regardless of the operative underlying circumstances. In addition, Developer agrees to use commercially reasonable efforts to anticipate, shorten and minimize the impacts of such delays and the negative consequences to Owner therefrom. As used herein, the term “Fully Competent Developer” shall mean a developer whose competence and professionalism equals that of developers performing services similar in scope, complexity and quality to those required of Developer hereunder, for large corporate and institutional clients. For purposes of subsection (viii) above in the definition of “Force Majeure Event,” the parties acknowledge that soil conditions or environmental conditions not revealed in reasonably obtained third party reports may constitute Force Majeure Events hereunder.
     6. CONSULTANT COSTS. If and to the extent (i) contemplated under the Development Budget and (ii) requested by Owner, Developer shall retain the services of one or more Consultants to provide services not otherwise specified herein with respect to the Project, including without limitation, surveyors, insurance brokers, soils engineers and similar consultants, and the costs and fees payable to such consultants by Developer shall be a development cost under this Agreement.
     7. DEFAULT; TERMINATION.
     7.1. Developer Defaults. It shall be a “Developer Event of Default” under this Agreement if (i) Developer shall fail to comply with or perform any term, covenant, agreement or condition of this Agreement, and such failure shall continue after thirty (30) days written notice; provided, however, if such default does not consist solely of a failure to pay monies required hereunder and such default cannot reasonably be cured in thirty (30) days, Developer shall have an additional reasonable period of time (not to exceed ninety (90) additional days) to cure such failure provided that Developer has commenced to cure such failure within said thirty (30) day period and thereafter diligently and continuously uses commercially reasonable efforts to pursue the remedies or steps necessary to cure such failure; (ii) any representation of Developer herein shall prove to have been false in any material respect, provided that if such misrepresentation was not made intentionally or negligently, then Developer shall have the same cure rights with respect to said such misrepresentation as the cure rights for a non-monetary default as specified in clause (i) above; (iii) the occurrence of a Campus Crest Triggering Event (as defined in the Venture Operating Agreement), which is not cured within any applicable

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grace, cure or notice period; (iv) Developer or any of its directors, officers, employees or agents shall commit any gross negligence, willful misconduct, fraud or breach of fiduciary duty (provided that if such gross negligence, willful misconduct, fraud or breach of fiduciary duty is committed by a party other than a director or officer of Developer, then such act shall not be Developer Event of Default if the same does not result in a material loss to Owner or the Project and Developer takes corrective action against such party in a manner reasonably acceptable to Owner); (v) Developer shall fail to pay any amount payable by Developer to Owner under this Agreement when due and such default shall continue for thirty (30) days after written notice thereof to Developer; or (vi) Developer shall fail to satisfy the governmental requirements necessary to legally conduct business in the state and municipality (if applicable) in which the Project is located and such failure shall continue for sixty (60) days after Developer receives written notice of such failure from any governmental authority or any other person. Upon the occurrence of a Developer Event of Default, Owner may take one or more of the following actions: (x) obtain specific performance of Developer’s obligations hereunder, or (y) terminate this Agreement and take possession of the Project and of all materials, equipment, tools and construction equipment and machinery thereon and complete the Project by whatever method Owner may deem expedient, or (z) pursue any other legal or equitable remedies. Notwithstanding anything to the contrary set forth in this Agreement, except as provided in the last sentence of Section 5.2 hereof, in no event shall Developer be liable to Owner under this Agreement for any consequential, special, indirect or incidental damages of any kind whatsoever.
     7.2. Owner Defaults. It shall be an “Owner Event of Default” under this Agreement if Owner shall fail to comply with or perform any term covenant, agreement or condition of this Agreement and such failure shall continue for thirty (30) days after written notice; provided, however, if such default does not consist solely of a failure to pay monies required hereunder and such default cannot be cured in thirty (30) days, Owner shall have an additional reasonable time (not to exceed ninety (90) additional days) to cure such failure provided that Owner has commenced to cure such failure within said thirty (30) day period and thereafter diligently and continuously pursues the remedies or steps necessary to cure such failure. In no event shall Owner be liable to Developer under this Agreement for any consequential, special, indirect or incidental damages of any kind whatsoever.
     7.3. Buyout under Venture Operating Agreement. Notwithstanding anything contained herein to the contrary, in the event HSRE Member or an affiliate of HSRE Member shall acquire the Member’s interest in the Venture pursuant to the provisions of the Venture Operating Agreement, then, at any time thereafter, Owner may elect to terminate this Agreement upon thirty (30) days’ written notice. Nothing contained in this Agreement shall limit, waive or otherwise affect any termination right which HSRE Member might have relative to this Agreement under the Venture Operating Agreement.
     7.4. Payment on Termination. Upon any termination of this Agreement pursuant to this Section 7, Owner shall pay to Developer, within fifteen (15) days of the

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date of such termination, the Developer’s Fee and reimbursable costs payable hereunder up to the date of such termination. Notwithstanding the foregoing, in the event that Owner elects to terminate this Agreement in accordance with Section 7.1 Owner may set off against any amounts owed by Owner to Developer pursuant to Section 5 hereof any and all actual damages suffered by Owner on account of any Developer Event of Default.
     8. LIENS. If any mechanic’s lien or other encumbrance shall be filed against the Property or any portion thereof because of any gross negligence, willful misconduct or breach of this Agreement by Developer, whether or not arising from the development of the Project, unless such lien shall be filed as a result of Owner’s breach of its obligations under this Agreement or any other contracts or agreements related to the Project, Developer shall, at its own cost and expense but with the reasonable cooperation of Owner, cause the same to be discharged of record, bonded over (as provided under applicable laws of the State in which the Property is located and subject to any additional requirements of Construction Lender) and/or insured over (in form and amount as required by Construction Lender) by the title insurer for the benefit of Owner and/or Construction Lender, within sixty (60) days after Developer becomes aware of the filing of any such mechanic’s lien, or such shorter time required pursuant to the terms and conditions of the Construction Loan documents. So long as Developer complies with the preceding sentence, Developer may contest any such lien or encumbrance so long as such contest does not create an imminent danger of foreclosure of such lien or encumbrance. If Developer fails to comply with the foregoing provisions, Owner shall have the option, on five (5) business days’ prior written notice to Developer, to discharge, bond or insure over any such lien, charge, order or encumbrance, and Developer shall reimburse Owner for all reasonable costs and expenses thereof, including reasonable attorneys’ fees and costs. The cost of discharging, bonding off or insuring over any mechanic’s lien or other encumbrance that is not the result of any gross negligence, willful misconduct or breach of this Agreement by Developer shall be deemed an Owner Cost and not considered to be an Excess Project Cost.
     9. CONSTRUCTION WARRANTIES. Developer shall secure in the name of Owner all warranties and guarantees of the work (1) by the General Contractor to provide that work shall be performed in conformance with the contract documents and in new, good and workmanlike quality, and (2) from suppliers and manufacturers of components of the Project. In addition, Developer shall secure in the name of Owner a call-back warranty of 1 year from Substantial Completion in which General Contractor shall repair, correct or replace all defective work without additional cost. After final completion of the Project, Developer shall assist Owner with enforcing any warranties or guarantees with respect to the Project upon request and shall be reimbursed for its reasonable out-of-pocket costs in connection therewith. If there is an opportunity to purchase extended warranties or guaranties from the General Contractor or any subcontractor, manufacturer or supplier with respect to the mechanical systems, roof or structural components of the Project, Developer shall present such opportunity to Owner. If Owner so elects and provides payment therefor at least ten (10) days prior to the date on which such opportunity expires, Developer shall purchase such extended warranty or guaranty at Owner’s cost for Owner’s benefit.

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     10. REPRESENTATIONS AND WARRANTIES.
     10.1. Representations and Warranties of Developer. Developer represents and warrants to HSRE Member and the Owner that:
     (a) Developer (or, as applicable, an Affiliate of Developer) is duly organized, validly existing, in good standing in the state of its formation and has all requisite power and authority to develop the Property and, to the extent required by law, conduct business in the state in which the Project is located, and each individual executing this Agreement on behalf of Developer is duly authorized to execute and deliver this Agreement on behalf of Developer.
     (b) This Agreement has been duly executed and delivered by Developer and is binding on Developer in accordance with its terms, subject to creditor’s rights laws and other equitable principles.
     (c) Except for the other documents being entered into with Owner or its Affiliates (or which are being assigned to and assumed by Owner) contemporaneously with this Agreement, and except for the existing ownership of the Property by Affiliates of Developer, Developer has not entered into any agreements or other arrangements for ownership, development or occupancy of the Project (or any part thereof).
     (d) To Developer’s knowledge, the Development Budget fully and properly accounts for all tap-on and similar charges pertaining to utilities and all costs of relocating utilities. To Developer’s knowledge, all utilities required to be relocated in connection with the construction of the Project have been or will be relocated in connection with the development of the Project and the Development Budget fully and properly accounts for the costs of relocating such utilities.
     (e) To Developer’s knowledge, all easements necessary or desirable for the construction, ownership and operation of the Project are or will be in place, duly executed, delivered and recorded and the Development Budget fully and properly accounts for the costs to obtain such easements.
     10.2. Representations and Warranties of Owner.
     (a) Owner is duly organized, validly existing, in good standing in the State of its formation and has all requisite power and authority to develop the Property and, to the extent required by law, conduct business in the State in which the Project is located, and each individual executing this Agreement on behalf of Owner is duly authorized to execute and deliver this Agreement on behalf of Owner.

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     (b) This Agreement has been duly executed and delivered by Owner and is binding on Owner in accordance with its terms, subject to creditor’s rights laws and other equitable principles.
Each of the representations, warranties and indemnifications contained in Sections 10.1 and 10.2 of this Agreement shall survive the completion of the Project or earlier termination of this Agreement.
     11. INDEMNIFICATION. To the fullest extent permitted by law, Developer shall indemnify, defend and hold harmless the Owner, Member and HSRE Member and their respective partners, members, managers, officers, directors, representatives, consultants, agents and employees, from and against claims, damages, losses and expenses (including, without limitation, reasonable attorneys’ fees and costs), in connection with the development and construction of the Project, but only to the extent caused by any Developer Event of Default. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 11. All indemnities set forth in this Agreement shall survive any termination hereof.
     12. MISCELLANEOUS PROVISIONS.
     12.1. Notices. Any notice, demand, or communication required or permitted under this Agreement shall be in writing and shall deemed to have been duly given if delivered (a) personally to the party to whom directed, (b) by registered or certified mail, postage and charges prepaid, or (c) by nationally-recognized overnight courier, next day delivery addressed as follows:

Owner:	Campus Crest at ___________, LLC/LP 2100 Rexford Road, 4th Floor Charlotte, NC 28211 Attn: Chief Financial Officer

with a copy to:	Bradley Arant Boult Cummings LLP One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203 Attn: Dawn Helms Sharff

with a copy to:	c/o Harrison Street Real Estate Capital, LLC 71 S. Wacker Drive Suite 3565 Chicago, IL 60606 Attn: Stephen Gordon

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with a copy to:	DLA Piper LLP (US) 203 North LaSalle Street Suite 1900 Chicago, Illinois 60601 Attn: Michael Gershowitz

Developer:	Campus Crest Development, Inc. 2100 Rexford Road, Suite 414 Charlotte, NC 28211 Attn: ____________________________

with a copy to:	Dawn Helms Sharff, Esq. Bradley Arant Boult Cummings LLP One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203
     Except as otherwise provided herein, any such notice shall be deemed to be given when personally delivered or, if mailed by registered or certified mail, the date of receipt, or, if sent by overnight courier, the next business day after having been sent. Any party may change its address for purposes of notices hereunder by giving notice to the others specifying such changed address in the manner specified in this Section 12.1.
     12.2. Relationship; Insurance.
     12.2.1 Developer is acting under this Agreement as an independent contractor and nothing herein contained, nor any acts of Developer or Owner, nor any other circumstances, shall be construed to establish Developer as an employer, co-venturer or partner of Owner (without limiting the rights of Developer’s Affiliates as members of Owner). Developer shall be responsible for each of Developer’s employees or other persons performing services to be performed by Developer hereunder and for determining the manner and time of performance of all acts to be performed by Developer hereunder.
     12.2.2 At Owner’s expense as a component of Soft Costs in the Development Budget, Developer shall obtain and maintain (or cause to be obtained and maintained) for Owner as the insured party at all times during the term of this Agreement, commercial general liability insurance and property insurance with respect to the Project that is acceptable in all respects to Construction Lender, it being understood and agreed that if there is a conflict between the terms and provisions of this Section and the terms and provisions of the Construction Loan documents, the Construction Loan documents shall govern and control. The property insurance shall cover the full replacement cost of the Project on an “all risk” or “special form” basis, and shall cover builder’s risk as well as completed building exposures. The commercial general liability insurance obtained by Developer pursuant to this Section shall be written on an “occurrence

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form” basis and in such amounts as Owner may reasonably elect from time to time, but not less than $1,000,000 per occurrence and $2,000,000 as an annual aggregate. All policies for such liability insurance shall include blanket contractual liability coverage, independent contractors coverage, broad form property damage including coverage for explosion, collapse and underground hazards, personal injury and advertising insurance coverage, and products and completed operations coverage and a cross-liability or separation of insureds provision that provides that the insurance applies separately to each insured against whom a claim is filed and that the policies do not exclude coverage for claims or suits by one insured against the other. Each such policy of liability insurance shall provide that it may not be canceled, or the coverage reduced, without thirty (30) days prior written notice to Owner and Construction Lender except in the case of nonpayment of premiums, in which case ten (10) days prior written notice shall be required. The liability insurance shall name Owner as the insured party and shall name Owner’s members and Construction Lender as additional insureds. The property insurance shall name the Construction Lender as loss payee as required by any then current Construction Loan documents and/or the Construction Contract, as applicable. The property insurance shall name the General Contractor as the insured party.
     12.2.3 At Developer’s sole expense, Developer shall obtain and maintain, at all times during the term of this Agreement, for itself as the insured party commercial general liability insurance written on an occurrence basis, including blanket contractual liability coverage, broad form property damage including coverage for explosion, collapse and underground hazards, personal injury and advertising insurance coverage, and products and completed operations coverage (which shall remain in place for the statutory period in which construction defect claims may be made under __________ law). Such liability insurance shall be in such amounts as Developer may reasonably determine from time to time, but not less than $1,000,000 per occurrence and $2,000,000 as an annual aggregate. At Developer’s expense, Developer shall at all times during the term of this Agreement, maintain in full force and effect for itself as the insured party Workers’ Compensation insurance required by the laws of the state where the Property is located and Employer’s Liability insurance in an amount not less than the statutory minimum. Developer shall obtain from the insurers providing the Workers’ Compensation and Employer’s Liability insurance a waiver of all rights of recovery by way of subrogation against Owner and the members of Owner, and their respective officers, directors, employees and representatives, in connection with any claim, loss or damage covered by such insurance, it being understood that if such waiver of subrogation is available at additional expense, such additional expense shall be borne by Owner upon Owner’s prior written approval thereof. Developer shall maintain employee dishonesty insurance in an amount not less than $1,000,000 covering all of Developer’s employees who handle or have access to funds of Owner or the Project. Each such policy of liability insurance shall provide that it may not be canceled, or the coverage reduced, without thirty (30) days prior written notice to Developer, except in the case of

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nonpayment of premiums, in which case ten (10) days prior written notice shall be required, and shall provide that the insurer shall simultaneously give Owner such notice of cancellation or reduction. All such insurance shall name Developer as the insured party and shall name Owner, Venture, Member and HSRE-Member and its partners as additional insureds.
     All policies of insurance required to be maintained hereunder shall be issued by companies authorized to do business in the state where the Property is located with a Policyholder Alphabetic Category Rating of not less than “A” and a Financial Size Category Rating of not less than “VIII” according to the latest edition of Best’s Key Rating Guide. Developer shall provide Owner with evidence of required insurance coverage in the form of certificates of insurance.
     12.3. Governing Law. This Agreement shall be construed in accordance with the laws of the state where the Property is located without regard to its conflicts of laws principles.
     12.4. Entire Agreement. This Agreement is the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or modified except in a written document signed by Developer and Owner.
     12.5. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. As used in this Agreement, the terms “herein”, “hereof”, “herewith”, “hereinafter”, “hereunder” and words of similar import shall be deemed to refer to this Agreement and not the particular section, paragraph or article in which such reference is found.
     12.6. Headings. The headings in this Agreement are inserted for convenience only and shall not affect the interpretations of this Agreement.
     12.7. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.
     12.8. Rights and Remedies Cumulative. Except as expressly provided otherwise in this Agreement, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies.
     12.9. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

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     12.10. Heirs, Successors and Assigns. Each of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.
     12.11. Assignment. Neither Developer nor Owner shall assign any or all of its rights and/or obligations under this Agreement, without the consent of the other party. The parties acknowledge and agree that the Owner may collaterally assign its rights under this Agreement to the Construction Lender.
     12.12. HSRE Member Information. Upon HSRE Member’s specific request, Developer shall furnish to HSRE Member copies of all materials supplied to Owner pursuant to this Agreement.
     12.13. Enforcement of Owner’s Rights. Developer acknowledges that the Member is an Affiliate of Developer, and that to avoid conflict of interest, the HSRE Member shall have the sole right to direct the Owner to enforce the Owner’s rights under this Agreement pursuant to Section 5.1(d) of the Venture Operating Agreement, and that no waiver, compromise or settlement of any claim by or against Owner under this Agreement, and no modification of this Agreement may be made without the consent of the HSRE Member. Developer shall diligently enforce the terms and conditions of the Construction Contract, Architect Contract and Engineer Contract and each and every other agreement entered into by Developer in connection with its fulfilling its obligations hereunder in a commercially reasonable manner and notwithstanding any affiliation between Developer and General Contractor and/or any other subcontractor.
     12.14. Owner Approvals. Any approval or disapproval, or deemed approval or disapproval, by Owner hereunder shall be deemed the approval or disapproval, as applicable, by the Venture and each of its members and managers, and vice versa.
     12.15. Lender Provisions. Developer hereby agrees that it will negotiate in good faith with the Construction Lender and execute any reasonable documentation requested by Owner and Construction Lender in conjunction with any collateral assignment of this Agreement by Owner in favor of Construction Lender and any request by Construction Lender that Developer conditionally subordinate its rights hereunder to Construction Lender’s rights under any security instrument of Construction Lender.
     12.16. Attorneys’ Fees. If there is any legal action or proceeding between the parties to enforce or interpret any provisions of this Agreement or to protect or establish any right or remedy of any of them hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by such prevailing party in such action or proceeding. If any party secures a judgment or award in any such action or proceeding, then any costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by the prevailing party in enforcing such judgment, or any costs and expenses (including, but not limited to,

26

reasonable attorneys’ fees and disbursements) incurred by the prevailing party in any appeal from such judgment in connection with such appeal shall be recoverable separately from and in addition to any other amount included in such judgment or award. The preceding sentence is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment or award.
     12.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Signatures hereon sent by facsimile may be treated as original signatures.
     12.18. Time of the Essence. Time is of the essence with respect to the parties’ performance of each and every obligation hereunder.
     13. LIMITATION OF LIABILITY. Each party agrees that the other party and the present and future members, managers, partners, shareholders, officers, directors, employees and agents of the other party and its constituent members shall not have any personal liability for or by reason of any matter or thing whatsoever, under or in connection with this Agreement, and each party hereby waives any and all such personal liability and, in the case of Owner’s liability, Developer agrees to look solely to the interests of Owner in the Property for the payment and satisfaction of all claims and actions hereunder. The limitation of liability provided in this Section is in addition to, and not in limitation of, any limitation of liability applicable to either party or its owners provided by law or in this Agreement or by any other contract, agreement or instrument relating to such party or the members, managers, partners, shareholders, officers, directors, employees or agents of such party or its constituent members. Developer, for itself and all of its Affiliates, hereby expressly waives and releases the right to file a lien against all or part of the Property or the Project in connection with any claim arising under this Agreement. Notwithstanding the foregoing, nothing herein contained shall limit the liability of the guarantor pursuant to that certain Completion and Cost Overrun Guaranty, dated even date herewith, granted by Campus Crest Communities Operating Partnership, LP in favor of Owner.
[SIGNATURES FOLLOW ON NEXT PAGE]

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

DEVELOPER:

CAMPUS CREST DEVELOPMENT, INC., a
Delaware corporation

By:
Name:
Title:

OWNER:

CAMPUS CREST AT ______________________, LLC/LP, a Delaware limited liability company/limited partnership

[By:	HSRE-Campus Crest GP I, LLC, a Delaware limited liability company, its sole general partner]

	By:	HSRE-Campus Crest I, LLC, a Delaware limited liability company, its sole member

		By:	Campus Crest Ventures III, LLC, a Delaware limited liability company, a member

			By:	Campus Crest Properties, LLC, a North Carolina limited liability company, its manager

By:
Name:
Title:	Manager

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SCHEDULE OF EXHIBITS
Exhibit A – Legal Description of Property
Exhibit B – Development Budget
Exhibit C – Plans and Specifications
Exhibit D – Form of Report

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EXHIBIT A
Legal Description of Property
[TO BE ATTACHED]

A-1

EXHIBIT B
Development Budget
(ATTACHED)

B-1

EXHIBIT C
List of Plans and Specifications
1. Civil Engineering Drawings

2. 12 Unit Building Drawings

3. 24 Unit Building Drawings

4. Clubhouse Drawings

C-1

EXHIBIT D
Form of Report
(ATTACHED)

D-1

EXHIBIT G
FORM OF PROPERTY MANAGEMENT AGREEMENT
(Attached)

G-1

PROPERTY MANAGEMENT AGREEMENT
FOR
THE GROVE AT
BY AND BETWEEN
THE GROVE STUDENT PROPERTIES, INC.
AND
CAMPUS CREST AT                     , LLC/LP
CONTRACT DATE:

     THIS PROPERTY MANAGEMENT AGREEMENT (the “Agreement”) is made and entered into as of                                         , 201                    , by and between Campus Crest at                     , LLC [GLOBAL CHANGE TO LP AS APPROPRIATE], a Delaware limited liability company (including any successors or assigns, “Owner”), and The Grove Student Properties, Inc., a Delaware corporation (including any successors or assigns, “Manager”):
WITNESSETH:
     WHEREAS, Owner is the owner of that certain student housing project located in                     ,                      and commonly known as The Grove at                      (“Property”). Manager is in the business of managing and operating student housing projects. Owner desires to appoint Manager to manage the day-to-day operations of the Property;
     WHEREAS, Owner is owned by HSRE-Campus Crest I, LLC (“Venture”). The members of the Venture are, Campus Crest Ventures III, LLC (“CCV III”), an affiliate of Manager, and HSRE-Campus Crest IA, LLC (“HSRE”; capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the operating agreement of the Venture); and
     WHEREAS, Owner and Manager wish to set forth their agreement with respect to the management of the Property by Manager.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, Owner and Manager mutually agree as follows:
ARTICLE 1. APPOINTMENT OF MANAGER
     1.01 Appointment of Manager. Owner hereby appoints Manager and Manager accepts appointment as the sole and exclusive manager for the Property upon and subject to the terms and conditions set forth herein.
     1.02 Term of Contract. The primary term of this contract shall commence on                     , 20___ and shall expire on                     , 20___ [COMMENCEMENT DATE +1 YEAR], unless otherwise terminated in accordance with the provisions hereof. Upon the expiration of the original term, this Agreement will automatically renew on an annual basis until termination occurs as provided in Article 5 hereof.
     1.03 Accounts. Owner hereby authorizes and directs Manager to set up the accounts described herein at                                            (or any other financial institution designated by Owner), in the name of Owner, or, if authorized by Owner, in Manager’s name (the funds thereof to be held in trust for Owner). Unless otherwise agreed, Manager shall set up (1) an “Operating Account” into which all rental income and other revenue due from or arising out of the operation of the Property shall be deposited on a daily basis as such revenue is received by Manager; (2) a “Security Deposit Account” into which account funds collected as security deposits shall be periodically deposited; and (3) such other

1

accounts as Owner may designate from time to time. All accounts to the extent possible should be interest bearing accounts. All funds in any such account shall be the exclusive property of Owner, and Owner shall have continuous access to such accounts, including but not limited to signatory access, and Manager shall have concurrent signatory access to the Operating Account only.
     Manager and Owner shall, upon the reasonable request of Owner’s lender execute any documents reasonably requested by lender to evidence the lender’s security interest in any of the accounts.
     1.04 Independent Contractor Status. Manager is engaged in the business of managing properties as an independent contractor, and in that capacity, is serving as the property manager for the Property. Manager shall not be liable for any obligation or expenditure incurred on behalf of the Property or Owner if such obligation is incurred by Manager within the scope of Manager’s authority or in the Annual Operating Budget and/or capital budget approved by Owner. In contracting for services and products giving rise to any obligations incurred by Manager within the scope of its authority, Manager shall be acting solely as Owner’s agent, and Owner agrees to indemnify, defend and save Manager, its principals and employees harmless from and against all claims asserted and losses sustained by reason of such obligations, so long as Manager performs its duties in good faith within the scope of this agreement and so long as Manager’s acts or omissions do not constitute gross negligence, willful misconduct, malfeasance or fraud. Subject to the foregoing, Manager may advise any contracting party with whom it deals that Manager is acting as Owner’s agent, and that Manager shall have no liability for the obligation or expenditure, and may exact a commitment from the contracting party to look only to the Property or Owner for payment. Manager shall not be obligated to advance any sum of money for Owner or the Property, or lend its credit for the benefit of the Property.
     1.05 Compliance with Building Regulations. Manager shall use its best efforts to cause the Property, and any personal property relating thereto, to comply with the requirements of any building codes or with any statute, ordinance, law or regulation of any governmental body or official thereof. Manager shall notify Owner promptly of any complaints, warnings, notices or summonses received by it relating to such matters.
     1.06 Manager’s Liability. Manager assumes no liability whatsoever for any acts or omissions of Owner, or any subsequent owners or managers of the Property, or their agents or employees. Manager shall not be liable for any failure of, or default by, any tenant in the payment of any rent or other obligations under any lease pertaining to the Property. Manager assumes no liability for violations of environmental or other building regulations other than (i) to exercise its best efforts to comply with such regulations, (ii) for violations arising due to Manager’s gross negligence or willful misconduct, and (iii) to promptly notify Owner of violations or hazards discovered.
ARTICLE 2. MANAGER’S DUTIES AND RESPONSIBILITIES
     2.01 Management Plans. Manager shall use its best efforts to operate the Property

2

in accordance with any marketing plan, Annual Operating Budget, capital budget, and lease up budget which shall be established by or approved by Owner from time to time (collectively, the “Management Plans”).
     2.02 Manager’s Obligations. Manager shall:
     (a) lease the Property in accordance with rental rates, rental terms, and tenant concessions established by the Manager and approved by the Owner;
     (b) implement marketing strategies for the Property, as approved by Owner;
     (c) supervise the preparation and execution of all strategic marketing plans to include advertising, brochures, lead generation campaigns, and model apartments;
     (d) develop advertising and promotional materials in full compliance with Federal, State, and, if applicable, Municipal fair housing laws;
     (e) exercise its best efforts to obtain and keep tenants in the Property in accordance with any Annual Operating Budget approved by Owner;
     (f) if requested by Owner and subject to the leasing parameters established by Manager for Owner from time to time, negotiate, prepare, and execute leases as agent for Owner, including all renewals and extensions of leases and modifications of existing leases using such standard lease forms as approved by Owner from time to time;
     (g) collect, maintain, apply and refund security deposits in accordance with Owner’s policies and any applicable laws and the terms of each tenant’s lease;
     (h) promptly collect rents and other charges and enforce tenant leases;
     (i) provide such reports as Owner shall require from time to time;
     (j) subject to the Owner’s approval, (a) terminate tenancies, (b) sign and serve such notices of default and other notices to tenants, (c) institute and prosecute actions to evict tenants, and recover rents and other sums due, and (d) settle, compromise and release such actions or suits or reinstate such tenancies;
     (k) subject to Owner’s prior authorization, pay and incur obligations in connection with or arising from the ownership, operation, management, repair, replacement, maintenance, and use or occupancy of the Property including, without limitation, expenditures for any of the following (i) license and permit fees, landowner association fees, real estate and personal property taxes and assessments, and all other charges of any kind and nature by any governmental or public authority; (ii) management fees and reimbursable expenses payable to Manager; (iii) advertising and marketing expenses, and leasing fees and commissions; (iv) legal, accounting, engineering and other professional and consulting fees and disbursements; (v) accounts payable to contractors

3

and vendors providing labor, material, services and equipment to the Property; (vi) premiums for insurance paid with respect to the Property or the operations thereof; (vii) tenant improvements and property and equipment maintenance, repairs and replacements (including property used in connection with the Property) and segregated reserves therefor; (viii) refunds of security or other deposits to tenants and contracting parties; (ix) funds reserved for contingent or contested liabilities, insurance premiums, and other amounts not payable on a monthly basis; (x) service contracts and public utility charges and assessments; (xi) personnel administration charges and pre-employment screening and testing costs, on-site payroll costs including salary and wages, incentive bonuses, holiday and vacation pay, insurance benefits, worker’s compensation premiums or allocable costs for self insurance of such matters, pension and health and welfare payments, payroll taxes and other governmental assessments; and (xii) costs of credit reports, bank charges and like matters;
     (l) negotiate and execute, on behalf of and in the name of Owner or the Property, contracts for water, electricity, gas, telephone, television, vermin or pest extermination, security services and any other services which are, in Manager’s opinion, reasonably necessary to properly serve and maintain the Property; provided, that (i) all utility deposits will be the responsibility of the Owner; and (ii) each contract shall: (A) be in the name of the Owner, (B) include a provision for cancellation thereof without penalty by Owner or Manager upon not more than 30 days written notice, (C) require all contractors providing services to provide evidence of insurance as specified by Owner, and (D) be approved by Owner. Any discounts, rebates, or commissions obtained in connection with any such purchases or service contracts shall be the property of Owner;
     (m) interview, hire, supervise, discharge, and pay all personnel necessary to maintain and operate the Property, or contract with an employment contractor therefor, subject to approval of the expenditures therefor by Owner; provided, any such personnel shall be employees of Manager (or of such employment contractor), to be paid from the Management Fees paid to Manager, and Owner shall have no right to supervise or direct such employees; further, provided, that the employment of any person as property manager shall be approved by Owner;
     (n) subject to Owner’s approval, pay debt service and taxes due relating to the Property pursuant to any Federal, State, County or Municipal authority, or other similar body having jurisdiction thereover;
     (o) unless otherwise instructed by Owner, maintain accounting records on an accrual basis in accordance with GAAP based on calendar year-end and provide monthly financial statements and reports to Owner within fifteen (15) days after month-end;
     (p) furnish monthly reports of collections, disbursements, and other accounting matters in the form and with such frequency as may be required by Owner from time to time, including, without limitation: (1) an income and expense statement and balance sheet showing the results of operation of the Property for the preceding calendar month and the Fiscal Year-to-Date, (2) a comparison of income and expenses to the applicable approved

4

Annual Operating Budget, (3) cash balances for savings, reserves and operating accounts as of the last day of such month, and (4) a statement of cash flow for the preceding calendar month and the Fiscal Year-to-Date; all of which Manager shall deliver on or before twenty (20) days following the end of each calendar month
     (q) maintain copies of the following: bank statements, bank deposit slips and canceled checks; comprehensive bank reconciliations; detailed cash receipts records; summaries of adjusting journal entries; copies of all invoices and receipts paid; and supporting documentation for payroll, payroll taxes and employee benefits;
     (r) maintain the Property and grounds in accordance with any approved budgets in a neat and clean manner;
     (s) maintain policies of insurance on the Property in such amounts and of such kinds as Owner may require from time to time;
     (t) comply with any and all governmental regulations;
     (u) maintain a professional, efficient, clean and courteous staff that is properly trained to work in a student housing apartment complex;
     (v) notify Owner immediately of any adverse situation that may arise from time to time that may have a negative effect on the Property such as, but not limited to, any insurance claims or losses;
     (w) regularly inspect all units no less than quarterly to check the condition, and report any damage to Owner;
     (x) update and maintain an annual inventory of all furniture, fixtures, and equipment (including condition) and report to Owner;
     (y) immediately report to Owner any environmental problems on the Property that is in violation of any applicable code or loan covenants;
     (z) cooperate with Owner as needed with respect to the Property and provide any requested information relating to the Property;
     (aa) maintain the confidentiality of Owner’s information and any trade secrets of Owner;
     (bb) act in a fiduciary capacity for Owner;
     (cc) cooperate with and provide all necessary accounting information relating to the Property to Owner and Owner’s accountants and other professional advisors in connection with the preparation of Owner’s financial statements and tax returns; and

5

     (dd) apply for, obtain and maintain in the name and at the expense of Owner, all licenses and permits (including deposits and bonds) required by law of Owner, Manager or Manager’s employees in connection with the management and operation of the Property. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Manager in applying for, obtaining and maintaining such licenses and permits.
     2.03 Cancellation of Leases. Manager is not authorized to cancel any leases at the Property unless authorized by Owner.
     2.04 Owner’s Approval. Owner’s approval of an Annual Operating Budget or capital budget or of marketing plans or other plans shall constitute Owner’s approval of any expenditures specifically authorized therein, including the expenditure of any amounts discretionary to Manager set out therein. In cases of emergency, Manager may make expenditures that exceed the aforementioned spending limit without prior approval, if it is necessary, in the reasonable judgment of Manager, to prevent imminent damage to property or injury to persons. Manager will promptly notify Owner of any such emergency expenditure no later than two (2) business days following such emergency, describing the cause of such emergency, the basis of the expenditure undertaken in connection with such emergency, and the amount of such expenditure.
     2.05 Management Duties and Operations. Manager shall fulfill its duties and obligations under this Agreement in the same manner as is customary and usual in the operation, management and leasing of comparable student residential facilities and shall provide such services as are customarily provided by operators of such complexes of comparable class and standing as the Property, and shall act solely with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims.
     2.06 Owner’s Right to Audit. Owner reserves the right to conduct an examination of the books and records maintained by Manager, and to perform any and all audit tests relating to Manager’s activities. Any and all such audits conducted either by Owner’s employees or appointees will be at the sole expense of Owner.
     2.07 Annual Operating Budget.
     (a) Manager shall submit for Owner’s approval, no later than November 1 of each year, the Annual Operating Budget for the ensuing Fiscal Year, with the expectation of approving a final budget not later than December 30 of the current Fiscal Year (provided however, that Manager shall submit the Annual Operating Budget for the                      Fiscal Year no later than March 31,                     ). If Owner does not approve an Annual Operating Budget for any Fiscal Year prior to the commencement of such year, then, until Owner does approve an Annual Operating Budget for such year, the Annual Operating Budget in effect for the immediately preceding calendar year shall constitute the Annual Operating Budget for such calendar year, except that (i) any items or portions of the Annual Operating Budget for such calendar year

6

which Owner approves shall be substituted for the corresponding items in the preceding year’s Annual Operating Budget, and (ii) with respect to all items of cost and expense that are not within the discretion of Owner or Manager (including, for example, debt service, real property taxes, utilities, costs of compliance with governmental requirements, contractually required increases and all expenditures required under this Agreement or under any lease of space in the Property), the actual amount of each such item shall be substituted for the amount of such item set forth in the preceding year’s Annual Operating Budget.
     (b) No expenses may be incurred or commitment made by Manager in connection with the maintenance and operation of the Property which would cause the amount of expenses contemplated for any expense category in the most recently approved Annual Operating Budget for the Fiscal Year in question, prorated on a monthly basis, to be exceeded by the actual amount of such expenses by more than five percent (5%), without the prior written consent of Owner, provided, however, that the foregoing limitation with respect to incurring any expense not covered by the Annual Operating Budget shall not apply to expenses relating to debt service in connection with a Construction Loan or Acquisition Loan (each as defined in the operating agreement of the Venture) approved by HSRE, taxes, insurance, utilities, snow removal, compliance with governmental requirements, contractually required increases and all other expenses required by this Agreement and shall not apply in cases of emergency involving loss of or damage to life or property. Manager shall promptly advise Owner of any actual or anticipated substantial variance of the results of operations for any month from the estimated results of operations for such month as set forth in the Annual Operating Budget.
ARTICLE 3. OWNER’S DUTIES AND RESPONSIBILITIES
     3.01 Deposits Into Operating Account. Owner shall establish and maintain such funds in its operating account necessary to cover the expenses of operating the Property, as approved by Owner. Owner will transfer from the collection account funds sufficient to cover reasonably anticipated operating expenses and capital expenditures as approved by Owner in a timely fashion to avoid delinquencies, late fees and/or defaults. Manager shall not be obligated to advance its own funds on behalf of Owner, or incur any liability in its own name.
     3.02 Manager’s Compensation; Reimbursement of Expenses. Owner agrees to pay to Manager for services rendered (and to reimburse Manager for approved expenses) in managing the Property in accordance with and subject to the terms of this Agreement, the fees specified in the attached Schedule A. Unless otherwise agreed, such compensation may be paid from the Operating Account.
ARTICLE 4. INSURANCE AND INDEMNIFICATION
     4.01 Property and Liability Insurance. Owner, at Owner’s expense, shall obtain and keep in force at all times insurance as is (a) required to be maintained by Owner pursuant to the terms and provision of any mortgage, deed of trust or loan agreement covering or secured by the Property, or any portion thereof, and/or (b) as specified by Owner from time to time, to protect Owner, Manager and any lender against physical

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damage (e.g., fire with extended coverage endorsement, boiler and machinery) and against liability for loss, damage, or injury to property or persons which might arise out of the use, occupancy, management, operation or maintenance of the Property. Such insurance shall be obtained, carried and maintained in accordance with the terms and provisions of the applicable Loan Documents. Such insurance shall provide for the payment of all costs of defense of any claims. Any deductible required under such insurance policies shall be Owner’s expense. Manager may elect to maintain, at Manager’s expense, additional separate insurance to cover its own risks. Manager shall cause all persons who are authorized signatories of Manager or who in any way handle funds for the Property to be covered by employee dishonesty insurance policies with reputable and responsible insurance carriers, which policies shall contain liability limits of not less than $1,000,000.00 per occurrence, and Manager shall be responsible for all acts in connection therewith of all its authorized signatories.
     Owner shall furnish Manager with certificates evidencing such insurance and duplicate copies of such policies as requested by Manager from time to time. The certificates evidencing insurance shall provide that each of Owner, Manager and any lender shall be given at least thirty (30) days written notice prior to cancellation, non-renewal or any material change in the subject policy.
     4.02 Workers’ Compensation Insurance. Manager shall maintain, at Manager’s expense, workers’ compensation insurance (or a substitute acceptable to Owner) covering all employees of Manager employed in, on, or about the Property so as to provide statutory benefits required by state and federal laws.
     4.03 Indemnification.
     It is the Owner’s and Manager’s intent to look initially to the insurance coverage required pursuant to Sections 4.01 and 4.02 above for both legal defense and payment of any applicable claims, without regard to the following indemnities. Therefore, the parties agree that, notwithstanding any indemnity language to the contrary, in the event that a claim, liability, loss or expense arises which is covered by the insurance required pursuant to Sections 4.01 and 4.02 above, Owner and Manager shall cause such insurance to be paid in accordance with such policies, and to the extent of such payment, the indemnities provided below shall not apply. To the extent insurance is not available, or any claim is not fully paid by applicable insurance, the parties agree that the following indemnities shall control. As to any claims paid by insurance, the parties agree to waive all rights of subrogation, provided that such waiver does not invalidate any insurance policy or materially adversely affect the premium rates for such insurance.
     Owner’s Indemnities. Owner shall indemnify, defend and hold harmless Manager, its principals and employees (collectively referred to as “Manager” for the purposes of this subsection), from and against any and all claims, proceedings, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and costs of defense) incurred by or asserted against Manager as a result of any act or omission (or allegation thereof, including allegations of simple negligence) by (i) Owner, or (ii) Manager acting within its capacity and scope of authority (as set forth in this Agreement) as the property manager, including

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but not limited to any liability for which insurance coverage is required pursuant to Section 4.01 above and not actually provided by Owner. Notwithstanding the foregoing, Manager shall not be indemnified by Owner for acts or omissions constituting Manager’s gross negligence, willful misconduct, malfeasance or fraud in excess of the coverage provided by the insurance coverage required pursuant to Sections 4.01 and 4.02 above. Nothing in this Section 4.03 or elsewhere in this Agreement shall be construed to release Manager from liability to the Owner for a breach or violation of any of the covenants, duties and obligations to be performed by Manager under the terms of this Agreement.
     Manager’s Indemnities. Manager shall indemnify, defend and hold harmless Owner, its members, employees, partners, principals, attorneys and agents (collectively referred to as “Owner” for the purposes of this subsection), from and against any and all claims, proceedings, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and costs of defense) incurred by or asserted against Owner, in excess of the insurance coverage required pursuant to Sections 4.01 and 4.02 above, as a result of any act or failure to act by Manager if Manager is adjudicated by a court of competent jurisdiction to have acted in a manner constituting gross negligence, willful misconduct, malfeasance, fraud or otherwise outside the scope of its authority (as set forth in this Agreement). Manager further indemnifies and holds Owner harmless from any and all fees, expenses, fines and penalties which may be assessed against Manager for any failure by Manager to comply with employment-related laws and regulations.
     4.04 Expenses of Litigation. Any party providing indemnity to any other party shall pay all expenses incurred by the indemnified party, including, but not limited to, costs of defense and reasonable attorneys’ fees, and any liability, fines, penalties or the like, in connection with any claim that, as alleged, is subject to the indemnity obligations set out herein; provided, that such expenses shall be recoverable from the indemnified party in the event that a court of competent jurisdiction in a final order makes any finding of fact showing that the claims alleged were not properly the subject of the indemnitor’s indemnity obligations.
ARTICLE 5. TERMINATION
     5.01 Termination by Owner. This Agreement may be terminated by Owner under any of the following circumstances: (i) immediately, upon a showing of a material breach of this Agreement resulting from the willful or grossly negligent conduct of Manager, or upon a material breach by Manager of its fiduciary duties to Owner, (ii) if Manager shall fail to keep, observe or perform in any material respect any covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such default shall continue for a period of thirty (30) days after written notice thereof by Owner, or, if such default is not reasonably capable of being cured within such 30-day period, then within such additional period as shall be reasonable (not to exceed an additional sixty (60) days), provided that Manager is reasonably capable of curing same with the exercise of diligence and in fact prosecutes such cure with reasonable diligence; (iii) immediately upon the occurrence of a Campus Crest Triggering Event (as defined in Section 6.1 of the operating agreement of the Venture); (iv) thirty (30) days after notice from Owner in the event HSRE or an affiliate of HSRE shall acquire CCV III’s

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interest in the Venture pursuant to the provisions of the operating agreement of the Venture; (v) if Manager liquidates, dissolves or files for bankruptcy (whether voluntary or involuntary) or otherwise makes an assignment for the benefit of creditors or takes advantage of any insolvency law; provided, however, that in the case of an involuntary bankruptcy filing or other proceeding, said filing or other proceeding involving Manager shall not constitute a termination event hereunder unless such filing or other proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or (vi) immediately if Manager (a) commits a felony or other criminal act involving fraud, misappropriation of funds, dishonesty or acts of a similar nature; or (b) misapplies any funds derived from the Property, including security deposits, insurance proceeds or condemnation awards (provided, however, with respect to an inadvertent misapplication of funds, such misapplication shall not give rise to a termination right hereunder if Manager correctly applies such funds within three (3) business days after discovery of such misapplication).
     5.02 Termination by Manager. Manager may terminate this Agreement upon thirty (30) days’ prior written notice to Owner if Owner fails to cure a deficiency or to deposit sufficient funds to cover all current operating expenses, or if Owner fails to pay in a timely manner the fees due to Manager, or for other good cause.
     5.03 Termination by 60-Day Notice. Either party may terminate this Agreement, without cause, by giving the other party at least sixty (60) days’ prior notice in writing. Such notice shall not affect or impair any right which has accrued to either party prior to the date of such notice.
     5.04 Termination on Sale, Destruction. This Agreement will automatically terminate (i) upon the sale, destruction, seizure or taking by eminent domain or foreclosure of the Property, or (ii) upon the termination of the Owner’s right to possession of or right to collect and retain the rents from the Property. If possible, Owner will endeavor to provide to Manager thirty (30) days’ prior written notice of any such event.
     5.05 Effect of Termination. Upon termination by either party, the obligations of Manager to provide services to Owner shall terminate; provided, Manager shall provide such accountings and reports and cooperate with Owner and Owner’s new property manager as may be reasonably required by Owner to change the property manager for the Property without undue disruption. Further, Owner and Manager shall be entitled to the indemnity provisions set out in this Agreement relating to events and occurrences transpiring prior to the date of termination.
     Owner will be responsible for the direct handling and payment of invoices received after notice of termination; provided that to the extent of available operating funds in the operating account, Manager may, but shall not be required to, continue to pay obligations incurred by the Property through the termination date, but not including Manager’s fees and reimbursements.
     On the termination date of this Agreement, Manager shall deliver to Owner (or shall relinquish Manager’s control over) all funds in all accounts related to the Property. Within

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fifteen (15) days after the termination date, Manager shall deliver to Owner a final accounting, reflecting the balance of income and expenses pertaining to the Property as of the date of termination; and all original records, contracts, leases, receipts or deposits, unpaid bills and other papers or documents in Manager’s custody or control necessary to the management of the Property. Manager shall be entitled to retain copies of or have reasonable access upon request to all documents necessary to defend any claims made against Manager.
     5.06 No Waiver of Rights. No termination of this Agreement shall operate to waive, diminish or impair any right that has accrued to either party to the date of termination, nor shall any such termination impair either party’s right to indemnity under this Agreement.
ARTICLE 6. NOTICES, ETC.
     6.01 Notices. All notices provided for in this Agreement shall be in writing and shall be given to Owner or Manager at the address set forth below or at such other address as they individually may specify thereafter by written notice in accordance herewith:
To Owner:
Campus Crest at                     , LLC/LP
2100 Rexford Road, Suite 414
Charlotte, NC 28211
Attention: Chief Financial Officer
With copy to:
c/o Harrison Street Real Estate Capital, LLC
71 S. Wacker Drive, Suite 3575
Chicago, IL 60606
Attention: Stephen Gordon
To Manager:
The Grove Student Properties, Inc.
2100 Rexford Road, Suite 414
Charlotte, NC 28211
Attention: Chief Financial Officer
     Such notices shall be deemed effective upon actual delivery or, if mailed, certified return receipt requested, postage prepaid, properly addressed, three (3) days after posting.
     6.02 Cooperation. Owner and Manager will cooperate to facilitate and promote the mutual objectives of managing the Property.

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     6.03 Assignment. No assignment of this Agreement may be made by Manager without the prior written consent of Owner.
     6.04 Pronouns. Where appropriate to the context, words of one gender include all genders, and the singular includes the plural and vice versa.
     6.05 Amendments. This Agreement may not be modified except in a written instrument signed by the parties.
     6.06 Representations. Manager represents and warrants that it is fully qualified to manage student housing apartments and perform all obligations assumed by Manager hereunder. Manager agrees to comply with all such laws now or hereafter in effect.
     6.07 Complete Agreement. This Agreement together with all schedules attached hereto and made part thereof, supersedes all previous agreements, understandings and representations made by or between the parties hereto.
     6.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.
     6.09 Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalid provision shall be deemed severable, and shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain fully enforceable.
     6.10 Captions. The captions used in this Agreement are solely for convenience, and shall not be deemed to constitute a part of the substance of the Agreement for purpose of its construction.
     6.11 Enforcement of Owner’s Rights. Manager acknowledges that CCV III is its Affiliate, and that to avoid conflict of interest, HSRE shall have the sole right to direct Owner to enforce Owner’s rights under this Agreement pursuant to Section 5.1(d) of the operating agreement of the Venture, and that no waiver, compromise or settlement of any claim by or against Owner under this Agreement, and no modification of this Agreement may be made without the consent of HSRE.
ARTICLE 7. MARKETING, TRADE NAMES, MARKS, ETC.
     Section 7.01 Marketing Program. To the extent provided for in each approved Annual Operating Budget, Owner hereby authorizes and directs Manager, and Manager agrees, to manage and market the Property pursuant to the common marketing program implemented by Manager for all “Campus Crest-The Grove” properties. Said common marketing program shall include but not be limited to the creation and operation of a common website for all Campus Crest-The Grove properties and the use of a common logo and common trade names, trademarks and service marks. Owner further grants Manager the right to use Manager’s stationery and

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invoices in conjunction with performing its obligations under this Agreement, but in any documentation affecting the legal rights and obligations of Owner or the Property (including, without limitation, tenant lease agreements), Manager shall identify its representative capacity of Owner and/or the Property so as to avoid any misunderstanding of Owner’s separate identity.
     Section 7.02 Use of Trade Names and Marks, Etc. Manager hereby grants to Owner a non-exclusive sublicense in all rights of Manager in and to the Marks described and defined in that certain License Agreement effective as of October                     , 2010, between Campus Crest Group, LLC, as licensor, and Manager, as licensee (as may be amended from time to time, the “License Agreement”), and such non-exclusive sublicense shall include any and all Marks added to the License Agreement under any future amendments thereto; provided, however, Owner shall not have the right to further sublicense any Marks. In conjunction with the granting of such sublicense, Owner agrees to comply with all requirements imposed by the Licensor under the License Agreement, and Owner agrees that Manager may terminate this sublicense by written notice to Owner upon termination of this Agreement or if there is a change in control of Owner; provided however, the Owner shall have a reasonable period of time (not to exceed sixty (60) days) subsequent to receipt of such notice of termination to discontinue use of the Marks and transition to use of replacements for the Marks.
ARTICLE 8. OWNER’S REIT STATUS
     Manager recognizes that HSRE REIT II (“HSRE REIT”) and Campus Crest Communities, Inc. (“CC REIT”), both indirect owners of the Owner, are real estate investment trusts. HSRE REIT and CC REIT must comply with a number of restrictions under Internal Revenue Code of 1986, as amended (the “Code”) to maintain their REIT status. In furtherance thereof, the Manager agrees not to take any action which to its knowledge would cause any of the income derived by Owner to fail to qualify as (i) “rents from real property” (defined in the Code) or (ii) other qualifying income under Section 856(c)(2) of the Code or to take any other action which to Manager’s knowledge would cause either HSRE REIT or CC REIT to fail to qualify as a REIT under the Code. Without limiting the generality of the foregoing, Manager hereby agrees that without Owner’s approval, Manager shall not knowingly perform or provide any services to tenants which would cause the Owner to derive “impermissible tenant service income” within the meaning of Section 856(d)(3) of the Code. Instead, any such services must be provided by a “Taxable REIT Subsidiary” of the HSRE REIT and/or CC REIT, or by an independent contractor (as defined in Code Section 856(d)(3)) from whom neither the Owner, HSRE REIT nor CC REIT derives any income, directly or indirectly. In the event that HSRE or CCV III determines that any such services or amenities would cause any of the income derived indirectly by HSRE REIT or CC REIT (through its respective ownership of the Owner) to fail to qualify as (i) “rents from real property” or (ii) otherwise qualifying income under Code Section 856(c)(2), then HSRE or CCV III, as applicable, may deliver written notice to Manager to undertake offering such service or amenity in a different structure that does not result in such a failure, and Manager, at Owner’s expense, shall use commercially reasonable efforts to comply with such request from and after the date Manager receives such request.

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     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set forth above.

OWNER:

CAMPUS CREST AT , LLC

By:	HSRE-Campus Crest I, LLC, a Delaware limited liability company, its sole member

	By:	Campus Crest Ventures III, LLC, a Delaware limited liability company, a member

		By:	Campus Crest Properties, LLC, a North Carolina limited liability company, its manager

By:

Name:

			Title:	Manager

[REVISE IF OWNER IS AN LP]

MANAGER:

THE GROVE STUDENT PROPERTIES, INC.

By:

Name:

Title:

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SCHEDULE A
MANAGER’S COMPENSATION
Management Fee. Manager’s compensation for management of the Property shall be calculated as follows:
(1) Three Percent (3.00%) of the Gross Revenue (defined below), payable monthly; and
(2) Three Percent (3.00%) of the net operating income, payable monthly.
As used herein, the term “Gross Revenue” shall mean the entire amount of all receipts, determined on a cash basis, from (a) tenant rentals collected pursuant to tenant leases for each month during the term hereof; provided, however, that there shall be excluded from tenant rentals any tenant security deposits and other deposits (except as provided below); (b) cleaning, security and damage deposits forfeited by tenants in such period; (c) community fees and cable TV, electronic media, Internet, laundry and vending machine income; (d) any and all receipts from the operation of the Property received and relating to the period in question; (e) proceeds from rental interruption insurance; (f) all interest and income earned on deposits and investments of funds held by Manager hereunder; (g) any other sums and charges collected in connection with termination of the tenant leases; and (h) any other source of revenue derived and collected by Manager, including, but not limited to, any commission or percentage of collection on contracts at, for, or in connection with the Property, and miscellaneous income derived from premiums, amenities, parking, storage, or other sources. Gross Revenue does not include the proceeds of (i) any sale, exchange, refinancing, condemnation, or other disposition of all or any part of the Property, (ii) any loans to Owner, whether or not secured by all or any part of the Property, (iii) any capital contributions to Owner, or (iv) any insurance (other than rental interruption insurance) maintained with regard to the Property.
For illustration purposes only, net operating income will be calculated in the manner set forth on Exhibit A attached hereto and made a part hereof.

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Exhibit A
Management Fee Calculation Example (all numbers used in the following example are hypothetical and are not to be used in connection with any calculations done with respect to the Property)
The Grove

			Rent per bed	Annual
UNIT & BED MIX	Units	Beds	per month	Rent Revenue
2-Bedroom Units	64	128	$565	$867,840
3-bedroom Units	136	408	$505	$2,472,480
Total	200	536	$1,070	$3,340,320

	The Grove
2-Bedroom Suites		$867,840
3-Bedroom Suites		2,472,480

Gross Potential Revenue — Unadjusted		3,340,320

less holdbacks (15 student management beds)		90,900

Gross Potential Revenue — Adjusted		3,249,420

other revenue per bed		140
add other income		75,040

Gross Revenue & Other Income		3,324,460

vacancy rate & loss-to-lease		5.00%
less vacancy & loss-to-lease		166,223

Gross Revenue & Other Income after Vacancy		3,158,237

less collection loss (bad debts)	1.00%	31,582

Effective Gross Revenue (EGR)		$3,126,655

Operating Expenses
Payroll Expenses — Management		$139,000
Insurance		39,500
Marketing		50,500
Office Expenses		25,000
Communications		7,500
Utilities		370,000
Travel		2,000
Training		1,200

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	The Grove
Repairs & Maintenance — with Payroll		134,000
Taxes, Licenses, & Fees		227,000
Professional Fees		12,000
Residence Life/Clubhouse		11,000
Management Fee (1)		154,225

Total Operating Expenses		$1,172,925

Net Operating Income		$1,953,730

Reserves (per bed)	100	53,600

Net Cash Flow from Operations		$1,900,130

(1)	Management Fee equals 3% of Effective Gross Revenue plus 3% of Net Operating Income which is calculated before adding the 3% of Net Operating Income portion to the Management Fee Line Item and before any reserves are deducted.

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EXHIBIT H
NON-COMPETITION AND RIGHT OF FIRST
OPPORTUNITY AGREEMENT
(Attached)

H-1

EXECUTION VERSION
NON-COMPETITION AND RIGHT
OF FIRST OPPORTUNITY AGREEMENT
     THIS NON-COMPETITION AND RIGHT OF FIRST OPPORTUNITY AGREEMENT dated effective November 7, 2008 (the “Agreement”), is entered into by and between CAMPUS CREST GROUP, LLC, a North Carolina limited liability company (“Campus Crest”) and HARRISON STREET REAL ESTATE CAPITAL, LLC, a Delaware limited liability company (“HSRE”). Any capitalized terms not defined herein shall have the meaning set forth in the Operating Agreement (as defined below).
RECITALS:
     A. Campus Crest and its Affiliates (as defined below) (individually and collectively, the “Campus Crest Group”) are in the business of acquiring, rehabilitating, constructing, developing and/or managing Student Housing Projects (as defined below).
     B. HSRE and its Affiliates (individually and collectively, the “HSRE Group”) are in the business of real estate investment, including investment in Student Housing Projects.
     C. Concurrently with the execution of this Agreement, (i) HSRE-Campus Crest I, LLC, a Delaware limited liability company (the “Company”) has been formed for the purpose of acquiring, developing and redeveloping student housing properties and (ii) Campus Crest Ventures, III, LLC, a Delaware limited liability company and HSRE-Campus Crest IA, LLC, a Delaware limited liability company, have entered into the Operating Agreement of the Company (the “Operating Agreement”).
     D. The execution of the Operating Agreement is conditioned upon the parties hereto entering into this Agreement.
AGREEMENTS
     In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
          Additional Review Items. The meaning set forth in Section 2.2(a).

     Affiliate. With respect to (i) any Person, any other Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person; (ii) any Person, any other Person that is an officer, director, partner, member, principal, manager or trustee of or serves in a similar capacity with respect to such Person; (iii) Campus Crest, any member of the Immediate Family (as defined in the Operating Agreement) of Michael S. Hartnett and Ted W. Rollins or (iv) Campus Crest, any Person that Michael S. Hartnett and Ted W. Rollins (or members of his Immediate Family) Controls. For purposes hereof, the term “Control” of a Person shall mean the power, directly or indirectly, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
     Agreement. The meaning set forth in the introductory paragraph.
     Approved. The meaning set forth in Section 2.2(a).
     Business Day. Any day other than a Saturday, Sunday or any day that banks are not open for business in the city of Chicago.
     Campus Crest. The meaning set forth in the introductory paragraph.
     Campus Crest Group. The meaning set forth in Recitals.
     Campus Crest Notice. The meaning set forth in Section 2.1(a).
     Campus Crest Preliminary Approval Notice. The meaning set forth in Section 2.3(a).
     Campus Crest Rejection. The meaning set forth in Section 2.3(b).
     Company. The meaning set forth in the Recitals.
     Expansion. A Potential Development Project which would be either (i) an expansion of a JV Student Housing Project, or (ii) adjacent to a JV Student Housing Project.
     HSRE. The meaning set forth in the introductory paragraph.
     HSRE Approval Notice. The meaning set forth in Section 2.2(a).
     HSRE Group. The meaning set forth in the Recitals.
     HSRE Notice. The meaning set forth in Section 2.3(a).

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     HSRE Potential Acquisition Project. An existing Student Housing Project located within the United States including Puerto Rico identified by the HSRE Group for potential acquisition and/or investment.
     HSRE Potential Development Project. A Student Housing Project to be located within the United States including Puerto Rico which the HSRE Group proposes to construct and develop.
     HSRE Preliminary Approval Notice. The meaning set forth in Section 2.1(a).
     Joint Venture. Any subsequent vehicle established by the HSRE Group and the Campus Crest Group to own Student Housing Projects.
     JV Student Housing Project. Any Student Housing Project owned, in whole or in part, by the Company, or any Joint Venture. Any Student Housing Project which is Preliminarily Approved or Approved by the HSRE Group pursuant to the Operating Agreement or this Agreement shall be deemed a JV Student Housing Project unless and until such date that the HSRE Group shall disapprove or have been deemed to have disapproved such Student Housing Project.
     Non-Competition Termination Date. The meaning set forth in Article V.
     Operating Agreement. The meaning set forth in the Recitals.
     Person. An individual, corporation, partnership, limited partnership, trust, unincorporated organization, association or other entity.
     Potential Acquisition Project. An existing Student Housing Project located within the United States including Puerto Rico identified by the Campus Crest Group for potential acquisition and/or investment.
     Potential Development Project. A Student Housing Project to be located within the United States including Puerto Rico which the Campus Crest Group proposes to construct and develop.
     Preliminarily Approved. The meaning set forth in Section 2.1(a).
     Preliminary Review Items. The meaning set forth in Section 2.1 (a).
     Projected Stabilized Unleveraged Return. The meaning set forth in Section 2.1(b).
     Radius Restriction. One-half (1/2) mile.
     Rejection. The meaning set forth in Section 2.1(b).

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     Restricted Activities. The meaning set forth in Article III.
     ROFO Termination Date. The meaning set forth in Article V.
     Student Housing Project. Any real property designed and used primarily for the purposes of a residential rental development consisting of rental units for a student housing community.
ARTICLE II
RIGHT OF FIRST OPPORTUNITY
     2.1 HSRE Right of First Opportunity. Beginning on the date hereof and continuing until the ROFO Termination Date, if the Campus Crest Group identifies a potential investment in a Potential Development Project or Potential Acquisition Project, then the Campus Crest Group shall provide the Company or any Joint Venture the right to develop or acquire such Potential Development Project or Potential Acquisition Project in accordance with the terms set forth below:
     (a) Promptly after the Campus Crest Group identifies a Potential Development Project or Potential Acquisition Project, the Campus Crest Group shall deliver notice thereof to HSRE (“Campus Crest Notice”), and as soon as reasonably practicable thereafter, deliver to HSRE those items described on Exhibit A as the Preliminary Review Items (the “Preliminary Review Items”). In the event HSRE desires to proceed with the Potential Development Project or Potential Acquisition Project, it shall deliver written notice thereof (“HSRE Preliminary Approval Notice”) to Campus Crest within five (5) Business Days after receipt of the Campus Crest Notice and all of the Preliminary Review Items, and such Potential Development Project or Potential Acquisition Project shall be deemed “Preliminarily Approved” if such notice is timely delivered. The failure of HSRE to deliver a HSRE Preliminary Approval Notice within five (5) Business Days after receipt of the Campus Crest Notice and all the Preliminary Review Items shall be deemed a disapproval of such Potential Development Project or Potential Acquisition Project by HSRE.
     (b) If HSRE disapproves or is deemed to have disapproved such Potential Development Project or Potential Acquisition Project (a “Rejection”), then the Campus Crest Group shall have the right to pursue such Potential Development Project or Potential Acquisition Project at any time during the term of this Agreement but only on substantially the same terms and conditions as set form in the Preliminary Review Items submitted to HSRE, and neither the Company, any Joint Venture nor HSRE shall have any interest therein; provided, however, that in no event shall the Campus Crest Group have the right to engage in any Restricted Activity prohibited under Article III hereof For purposes of this Section 2.1(b), any Potential Development Project or Potential Acquisition Project shall not be deemed to be “on substantially the same terms and

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conditions” if the Projected Stabilized Unleveraged Return (as defined below) for such Potential Development Project or Potential Acquisition Project set forth in any proposal offered to any third party is more than one hundred twenty percent (120%) higher than the Projected Stabilized Unleveraged Return for such Potential Development Project or Potential Acquisition Project, as the case may be, set forth in any proposal offered to the HSRE Group. For purposes hereof, the term “Projected Stabilized Unleveraged Retain” shall mean (i) the projected gross revenue from the property, less all projected operating expenses for the property (including replacement reserves), divided by (ii) the total cost of such Potential Development Project or Potential Acquisition Project. For example, if the Projected Stabilized Unleveraged Return for a Potential Development Project or Potential Acquisition Project that is presented by the Campus Crest Group to the HSRE Group is ten percent (10%) and the HSRE Group declines to participate in such investment, and the Campus Crest Group subsequently makes an offer to a third party to invest in such Potential Development Project or Potential Acquisition Project and the projections for such Potential Development Project or Potential Acquisition Project set forth in such subsequent offer reflect a Projected Stabilized Unleveraged Return of greater than twelve percent (12%) for any reason (including, without limitation, cost savings or higher projected rental rates), then the Campus Crest Group shall again be obligated to offer the HSRE Group the opportunity to invest in such Potential Development Project or Potential Acquisition Project pursuant to the provisions of Section 2.1(a).
     2.2 Steps Following HSRE Preliminary Approval.
     (a) If HSRE Preliminarily Approves a Potential Development Project or Potential Acquisition Project, then the Campus Crest Group shall, as soon as reasonably practicable after receipt of the HSRE Preliminary Approval Notice, deliver to HSRE those items described on Exhibit A as Additional Review Items that are reasonably capable of being produced or secured by the Campus Crest Group (the “Additional Review Items”) with respect to such Potential Development Project or Potential Acquisition Project, which are necessary in order for HSRE to present the Potential Development Project or Potential Acquisition Project to its investment committee. In the event HSRE desires to proceed with a Potential Development Project or Potential Acquisition Project, it shall deliver written notice thereof (“HSRE Approval Notice”) to Campus Crest within ten (10) Business Days after receipt of the Additional Review Items, and such Potential Development Project or Potential Acquisition Project shall be deemed “Approved” if such notice is timely delivered; provided, however, that the obligation of HSRE to fund any payments with respect to such Potential Development Project or Potential Acquisition Project shall be subject to the terms and conditions set forth in the Operating Agreement or, if applicable, the formation documents of any Joint Venture. The failure of HSRE to deliver a HSRE Approval Notice within ten (10) Business Days after receipt of the Review Items shall be a Rejection.

5

     (b) If HSRE Preliminarily Approves a Potential Development Project or Potential Acquisition Project, but such Potential Development Project or Potential Acquisition Project is subsequently Rejected, then the Campus Crest Group shall have the right to pursue such Potential Development Project or Potential Acquisition Project at any time during the term of this Agreement, and neither the Company nor HSRE shall have any interest therein; provided, however, that in no event shall the Campus Crest Group have the right to engage in any Restricted Activity prohibited under Article III hereof.
     2.3 Campus Crest Right of First Opportunity. Beginning on the date hereof and continuing until the ROFO Termination Date, if (i) the HSRE Group identifies a potential investment in a HSRE Potential Development Project or HSRE Potential Acquisition Project located at a college or university where a JV Student Housing Project is located; (ii) such HSRE Potential Development Project or HSRE Potential Acquisition Project is located outside of the Radius Restriction of the JV Student Housing Project; (iii) relative to the JV Student Housing Project, such HSRE Potential Development Project or HSRE Potential Acquisition Project is situated closer to the student union building of the subject college or university, and (iv) the number of full-time students enrolled at such college or university is less than 7,000 students, then the HSRE Group shall provide the Company or any Joint Venture the right to develop or acquire such HSRE Potential Development Project or HSRE Potential Acquisition Project in accordance with the terms set forth below:
     (a) Promptly after the HSRE Group identifies a HSRE Potential Development Project or HSRE Potential Acquisition Project, the HSRE Group shall deliver notice thereof to the Campus Crest Group together with any Preliminary Review Items within the HSRE Group’s possession at such time (“HSRE Notice”). In the event the Campus Crest Group desires to proceed with the HSRE Potential Development Project or HSRE Potential Acquisition Project, it shall deliver written notice thereof (“Campus Crest Preliminary Approval Notice”) to the HSRE Group within twenty-five (25) Business Days after receipt of the HSRE Notice. As soon as reasonably practicable thereafter, the Campus Crest Group shall deliver to HSRE me Preliminary Review Items and Additional Review Items pursuant to the provisions of Sections 2.1 and 2.2 and the procedures set forth in Sections 2.1 and 2.2. shall apply. The failure of the Campus Crest Group to deliver a Campus Crest Preliminary Approval Notice within twenty-five (25) Business Days after receipt of the HSRE Notice shall be deemed a disapproval of such HSRE Potential Development Project or HSRE Potential Acquisition Project by the Campus Crest Group.
     (b) If the Campus Crest Group disapproves or is deemed to have disapproved such HSRE Potential Development Project or HSRE Potential Acquisition Project (a “Campus Crest Rejection”), then the HSRE Group shall have the right to pursue such HSRE Potential Development Project or HSRE Potential Acquisition Project at any time during the term of this Agreement, and neither the Company nor the Campus Crest Group shall have any interest therein; provided, however, that in no event shall the HSRE Group have the right to engage in any Restricted Activity prohibited under Article III hereof.

6

ARTICLE III
NON-COMPETITION
     No member of the Campus Crest Group or HSRE Group shall, directly or indirectly, alone or with others, engage in the planning, design, development, construction, ownership, management, operation or leasing (collectively, the “Restricted Activities”) of any Student Housing Project located within the Radius Restriction of any JV Student Housing Project, except to the extent such activities are taken on behalf of the Company in accordance with the Operating Agreement and this Agreement (or any Joint Venture that is in existence at such time, each in accordance with the applicable partnership or operating agreement).
ARTICLE IV
REMEDIES
     Each party acknowledges that a violation of any of the covenants set forth in this Agreement would cause irreparable damage to the party for whose benefit such covenant was intended which could not be adequately compensated by monetary damages. Each party therefore agrees that in the event of the violation or threatened violation by such party of any of such party’s covenants hereunder, the other party for whose benefit such covenant was intended shall be entitled to seek preliminary and permanent injunctive relief, upon due notice, to restrain such violation, in addition to and without limiting any other remedy available to such party at law or in equity.
ARTICLE V
TERM
     The term of this Agreement shall commence on the date hereof and shall end:
     (i) with respect to the right of first opportunity under Article II hereof, on the date (the “ROFO Termination Date”) that the HSRE Group shall have funded at least Forty Million and 00/100 Dollars ($40,000,000), in the aggregate, of equity to the Company and/or any Joint Venture; and
     (ii) with respect to the non-competition provisions under Article III hereof, on the date (the “Non-Competition Termination Date”) which is the earlier of (A) the date of the sale of the last asset held by the Company or any Joint Venture, or (B) the sale or transfer of one hundred percent (100%) of the interests in the Company and all Joint Ventures, if any, from the HSRE Group to the Campus Crest Group, or vice-versa.

7

ARTICLE VI
NOTICES
     Any and all notices to be served hereunder shall be in writing and shall be sent by reputable overnight courier for next Business Day delivery addressed to the intended recipient at its address set forth below, or sent by certified mail to the intended recipient at its address set forth below. The addresses for the parties are as follows:

If to HSRE, to it at:	c/o HSRE
71 S. Wacker Drive
Suite 3575
Chicago, IL 60606
Attn: Christopher Merrill,
Stephen M. Gordon

With a copy (not constituting notice) to:	DLA Piper US LLP
203 N. LaSalle #1900
Chicago, IL 60601
Attn: Jesse A. Criz

If to Campus Crest, to it at:	c/o Campus Crest Group, LLC
2100 Rexford Rd, 4th Floor
Charlotte, NC 28211
Attention: F. Brian Schneiderman

With a copy (not constituting notice) to:	c/o Bradley Arant Rose & White LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, AL 35203
Attention: Dawn Helms Sharff
or to such other address as a party hereto may designate from time to time in a written notice served upon the other parties in accordance herewith. Any notice sent by reputable overnight courier as provided above shall be deemed delivered on the next Business Day after delivery to such courier. Any notice sent by mail as provided above shall be deemed delivered on the fifth (5th) Business Day next following the postmark date which it bears.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     7.1 Amendment. This Agreement shall not be amended, altered or modified except by a written instrument signed by all the parties hereto.

8

     7.2 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable or shall terminate pursuant to this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable or terminated provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable or terminated provision or by its severance herefrom. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected.
     7.3 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law principles.
     7.4 Waiver. The failure to insist upon strict enforcement of any of the provisions of this Agreement or of any agreement or instrument delivered pursuant hereto shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any agreement or instrument delivered pursuant hereto or any provision hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement and each agreement and instrument delivered pursuant hereto. No waiver of any breach of any of the provisions of this Agreement or any agreement or instrument delivered pursuant hereto shall be effective unless set forth in a written instrument executed by the party against which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.
     7.5 Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision.
     7.6 Counterparts. This Agreement may be executed in multiple counterparts with separate signature pages, each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument.
     7.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     7.8 Arbitration. If any dispute, controversy or claim arises between the parties hereto or their respective Affiliates with respect to whether either party is in breach or default of its respective obligations hereunder, then the dispute shall be settled pursuant to arbitration provisions set forth in Section 13.3 of the Operating Agreement.
[Signature Page to Follow]

9

     IN WITNESS WHEREOF, each of the parties has executed this Non-Competition and Right of First Opportunity Agreement effective as of the date first set forth above.

Campus Crest:	CAMPUS CREST GROUP, LLC, a North Carolina limited liability company

	By:	Madeira Group, LLC, its Manager

	By: Name:	/s/ Michael S. Hartnett Michael S. Hartnett
	Title:	Manager

HSRE:	HARRISON STREET REAL ESTATE CAPITAL LLC, a Delaware limited liability company

	By:	/s/ Christopher N. Merrill

	Name:	Christopher N. Merrill
	Its:	Manager

EXHIBIT A
PRELIMINARY REVIEW ITEMS
The Preliminary Review Items referenced in Section 2.1(a) shall include the following items:
1.	Property Photographs

2.	Pro Forma Operating Budget

3.	Preliminary Marketing Plan

4.	Investment Summary (including market, property, location and jurisdiction information)

5.	Preliminary Site Plan*

6.	Preliminary Development Budget (including-estimated pre-development costs)*

7.	Estimated Construction Commencement and Completion Dates*

8.	Projected Lease-up Schedule Summary*

*	For Potential Development Projects Only
ADDITIONAL REVIEW ITEMS
The Additional Review Items referenced in Section 2.2(a) shall include the following items:
1.	Market Analysis (including demographic supply/demand study, market forecast and recent market developments).

2.	Required permits and approvals or if any required permits and approvals are not in possession of Campus Crest, then a summary of process to obtain such permits and approvals.*

3.	Executed Agreements relating to purchase of real property or otherwise evidencing site control.

4.	Identity of prospective construction lender(s) and any terms sheets or documentation with construction lender(s) in Campus Crest’s possession (if no term sheets available, list of prospective construction lender(s) and status of discussions therewith).*

5.	Contracts with architect, civil engineer and general contractor, as available.*

6.	Proposed Pre-Acquisition Due Diligence Budget (i.e., for Property acquisitions only).

7.	Any items listed on Exhibit C of the Operating Agreement as a Review Item or Exhibit E of the Operating Agreement as a Funding Condition that are in Campus Crest’s possession.

*	For Potential Development Projects Only

A-1

EXHIBIT I
FORM OF MONTHLY FINANCIAL STATEMENTS
(Attached)

***	The Members acknowledge and agree that upon the written request of HSRE, Campus Crest shall provide additional information including, but not limited to, the following: (i) additional comments for month ending and year-to-date; and (ii) a more detailed breakout of Other Income to include Admin Fees, Application Fees, late charges, NSF check fees, parking income, resident chargebacks and other.

I-1

Campus Crest at
Summary Income Statement

	Month Ending				Year to Date
	9/30/2008				9/30/2008
			Variance $ Fav	Variance % Fav*			Variance $ Fav	Variance % Fav*
	Actual	Budget	(Unfav)	(Unfav)	Actual	Budget	(Unfav)	(Unfav)
Revenue
Rental Income
Other Income
Bad Debt
Total Revenue

Expenses
Payroll
Marketing
Office and Administration
Communication
Utilities
Travel
Repairs and Maintenance
Landscaping*
Turnover Expense*
Taxes*
Insurance*
Management Fee
Professional Fees
Resident Life

Expenses (as a % of Revenue)

Net Operating Income (as a % of Revenue)

Interest Expense

Net Earnings Before Non-Operating Items

Non-Operating Items

Funds from Operations

Depreciation and Amortization

Net Income (Loss)

*	To be added to the current statement to meet requests by Harrison Street

EXHIBIT J
FORM OF CONSTRUCTION STATUS REPORTS
(Attached)

J-1

APPLICATION AND CERTIFICATION FOR PAYMENT

AIA DOCUMENT G702

PAGE 1 OF 4 PAGES

TO (Owner):

PROJECT: The Grove
Student Apartments

APPLICATION NO:
PERIOD FROM:
TO:
ARCHITECT'S PROJECT NO:
CONTRACT DATE:

Distribution to:
OWNER
ARCHITECT
CONTRACTOR

FINAL

Contractor: Campus Crest Construction, LLC
2100 Rexford Rd
Charlotte, NC 28211

CONTRACTOR'S APPLICATION FOR PAYMENT

CHANGE ORDER SUMMARY			
Change orders approved in previous months by Owner		ADDITIONS	DEDUCTIONS
TOTAL			
Approved this Month			
Number	Date Approved		
TOTALS		$ -	$ -
Net change by Change Orders			$ -

Application is made for Payment, as shown below, in connection with the Contract.
Continuation Sheet, AIA Document G703, is attached.

The present status of the account for this Contract is as follows:

1	**ORIGINAL CONTRACT SUM**	
2	Net change by Change Orders	$ -
3	**CONTRACT SUM TO DATE**	$ -
4	**TOTAL COMPLETED & STORED TO DATE** (Column G on G703)	
5	**Retainage** 5 % or total in Column I on G703	#REF!
6	**TOTAL EARNED LESS RETAINAGE**	#REF!
7	**LESS PREVIOUS CERTIFICATES FOR PAYMENT**	
8	**CURRENT PAYMENT DUE**	#REF!

The undersigned Contractor to the best of his knowledge, information and belief the Work covered by this Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid to him for Work for which previous Certificates for Payment were issued and payments received from the Owner, and that current payment shown herein is now due.

CONTRACTOR:

By: ____________________ Date: __________

State of: __________ County of: __________
Subscribed and sworn to before me __________ day of __________, 2008
Notary Public
My Commission expires:

ARCHITECT'S CERTIFICATE FOR PAYMENT

In accordance with the Contract Documents, based on on-site observations and the data comprising the above application, the Architect certifies to the Owner that the Work has progressed to the point indicated; that to the best of his knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents; and that the Contractor is entitled to payment of the AMOUNT CERTIFIED.

AMOUNT CERTIFIED .... #REF!

(Attach explanation if amount certified differs from the amount applied for.)

ARCHITECT:

By: ____________________ Date: __________

This Certificate is not negotiable. the AMOUNT CERTIFIED is payable only to the Contractor named herein. Issuance, payment and acceptance of payment are without prejudice to any rights of the Owner or Contractor under this Contract

AIA DOCUMENT G702 • CONTINUATION SHEET • APRIL 1978 EDITION • AIA® • © 1978
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVE., N.W., WASHINGTON, D.C. 2006

APPLICATIONANDCERTIFICATIONFORPAYIWNT aiadocument 0702 pageiofapa. :TO(Owner):PROJECT:TheGroveAPPLICATIONNO:Distributionto:StudentApartments__^OWNERPERIODFROM:ARCHITEC TTO:CONTRACTORContractorCampusCrestConstruction,LLC2100RexfordRdARCHITECT’SCharlotte,NC28211PROJECTN O:_____ FINAL __CONTRACTDATE:CONTRACTOR’SAPPLICATIONFORPAYMENTApplicationismadeforPayment,asshownbelow,inconnectio nwiththeContract.CHANGEORDERSUMMARYZZ^^ZUZZContinuationSheet,AIADocumentG703,isattached.Changeorders approvedADDITIONSDEDUCTIONSinpreviousmonthsbyThepresentstatusoftheaccountforthisContractisasfollows: OwnerTOTALJ[1ORIGINALCONTRACTSUMApprovedthisMonthNumberDateApproved2NetchangebyChangeOrders_$-_CONTR ACTSUMTODATE_$-TOTALCOMPLETED&STOREDTODATE”~~(ColumnGonG703)TOTALS§-__§-5Retafnage5_%#REF!Netchangeb yChangeOrders$-_ortotalinColumnIonG7036TOTALEARNEDLESSRETAINAGE#REF!TheundersignedContractortothebes tofhisknowledge,informationandbelieftheWorkcoveredbythisApplicationfor7LESSPREVIOUSCERTIFICATESFORPA YMENTPaymenthasbeencompletedinaccordancewiththeContractDocuments,matanamountsnaveoeenpaidtommror vvofk lorwnicnpreviousCertificatesforPaymentwereissuedandpaymentsreceived8CURRENTPAYMENTDUE#REFIfromtheOwn er,andthatcurrentpaymentshownhereinisnowdue.CONTRACTOR:Stateof:Countyof:Subscribedandsworntobeforeme dayof,2008By:Date:NotaryPublicMyCommissionexpires:ARCHITECT’SCERTIFICATEFORPAYMENTInaccordancewithth eContractDocuments,basedonon-siteobser-AMOUNTCERTIFIED#REF!vationsandthedatacomprisingtheaboveapplic ation,theArchitect(Attachexplanationifamountcertifieddiffersfromtheamountappliedfor.)certifiestotheO wnerthattheWorkhasprogressedtothepointARCHITECT:indicated;thattothebestofhisknowledge,informationand belief,thequalityoftheWorkisinaccordancewiththeContractDocu-By:Date:ments;andthattheContractorisenti tledtopaymentoftheAMOUNTThisCertificateisnotnegotiable,theAMOUNTCERTIFIEDispayableonlytotheContracto rCERTIFIED.namedherein.Issuance,paymentandacceptanceofpaymentarewithoutprejudicetoanyrightsottheOwne rorContractorunderthisContractAIADOCUMENTG702-CONTINUATIONSHEET • APRIL1978EDITION • AIA(R) • (C)1978THEAM ERICANINSTITUTEOFARCHITECTS,1735NEWYORKAVE.,N.W.,WASHINGTON,D.C.2006

PAGE 2 OF 4 PAGES

CONTINU ON SHEET *AIA DOCUMENT G703*

AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing
Contractor's signed Certification is attached.
In tabulation below, amounts are stated to the nearest dollar.
Use Column I on Contracts where variable retainage for line items may apply.

APPLICATION NUMBER: 0
APPLICATION DATE:
PERIOD FROM: 0-Jan-00
TO: 0-Jan-00
ARCHITECT'S PROJECT NO: 0

A	B	C	D	E	F	G		H	I
ITEM No.	DESCRIPTION OF WORK	SCHEDULED VALUE	WORK COMPLETED			TOTAL COMPLETED AND STORED TO DATE (D + E + F)	% G / C	BALANCE TO FINISH C - G	RETAINAGE
			Previous Applications	This Application Work in Place	This Application Stored Materials (not in D or E)				
1									
2									
3									
4									
5a									
5b									
6									
7									
8									
9									
10									
11									
12									
13									
14									
15									
16									
17									
18									
19									
20									
21									
22									
23									
24									
25									
26									
27									
28									
29									
		-	-	-	-	-	0.00%	-	-

AIA DOCUMENT G702 • CONTINUATION SHEET • APRIL 1978 EDITION • AIA® • © 1978
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVE., N.W., WASHINGTON, D.C. 2006

TROY

CONTINlONSHEETAIADOCUMENTG703PAG E.2.0FJ.PAGESAIADocumentG702,APPLICATIONANDCERTIFICATIONFORPAYMENT,containingAPPLICATIONNUMBER:0Cont ractor’ssignedCertificationisattached,APPLICATIONDATE:Intabulationbelow,amountsarestatedtothenearest dollar.PERIODFROM:0-Jan-OQUseColumn!onContractswherevariableretainageforlineitemsmayapply.TO:0-Jan-O QARCHITECTSPROJECTNO:0ABCD|E|FjG|HIITEMDESCRIPTIONOFWORKSCHEDULEDWORKCOMPLETEDT° TAL COMPLETEDRETAINAGENo.VALUE’IThisApplicationIANDSTOREDBALANCEPreviousIStoredMaterialsTODATE%TOFINISHA pplicationsWorkinPlace(notinDorE)(D+E+F)G/CC-G12345a5b678910’11121314151617181920212223242526272829; .||-|-|-|-|-|O.QQ%|-|AIADOCUMENTG702’CONTINUATIONSHEET • APRIL1978EDITION • AIA(R) • (C)1978THEAMERICANINS TITUTEOFARCHITECTS,1735NEWYORKAVE.,N.W.,WASHINGTON,D.C.2006TROY

CONTINU ION SHEET

AIA DOCUMENT G703

PAGE 3 OF 4 PAGES

AIA Docum '02, APPLICATION AND CERTIFICATION FOR PAYMENT, containing
Contractor's signed Certification is attached.
In tabulation below, amounts are stated to the nearest dollar.
Use Column I on Contracts where variable retainage for line items may apply.

APPLICATION NUMBER: 0
APPLICATION DATE:
PERIOD FROM: 0-Jan-00
TO: 0-Jan-00
ARCHITECT'S PROJECT NO: 0

A	B	C	D	E	F	G		H	I
ITEM No.	DESCRIPTION OF WORK	SCHEDULED VALUE	WORK COMPLETED			TOTAL COMPLETED AND STORED TO DATE (D + E + F)	% G / C	BALANCE TO FINISH C - G	RETAINAGE
			Previous Applications	This Application: Work in Place	This Application: Stored Materials (not in D or E)				
1									
2									
3									
4									
5									
6									
7									
8									
9									
10									
11									
12									
13									
14									
15									
16									
17									
18									
19									
20									
21									
22									
23									
24									
25									
26									
27									
28									
29									
30									
31									
32									
33									
34									
		-	-	-	-	-	#DIV/0!	-	-

TROY

mKIIINVIUINonCCIAIAUUUUMENlCj/ltt/”.. ^rw3C_,avrjtr*/Vjeo..^AlADocurm’02,APPLICATIONANDCERTIFICATIONFORPAYMENT,containingAPPLICATIONNUMBER :0Contractor’ssiynedCertificationisattached.APPLICATIONDATE:Intabulationbelow,amountsarestatedtothen earestdollar.PERIODFROM:0-Jan-OOUseColumnIonContractswherevariableretainageforlineitemsmayapply.TO:0 -Jan-OOARCHITECT’SPROJECTNO:0AjBICID|.E|F.|GjjH[IITEMDESCRIPTIONOFWORKSCHEDULEDWORKCOMPLETEDTOTALCOM PLETEDRETAINAGENo.VALUEIThisApplication[ANDSTOREDBALANCEPrevious(StoredMaterialsTODATE%TOFINISHAppli cationsWorkinPlace(notinDorE)(D+E+F)G/CC-G1234567891011121314151617181920212223242526272829303132333 4

111tauuiauunr—v,dinuuniacmsoiaicuiumencaicoiuuiiar.. — ^rcr\iwurr\\Jm.U-Jean-uwAIADOCUMF702 • CONTINUATIONSHEET • APRIL1978EDITION • AIA(R) • (C)1978.”‘”.THEAMERIC ,...\ISTITUTEOFARCHITECTS,1735NEWYORKAVE.,N.W.,WASHINGTON,D.C.2th,..

Monthly Disbursement Request

Borrower:	Campus Crest at
Project:	The Grove at
Project Address:	
Project City/St:	
Draw #:	Draw # 1
Date:	10/25/2008

	A	B	C	D	E	F	G	H	I	K
LINE-ITEM DESCRIPTION	LENDER BUDGET $	budget reallocation	REVISED PROJECT BUDGET	TOTAL EQUITY	LOAN PROCEEDS	FUNDS DISB AT CLOSING	EQUITY DISB AT CLOSING	Draw 1 11/25/2008	Drawn to Date	Balance to Complete
LAND COST:										
Land			$ -		$ -	$ -	$ -	$ -	$ -	$ -
Regional Partner Fees			-		-	$ -	-	-	-	-
Survey			-		-	$ -	-	-	-	-
Real Estate Taxe/Insurance			-		-				-	-
Closing Costs			-		-	$ -	-	-	-	-
Total Land Costs	$ -		$ -	$ -	$ -	$ -	$ -	$ -	$ -	-
HARD COSTS:										
Construction Contract			-		$ -	$ -	$ -	$ -	$ -	$ -
Total Construction Contract	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
FF&E		$ -	$ -		$ -	$ -	$ -	$ -	$ -	$ -
SUBTOTAL HARD COSTS	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
SOFT COSTS:										
Advisory Fee			$ -		$ -	$ -	$ -	$ -	$ -	$ -
Appraisal Fee			-		-				-	-
Architect			-		-				-	-
Builder's Risk			-		-				-	-
Civil Engineer			-		-				-	-
Development Fee			-		-				-	-
Ground Lease			-		-				-	-
Initial Operating Budget			-		-				-	-
Corporate Marketing Support			-		-				-	-
Land Planner/Landscape Design			-		-				-	-
Traffic Study			-		-				-	-
Geotechnical/Environmental			-		-				-	-
Market Study			-		-				-	-
Accounting Fees & Comp. Dep'n			-		-				-	-
Legal			-		-				-	-
Travel			-		-				-	-
Loan Origination			-		-				-	-
Loan Closing Costs			-		-				-	-
Impact Fees			-		-				-	-
Regulatory Fees			-		-				-	-
Lender Inspections			-		-				-	-
			-		-				-	-
SUBTOTAL-SOFT COSTS	$ -	$ -	$ -	$ -	-	$ -	$ -	$ -	$ -	$ -
									$ -	-
									$ -	-
Construction Interest			$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Total Interest	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
TOTAL SOFT & INTEREST COST	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
TOTAL COST	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Less: Interest on CCC Loan									$	
Total Draw Funded									$	

Equity Required as indicated by Wachovia Spreadsheet

Approved By: ______________________

Date: ______________________

LOAN FUNDED TO DATE:	$ -
EQUITY TO DATE:	$0.00
TOTAL PROJECT COSTS TO DATE:	$0.00
EQUITY % OF TOTAL COST TO DATE:	#DIV/0!

Draw Sheet Exh J.xls

Last Revised 11/11/2008

Page 1

Month[yDisbursementRequestiBorro werCampusCrestatProject:TheGroveatProjectAddress:jprojectCBy/St:’(Draw*Draw#1JDale:10/25/2008^:’"~-~a" ""'g’c d-efgh i k ILENDERIbudgetIREVISEDI1iFUNDSIEQUmTn.IiLINE-ITEMBUO6ETreallocatlonPROJECTTOTALLOANOISBATD1SBAT”..On vtlDrawnBalancetoDESCRIPTIONtBUDGETEQUITYPROCEEDSCLOSINGCLOSiHG.ilBSBOOtlaDateComplete-AMPCOST:.Land f-$-S-t$-i-RegionalPartnerFees^_«-^.—^-..;^_-Survey^- • —RealEstateTaxa/lnsurance ::: -ClosingCosts-_^— • _-._’olalLandCosts_$-$-ji-S$-i—HARDCOSTS:”~~^~~ConstructionContract : S-^tt-?t-TotalConstrictionContractT’.’$’.$-$-~i-$-T“$.$-$.~FF&E’$-t • $t-»->-’t • j it SUBTOTALHARDCOSTSi-’j,-$-t-t~-S~*"«-*tSOFTCOSTS:’~’,~AdvisoryFee_$-^»i • $-t-%-AppraisalFee^^^^_;—Arc hitect-^_-_ : • ,,_iulldcr-sRIsK-.;’ • ^vlJEngineer-_^-.^-JevelopmenlFee • : .;-3roundLease-: n _ t - r -_^_nitiatOperallnaBudgst^^-^-^;*^QrpQrateMarhellngSupport^- rr -^^™-jntfPlannerlLandscapeDesign^~^~^:™^—TrafficStudy- ; .;-_ r jEDtflEhnicai/Enylronmenlal^;^;ymarketStudy; : ;-AccountingFsas&Comp.Dep’n,,.-.-_ • ii : F ^ • tS35!::: — Travel; : ;—oanOrigination : ^:—danClosingCosls2 : ;^ — impactFees~~^^I^I^-*RegulatoryFees—:-LenderInspections^^^;^^^_^-«^ J _’. | _-SUBTOTAL^QFTCOSTST”-’* • $-f • t-T”-$ • T-’*"~~|||t • __~~~$—..ConstructionInterestIS-It-It-It-It-1$-5t-T otalInterest.$-jtS.$$t-$-tt?._.TOTALSOFTaINTERESTCOST$S? • $.$-J$-t-S;t-TOTALCOST$-U-I$-It-I*-I< -U-U-it • j-.. — ...TLess:InterestonCCCLoan^’’’^^’^V^’I^PBrft^iilllBlTotalDrawFundedit’-’, i ‘i-’’’^?^:BK 8B|fflUMll«aEquityRequiredasindicatedbyWachoviaSpreadsheet lojwfundedtodate: fApprovedBy; { _eouirv t odate: sawDate: totalprojectcoststodme: so.wEQUFTY»OFTOfALCOSTTOPAT£:HOfJfnDrawSheetExhJ.xlsLastRevised1t/flffiOOBPage1

Template

Exhibit B

Nov-10-08 16:50

Activity Name	Original Duration	Actual Duration	Start	Finish	Activity % Complete
Template	177d	0d	Nov-17-08	Jul-21-09	
Design Development	25d	[illegible]	Nov-17-08	Dec-[illegible]-08	
Procurement	[illegible]	0d	Nov-17-08	Mar-[illegible]-09	
Sitework	130d	0d	Nov-17-08	May-15-09	
Earthwork/Grading	94d	0d	Dec-22-08	Apr-30-09	
Leasing Trailer	42d	0d	Nov-17-08	Jan-13-09	
Site Lighting	9d	0d	Feb-16-09	Feb-26-09	
Fencing	122d	0d	Nov-26-08	May-14-09	
Site Piping	20d	0d	Feb-16-09	Mar-13-09	
Site Utilities	8d	0d	Dec-22-08	Dec-31-08	
Parking lot	28d	0d	Mar-17-09	Apr-23-09	
Landscaping	45d	0d	Mar-16-09	May-15-09	
Site Amenities	97d	0d	Nov-17-08	Mar-31-09	
Clubhouse	59d	0d	Nov-17-08	Feb-05-09	
Clubhouse	59d	0d	Nov-17-08	Feb-05-09	
Resident Buildings	97d	0d	Mar-09-09	Jul-21-09	
24 Unit-1	72d	0d	Mar-09-09	Jun-16-09	
24 Unit-2	76d	0d	Mar-10-09	Jun-23-09	
24 Unit-3	80d	0d	Mar-11-09	Jun-30-09	
24 Unit-4	84d	0d	Mar-12-09	Jul-07-09	
24 Unit-5	88d	0d	Mar-13-09	Jul-14-09	
24 Unit-6	92d	0d	Mar-16-09	Jul-21-09	
12 Unit-1	77d	0d	Mar-17-09	Jul-01-09	
12 Unit-2	78d	0d	Mar-18-09	Jul-03-09	
12 Unit-3	79d	0d	Mar-19-09	Jul-07-09	
12 Unit-4	80d	0d	Mar-20-09	Jul-09-09	

Page 1 of 1

TASK filter: All Activities

(c) Primavera Systems, Inc.

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EXHIBIT K
FORM OF ACQUISITION BUDGET AND DEVELOPMENT BUDGET
(Attached)

K-1

CAMPUS CREST
DEVELOPMENT BUDGET
Project Unit Mix

Unit Count	Type	Beds	Sq. Ft.	Total SF
	2BRs	0	839	—
	3BRs	0	1,180	—
0		0		0
Total Buildings	16			0

	Total	Dollars
SOURCES:	Dollars	Per Unit
Equity	—	#DIV/0!
Debt	—	#DIV/0!

Total	—	#DIV/0!

			Unit	Cost	Total	Dollars
	USES:	Units	of Meas.	Per Unit	Dollars	Per Unit
DEVELOPMENT	Land Cost		acres		—
	Land Closing Costs				—
	RDP Compensation		ea		—
	Survey		ea		—
	Real Estate Taxes/Insurance		ea		—

	Total Land Costs				—

	Architect		ea		—
	Civil Engineer		ea		—
	Landscape Architect		ea		—
	Traffic Study		ea		—
	Geotechnical Report		ea		—
	Environmental		ea		—

	Total Design/Engineering Costs				—

	Loan Origination Fees		ea		—
	Advisory Fees		ea		—
	Appraisal Fees		ea		—
	Market Study Fees		ea		—
	Construction Interest		ea		—
	Loan Closing Costs		ea		—
	Lender Inspections		Months		—

	Total Financing Costs				—

	Development Fee		ea		—
	Legal Fees-Development		ea		—
	Impact Fees		unit		—
	Acccounting Fees & Comp. Dep’n		ea		—
	Municipality Fees		ea		—
	Builders Risk Insurance		Months		—
	Travel		Months		—

	Total Development Fees, Permits & Costs				—

CAMPUS CREST
DEVELOPMENT BUDGET
Project Unit Mix

Unit Count	Type	Beds	Sq. Ft.	Total SF
	2BRs	0	839	—
	3BRs	0	1,180	—
0		0		0

INITIAL OPS BUDGET	Corporate Marketing/Support	ea	—
	Site Operations	ea	—
	Site Marketing	ea	—
	Model/Trailer	ea	—
	Final Cleaning	Is	—

	Total Marketing and Pre-opening		—

CONSTRUCTION	Payroll/Overhead	Months	—
	Construction Management Fee	ea	—
	Bond Premiums	ea	—
	Permits/Licensing	Buildings	—
	Surveying/Engineer	ea	—
	Plans/Blueprints	ea	—
	Testing/Geotech	ea	—
	Travel	Months	—
	Sales Tax	tbd	—
	Gross Receipts Tax	tbd	—

	Total Construction Fees & Cost		—

	Small Tools	Months	—
	Temp. Water-Consumption	Months	—
	Temp. Power-Consumption	Months	—
	Temp. Toilets	Months	—
	Temp. Telephones	Months	—
	Safety	Months	—
	Field Office	Months	—
	FieldOffice Supplies	Months	—
	Equipment Rental	Months	—
	Gas & Oil	Months	—
	General Labor	Months	—
	Waste Removal	Months	—
	Postage	Months	—
	Final Cleaning	ea	—

	Total Job-General Conditions Cost		—

SITEWORK
	Sediment & Erosion	Is	—
	Construction Entrances	Is	—
	Temp Access Roadways (Stone)	Is	—
	Dewatering	Is	—
	Temp. Water-Installation	Is	—
	Temp Facility Ground Lease	Is	—

	Temporary Facilities		—

	Clear & Grub	Is	—
	Grading	acres	—
	Cut & Fills	acres	—
	Retaining Walls	Is	—

	Grading, Walls, Fill, Cut Total		—

CAMPUS CREST
DEVELOPMENT BUDGET
Project Unit Mix

Unit Count	Type	Beds	Sq. Ft.	Total SF
	2BRs	0	839	—
	3BRs	0	1,180	—
0		0		0

Water Service	Is	—
Sanitatry Sewer Service	Is	—
Storm Water	Is	—

Utilities — Wet		—

Video	Is	—
Internet	Is	—
Landline Phone	Is	—

Utilities — Structured Wiring		—

Water Service	If	—
Sewer Service	If	—
Water Service Pump Station	Is	—

Off-Site Improvements		—

Asphaltic Paving, Striping & Signage	sf	—

Curb	If	—
Sidewalks	sf	—

Site Concrete		—

Landscape	Is	—
Irrigation	Is	—
Fencing — Chain Link	sf	—
Fencing — Decorative	sf	—
Entrance Gates	ea	—
Card Reader Access	Is	—

Landscape, Fencing, Irrigation		—

Entry/Sign Monument	Is	—
B-Ball Court	Is	—
V-Ball Court	Is	—
Barbeque Grill w/lron	Is	—
Fire Pit Area	Is	—
Pool	Is	—
Skimmer	Is	—
Kool Deck	Is	—
Blue Bottom	Is	—
Large Size	Is	—
Compactor — SOG	Is	—
Compactor — Enclosure	Is	—
Compactor — Gate	Is	—

Site Amenities		—

Site Contingency	Is	—

Total Sitework Cost		—

CAMPUS CREST
DEVELOPMENT BUDGET
Project Unit Mix

Unit Count	Type	Beds	Sq. Ft.	Total SF
	2BRs	0	839	—
	3BRs	0	1,180	—
0		0		0

VERTICAL IMPROVEMENTS

Concrete
Masonry
Metals
Wood & Plastics
Thermal/Moisture Protection
Doors & Windows
Finishes
Specialties
Mechanical
Electrical
Apartment Appliances	units	—

Residence Buildings		—

Clubhouse

Pavilion	ea	—

Building Contingency	ea	—

Total Vertical Improvements		—

FF&E
Apartment Furniture		—
Apartment Upholstry		—
Apartment Mattress & Frames		—
Apartment FF&E Shipping, Storage, Installation		—
Clubhouse Furniture		—
Clubhouse Amenities		—
Clubhouse Fixtures		—
Clubhouse Equipment

Total FF&E		—

Per Unit
Total Project Costs		—	#DIV/0!

EXHIBIT L
FORM OF COMPLETION AND COST OVERRUN GUARANTY
(Attached)

L-1

COMPLETION AND COST OVERRUN GUARANTY
     THIS COMPLETION AND COST OVERRUN GUARANTY (this “Guaranty”) is made this                      day of                     , 201                    , by CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Guarantor”), for the benefit of [CAMPUS CREST AT                     , LLC/LP], a Delaware limited [liability company/partnership] (“Owner”):
RECITALS:
     A. Owner is wholly-owned by HSRE-CAMPUS CREST I, LLC, a Delaware limited liability company (the “Company”) that is a joint venture between HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company (“HSRE Member”) and CAMPUS CREST VENTURES III, LLC, a Delaware limited liability company (“Developer Member”). HSRE Member and Developer Member have entered into that certain Amended and Restated Operating Agreement of the Company, dated as of October                     , 2010 (as the same may from time to time be amended hereafter, the “Operating Agreement”), confirming the formation of the Company for purposes of developing, maintaining, owning, leasing and selling various student housing projects, including a student housing project commonly known as                     , which is to be acquired, developed and operated by Owner (the “Project”);
     B. The Owner has engaged an affiliate of Developer Member, Campus Crest Development, Inc., a Delaware corporation (“Developer”), to be responsible for overseeing the design, scheduling, permitting, construction and marketing (for sale and lease) of the Project (the “Development”) pursuant to and as contemplated by a Development Agreement dated of even date herewith (the “Development Agreement”), in accordance with the Plans and Specifications (as defined in the Development Agreement), the Development Budget (as defined in the Development Agreement), the Project Development Schedule (as defined in the Development Agreement), the Construction Contract (as defined in the Development Agreement), and all requirements of Construction Lender (as defined in the Development Agreement);
     C. As an affiliate of Developer and Developer Member, Guarantor will derive material benefit from the Operating Agreement, the Development Agreement and the completion of the Development; and
     D. As a condition to HSRE Member’s obligation to make capital contributions to the Company in connection with the Development, HSRE Member has caused Owner to require that Guarantor guarantee to Owner the completion of the Development and the payment of Cost Overruns (as defined in the Development Agreement) on the terms set forth below.
AGREEMENT:
     For valuable consideration, whose receipt and sufficiency are acknowledged, and in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, Guarantor agrees as follows:

     1. Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees to Owner the following (the “Guaranteed Obligations”):
(a)	the completion of the Development substantially in accordance with the Operating Agreement, the Development Agreement, the Plans and Specifications, the Development Budget, the Project Development Schedule, the Construction Contract, and all requirements of Construction Lender, free and clear of all liens, except for those that Developer is permitted to contest pursuant to the terms of the Development Agreement;

(b)	the payment of any Cost Overruns in accordance with the terms of the Development Agreement, such payment to be made to the Owner or directly to the third party entitled thereto or as directed by the Construction Lender; and

(c)	the payment of all Enforcement Costs (as defined below).
Guarantor agrees and acknowledges that the guaranty of the payment of all Cost Overruns under subsection (b) above shall not be construed to limit the guaranty of completion under subsection (a) above.
     2. Waiver of Defenses. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Owner, or any event or condition except full performance of the Guaranteed Obligations. Guarantor agrees that, without full performance of the Guaranteed Obligations, the liability of Guarantor hereunder shall not be discharged, and Guarantor waives any defense based on (a) lack of authority or bankruptcy or insolvency of the Company, Owner, Developer, Developer Member, or any other person or entity; (b) any failure of the HSRE Member, the Company or the Owner to commence action against the Developer, the Developer Member or any other person or entity, or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Developer, Developer Member or any other person or entity; (c) any failure of the HSRE Member, the Company or the Owner to give notice of the existence, creation, or incurring of any new or additional obligations or indebtedness or of any action or non-action on the part of any other person or entity in connection with the obligations of Developer under the Development Agreement and/or Developer Member under the Operating Agreement; (d) [Intentionally Omitted]; (e) any failure on the part of the HSRE Member, the Company or the Owner to ascertain the extent or nature of the liability of any person or entity liable for the obligations of Developer under the Development Agreement or Developer Member under the Operating Agreement, or any failure on the part of the Company or the Owner to disclose to Guarantor any material facts affecting the obligations of Developer under the Development Agreement or Developer Member under the Operating Agreement; (f) any lack of acceptance or notice of acceptance of this Guaranty by the Owner; (g) any lack of presentment, demand, protest, or notice of demand, protest, nonpayment or nonperformance with respect to the obligations of Developer under the Development Agreement and Developer Member under the Operating Agreement (other than as expressly set forth herein or therein); (h) any lack of due diligence by the Company or the Owner in obtaining reimbursement from any person or entity

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now or hereafter liable for the obligations of Developer under the Development Agreement or Developer Member under the Operating Agreement; (i) any deficiency in the ability of the Company or the Owner to collect from any persons or entities now or hereafter liable for the obligations of Developer under the Development Agreement and Developer Member under the Operating Agreement; (j) the renewal or extension of time for the payment or performance of the Guaranteed Obligations or any other agreement relating to the Guaranteed Obligations, whether made with or without the knowledge or consent of Guarantor; (k) any transfer, waiver, compromise, settlement, modification, surrender or release of the provisions of the Development Agreement, the Construction Contract, the Operating Agreement or the requirements of Construction Lender; (l) the existence of any defenses to enforcement of the provisions of the Development Agreement, the Construction Contract, the Operating Agreement or the requirements of Construction Lender other than mandatory counter-claims; (m) the existence of any set-off, claim, reduction or diminution of the Guaranteed Obligations, or any defense of any kind or nature, which Guarantor may have against Developer, Developer Member, the Owner or the Company or which any party has against Owner; (n) the addition of any and all other endorsers, guarantors, obligors and other persons liable for the payment and performance of the Guaranteed Obligations and the acceptance of any and all other security for the payment and performance of the Guaranteed Obligations; or (o) any increase or other change in the scope or extent of the Guaranteed Obligations (other than Owner-Initiated Change Orders, as defined in the Development Agreement, or other costs for which Owner is responsible pursuant to the terms of the Development Agreement); all whether or not Guarantor shall have had notice or knowledge or any act or omission referred to in the foregoing clauses (a) through (o) of this Paragraph. Guarantor intends that Guarantor shall remain liable hereunder as a principal until all Guaranteed Obligations shall have been satisfied in full, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor.
     3. Unconditional Liability. This is a guaranty of payment and performance and not a guaranty of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent on the pursuit of any remedies against Developer, Developer Member, the Company, the Owner or any other person or entity. Guarantor waives any right to require that an action be brought against Developer, Developer Member, the Company, the Owner or any other person or entity or to require that resort be had to any collateral. Upon a default in payment or performance of any of the Guaranteed Obligations, Owner may enforce its rights, powers and remedies under the Development Agreement or hereunder, in any order, without demand or notice of any kind (except notice and cure periods as may be required by the Operating Agreement or the Development Agreement), and without exercising any rights or remedies against Developer, Developer Member, the Company or any other person or entity, and all such rights, powers and remedies available to the Owner shall be nonexclusive and cumulative of all other available rights, powers and remedies. If any of the Guaranteed Obligations are partially paid or partially performed, for whatever reason, this Guaranty shall remain in full effect, and Guarantor shall remain liable for the entire remaining unpaid or unperformed Guaranteed Obligations. Guarantor waives and releases any right of subrogation against the Developer, Developer Member, the Company, the Owner or any other person or entity until such time as the Guaranteed Obligations are paid in full, and waives any rights to enforce any remedy which the Owner may have against the Developer, Developer

3

Member, the Company or any other person or entity until such time as the Guaranteed Obligations are paid in full.
     4. Waiver of Exemptions. Guarantor waives, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, and exemption now or hereafter provided by any applicable law.
     5. Enforcement Costs. If: (i) this Guaranty is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (ii) one or more attorneys is retained to represent Owner in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (iii) one or more attorneys is retained to represent Owner in any other proceedings whatsoever in connection with the possible enforcement of this Guaranty, then Guarantor shall pay to Owner upon demand all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.
     6. Intentionally Deleted.
     7. Modification of Guaranty. This Guaranty may not be changed orally and no obligation of Guarantor can be released or waived by the Owner except by a writing signed by the Owner. This Guaranty shall be irrevocable by Guarantor until all Guaranteed Obligations have been completely satisfied. This Guaranty shall be reinstated if any payment received by the Company or the Owner from Developer or Guarantor is returned or rescinded due to any law relating to bankruptcy, insolvency or other relief of debtors or for any other reason.
     8. Successors and Assigns. The provisions of this Guaranty shall be binding on Guarantor and its successors and assigns and shall inure to the benefit of the Owner and its successors and assigns.
     9. Governing Law; Jurisdiction. This Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of North Carolina and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty.
     The parties agree to submit to the jurisdiction of the State of North Carolina and United States District Court for the Western District of North Carolina. The parties further agree that venue shall lie in the state courts of Mecklenburg County, North Carolina and the United States District Court for the Western District of North Carolina (Charlotte Division).
     10. Notices. Any notices, requests or other communications required or permitted to be given hereunder must be in writing and shall be delivered by reputable overnight courier (including Federal Express and UPS) or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below. Any such notice, request or other communication shall be considered given on (a) the

4

date of receipt, if sent by registered or certified U.S. mail, postage prepaid, or (b) one (1) business day after having been sent by a nationally recognized overnight courier service. By giving at least ten days’ prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any notice, request, or other communication required or permitted to be given by any party hereunder may be given by such party’s counsel.

Address of Guarantor:	c/o Campus Crest Communities, Inc. 2100 Rexford Rd, 4th Floor Charlotte, NC 28211 Attention: Chief Financial Officer

With copy to:	Bradley Arant Boult Cummings LLP One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203 Attention: Dawn Helms Sharff

Address of Owner:	c/o Harrison Street Real Estate Capital, LLC 71 S. Wacker Drive Suite 3571 Chicago, IL 60606 Attention: Stephen Gordon
     11. Entire Agreement. This Guaranty supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains, together with the Operating Agreement and the Development Agreement, the entire understanding among the parties with respect to the subject matter hereof.
     12. Descriptive Headings. Headings and other similar references are for the purpose of facilitating reference to this Guaranty and do not supplement, limit or otherwise vary the text of this Guaranty.
     13. References. References to Sections shall be deemed to refer to the appropriate Sections of this Guaranty. Unless otherwise specified in this Guaranty, the terms “herein,” “hereof,” “hereunder” and other terms of like or similar import, shall be deemed to refer to this Guaranty as a whole, and not to any particular Section hereof. The term “including” shall mean including, without limitation.
     14. Individual Enforcement. Owner shall be entitled to enforce this Guaranty and to take any action with respect hereto without any requirement to join any party (other than Guarantor) in any such enforcement or other action.
     15. Time of Essence. Time is of the essence with respect to payment and performance of the Guaranteed Obligations.

5

     16. Arbitration. If any dispute, controversy or claim arises between the parties hereto or their respective Affiliates (as defined in the Operating Agreement) with respect to whether either party is in breach or default of its respective obligations hereunder, then the dispute shall be settled pursuant to arbitration provisions set forth in Section 13.3 of the Operating Agreement.

6

Executed as of the date first written above.

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC,
Its General Partner

	By:	Campus Crest Communities, Inc. Its Sole Member

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Chief Financial Officer

EXHIBIT M
FORM OF ADDITIONAL PROJECT SCHEDULE
     The undersigned member of HSRE-Campus Crest I, LLC, a Delaware limited liability company, by their execution of this Additional Project Schedule, acknowledge the matter set forth below for the purposes of confirming each member’s Capital Account balance and agree that such terms are hereby incorporated by reference into that certain Operating Agreement of HSRE-Campus Crest I, LLC, as if fully set forth therein.

Project:

Acquiring Entity:

Capital Contributions:

	Contribution for	Total Capital
Member	Project	Account Balance
HSRE:	$	$

Campus Crest:	$	$
[Signature Page to Follow]

M-1

     IN WITNESS WHEREOF, the parties hereto have executed this Additional Project Schedule as of this ____ day of _____, 20___.

Campus Crest:

CAMPUS CREST VENTURES, III, LLC, a Delaware limited liability company

By:	Campus Crest Properties, LLC, a North Carolina limited liability company, its Manager

By:

Name:

Its:

HSRE:

HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company

By:	HSREP II Holding, LLC, a Delaware limited liability company, its sole member

	By:	HSRE REIT II, a Maryland investment trust, a member

By:

		Name:	Stephen Gordon
		Its:	Trustee

Signature Page to Additional Project Schedule

M-2

EXHIBIT N
FORM OF SERVICES AGREEMENT
(To Be Attached)

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EXHIBIT O
FORM OF CONSTRUCTION AGREEMENT
(To Be Attached)

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SCHEDULE 1
SCHEDULE OF POOL ONE PROJECTS
1. San Angelo Property. Angelo State University. San Angelo, Texas.
2. Moscow Property. University of Idaho. Moscow, Idaho.
3. Huntsville Property . Sam Houston State University. Huntsville, Texas.
4. Conway Property. Central Arkansas University. Conway, Arkansas.
5. Lawrence Property. University of Kansas. Lawrence, Kansas.
6. Georgia Southern Property. Georgia Southern University. Statesboro, Georgia.

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SCHEDULE 2
SCHEDULE OF HSRE CAPITAL CONTRIBUTIONS

	HSRE	HSRE
	Capital	Capital	HSRE
	Contribution	Contribution	Capital
	(effective date -	(effective date -	Contribution
Property	1/1/09)	3/26/10)	Total
Conway	$4,037,918	$0	$4,037,918
Statesboro	$6,453,070	$0	$6,453,070
Huntsville	$7,191,000	$0	$7,191,000
Moscow	$4,315,232	$332,820	$4,648,052
San Angelo	$3,664,822	$332,820	$3,997,642
Lawrence	$3,998,030	$332,820	$4,330,850

Total	$29,660,072	$998,460	$30,658,532

SCHEDULE OF DISTRIBUTIONS TO HSRE

Distribution to
HSRE
Property	(10/19/10)
Conway	$852,191
Statesboro	$1,829,735
Huntsville	$2,293,286
Moscow	$1,783,515
San Angelo	$1,446,810
Lawrence	$1,583,610

Total	$9,789,147

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